UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Occidental Petroleum Corporation

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NOTICE OF 2015 ANNUAL MEETING

Occidental Petroleum Corporation Proxy Statement

Annual Meeting | Friday, May 1, 2015
Hotel Derek, Bravo Ballroom
2525 West Loop South, Houston, Texas

Registration 9:30 a.m. | Meeting 10:30 a.m.

Admission Ticket or Brokerage Statement Required

Letter to Stockholders from the Chairman of the Board and the President and Chief Executive Officer

    DEAR

    STOCKHOLDERS

On behalf of the Board of Directors, it is our pleasure to invite you to Occidental’s 2015 Annual Meeting of Stockholders, which will be held in Houston, Texas, on Friday, May 1, 2015, at 10:30 a.m.

Before the meeting begins, there will be an opportunity to meet informally with members of Occidental’s management team. Enclosed are the Notice of Annual Meeting and the Proxy Statement, which describe in detail the matters on which you are being asked to vote. These matters include electing the directors, an advisory vote approving executive compensation, approving Occidental’s 2015 Long-Term Incentive Plan, ratifying the selection of independent auditors, and transacting any other business that properly comes before the meeting, including any stockholder proposals.

Also enclosed are a Report to Stockholders, which discusses highlights of the year, and Occidental’s Annual Report on Form 10-K. As in the past, at the meeting there will be a report on operations and an opportunity for you to ask questions.

Whether you plan to attend the meeting or not, we encourage you to vote promptly so that your shares will be represented and properly voted at the meeting. You may vote by Internet, telephone, or by marking, signing and returning your proxy or voting instruction card.

Sincerely,

Edward P. Djerejian	Stephen I. Chazen
Chairman of the Board	President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

        2015

        ANNUAL

        MEETING

March 24, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Occidental’s 2015 Annual Meeting of Stockholders will be held at 10:30 a.m. on Friday, May 1, 2015, in the Bravo Ballroom, Hotel Derek, 2525 West Loop South, Houston, Texas.

At the meeting, stockholders will act on the following matters and will consider all other matters properly brought before the meeting, including stockholder proposals:

Proposal 1:	Election of directors
Proposal 2:	Advisory vote approving executive compensation
Proposal 3:	Approval of the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan
Proposal 4:	Ratification of selection of KPMG LLP as independent auditors
Proposals 5-8:	The Board of Directors knows of four stockholder proposals that may be presented

These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4; and AGAINST Proposals 5, 6, 7 and 8.

Stockholders of record at the close of business on March 10, 2015, are entitled to receive notice of, to attend and to vote at the meeting.

Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to submit a proxy by mail, telephone or Internet. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

Sincerely,

Marcia E. Backus

Senior Vice President, General Counsel and Corporate Secretary

Occidental Petroleum Corporation

5 Greenway Plaza, Suite 110

Houston, TX 77046

Proposal 1:

Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

The Board of Directors is nominating the ten individuals identified below for election as directors. Unless you specify differently on the proxy card, proxies received will be voted FOR Spencer Abraham, Howard I. Atkins, Eugene L. Batchelder, Stephen I. Chazen, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, William R. Klesse, Avedick B. Poladian and Elisse B. Walter to serve for a one-year term ending at the 2016 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of the nominees are currently directors of Occidental who were elected by stockholders at the 2014

Annual Meeting. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Consistent with Occidental’s policy that no person 75 or older be nominated to serve as a director, Ambassador Edward P. Djerejian, the current Chairman of the Board and a member of the Corporate Governance, Nominating and Social Responsibility Committee, is not standing for re-election to the Board of Directors.

Election Requirements

Pursuant to Occidental’s by-laws, in an uncontested election, directors are elected by the majority of votes cast with respect to such director, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have no effect on the vote. Any director who receives a greater number of votes “against” his or her election than votes “for” in an uncontested election must tender his or her resignation. Unless accepted earlier by the Board of Directors, such resignation will become effective on October 31st of the year of the election.

Independence

The Board of Directors has determined that all director nominees, other than Mr. Chazen, meet the independence standards of Occidental’s Corporate Governance Policies and the New York Stock Exchange Listed Company Manual.

About the Director Nominees

The following biographical information is furnished with respect to each of the nominees for election at the 2015 Annual Meeting, together with a discussion of each nominee’s experience, qualifications and attributes or skills that led to the conclusion that such person should serve as a director. Descriptions of the responsibilities of the six standing Board committees follow the biographical information.

The Board of Directors recommends a vote FOR all of the nominees.

SPENCER ABRAHAM

Director since 2005

Vice Chairman of the Board

Committees: Chair of Management Succession and Talent Development Committee; Member of Corporate Governance, Nominating and Social Responsibility Committee; Environmental, Health and Safety Committee; and Executive Compensation Committee

Secretary Abraham, 62, is Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. He is also the Chairman and Chief Executive Officer of Abraham & Roetzel LLC, a bipartisan government affairs and issue management firm. He represented Michigan in the United States Senate prior to President George W. Bush selecting him as the tenth Secretary of Energy in U.S. history. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation’s energy security, was responsible for the U.S. Strategic

Petroleum Reserve, oversaw domestic oil and gas development policy and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as a Director of PBF Energy Inc., where he serves on the Compensation and Nominating and Corporate Governance Committees, NRG Energy, Inc., where he serves on the Compensation and Nuclear Oversight Committees, Two Harbors Investment Corp., where he is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, and as Chairman of the Advisory Boards of Lynx Global Realty Asset Fund Onshore LLC and Uranium Energy Corp. He was previously a Director of GenOn Energy, Inc. and a Director and a member of the Nominating and Governance and Compensation Committees of ICx Technologies. He also serves on the board of C3 Energy, a private company. Secretary Abraham is a member of the Advisory Board of the Churchill Center and is the Chairman of the American Task Force for Lebanon. He holds a Juris Doctor degree from Harvard Law School and is the author of, “Lights Out!: Ten Myths About (and Real Solutions to) America’s Energy Crisis.”

1	2015 Notice of Annual Meeting and Proxy Statement

Proposal 1:

Election of Directors

Qualifications: Secretary Abraham’s nearly two decades at the highest levels of domestic and international policy and politics shape the insights he brings to Occidental’s Board of Directors. As a former U.S. Senator and former U.S. Secretary of Energy who directed all aspects of the country’s energy strategy, Secretary Abraham provides the Board unique insight into public policy and energy-related issues. In addition, Secretary Abraham is a Harvard-educated attorney who, while directing the Energy Department, oversaw a budget of nearly $24 billion (FY 2005) and was responsible for the management of senior department personnel. Secretary Abraham’s legal training and his government service managing complex policy, personnel and strategic issues provide Occidental with exceptional knowledge and perspective in the areas of health, environment and safety, strategy and policy, personnel management and community relations.

HOWARD I. ATKINS Director since 2010 Committees: Chair of Finance and Risk Management Committee; Member of Audit Committee; and Management Succession and Talent Development Committee

Mr. Atkins, 64, retired as the Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, where he was responsible for Wells Fargo’s financial management functions, investment portfolios and corporate properties functions from 2001 to 2011. A 37-year veteran of the financial services industry, Mr. Atkins previously served as Executive Vice President and Chief Financial Officer of New York Life Insurance Company, Chief Financial Officer of Midlantic Corporation and Corporate Treasurer of Chase Manhattan Bank. Mr. Atkins serves on the Board of Directors of Ingram Micro Inc., where he is Chairman of the Human Resources Committee and a member of the Audit Committee.

Qualifications: With his experience as Chief Financial Officer of Wells Fargo, one of the largest banking institutions in the United States, Mr. Atkins brings to the Board a deep understanding of financial oversight and accountability. In his nearly four decades in the financial services industry, Mr. Atkins has had responsibilities in the areas of financial reporting, tax management, asset-liability management, treasury, corporate development, investor relations and mergers and acquisitions. This experience provides the Board insight into financial management and analysis. Mr. Atkins’ financial acumen, combined with his senior management expertise provides the Board valuable perspective in helping to guide the fiscal management policies that further Occidental’s strategic business goals.

EUGENE L. BATCHELDER Director since 2013 Committees: Member of Audit Committee; Environmental, Health and Safety Committee; and Management Succession and Talent Development Committee

Mr. Batchelder, 67, retired as the Senior Vice President and Chief Administrative Officer at ConocoPhillips, an integrated global energy company. In this role, from 2009 until his retirement in 2012, he was responsible for global shared services, human resources, facilities, information technology, security, aviation, executive services, and corporate affairs, which included investor relations, corporate communications and contributions. Mr. Batchelder served as Senior Vice President and Chief Information Officer of ConocoPhillips from 2002 to 2009. Prior to the merger of Conoco and Phillips Petroleum in 2002, Mr. Batchelder was promoted to increasingly senior positions within Phillips Petroleum companies, including information technology and financial management positions. Mr. Batchelder is a past trustee and current governor of the Oklahoma State University Foundation and past president and board member of the Oklahoma State University Alumni Association. Mr. Batchelder holds a bachelor’s degree in Accounting from Oklahoma State University, is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Qualifications: With more than 40 years of experience in the energy industry, including two decades in senior executive management, Mr. Batchelder brings an in-depth understanding of key corporate issues, including financial management and information technology. Mr. Batchelder also has insight into human resources, including executive management succession planning and compensation and benefits.

STEPHEN I. CHAZEN Director since 2010

Mr. Chazen, 68, became President and Chief Executive Officer of Occidental Petroleum Corporation in May 2011. Mr. Chazen served as President and Chief Operating Officer from 2010 to 2011 and as President and Chief Financial Officer from 2007 to 2010. Prior to being named President and Chief Financial Officer, Mr. Chazen was Chief Financial Officer and Senior Executive Vice President from 2004 to 2007, Chief Financial

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Proposal 1:

Election of Directors

Officer and Executive Vice President-Corporate Development from 1999 to 2004, and Executive Vice President-Corporate Development from 1994 to 1999. Prior to joining Occidental, Mr. Chazen was a Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is a Director of Ecolab Inc. He was previously a member of the Board of Directors of Washington Mutual, Inc. Mr. Chazen is Chairman of the American Petroleum Institute’s Board of Directors and serves on the Boards of Aquarium of the Pacific and Catalina Island Conservancy. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master’s degree in Finance from the University of Houston and a bachelor’s degree in Geology from Rutgers College.

Qualifications: Mr. Chazen, as Chief Executive Officer, is responsible for all operations, the financial management of the company and for creating and implementing the company’s strategy. Since joining Occidental, he has recommended and implemented the company’s acquisition and divestiture strategy, which has been a key factor in Occidental’s transformation into a major oil and gas company. Additionally, Mr. Chazen has been a successful executive in the financial services industry. This financial and management expertise, coupled with his more than 30 years of experience in the oil and gas industry, demonstrates the valuable expertise and perspective that he brings to the Board.

JOHN E. FEICK

Director since 1998

Committees: Chair of Environmental, Health and Safety Committee; Member of Audit Committee; Executive Compensation Committee; and Finance and Risk Management Committee

Mr. Feick, 71, is the Chairman and a significant stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. Until 2011, he was Chairman and a significant stockholder of Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. From 1984 to 1994, Mr. Feick was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation. He is a member of the Board of Directors of Graham Construction. He previously served as Chairman of the Board of Directors of Oak Point Energy Ltd., an oil sands exploration and development company, and was a Director of Veresen Inc.

Qualifications: Mr. Feick possesses a deep understanding of both the oil and gas and chemicals industries along with broad experience in environmental compliance and remediation. He has served as President and Chairman of a company specializing in environmental services and served as Chairman of an oil and gas and petrochemicals specialty engineering firm. As President and Chief Operating Officer of Novacor Chemicals, he was responsible for the company’s investments and operations and established the company as a leader in plant reliability, utilization rates, occupational health and safety, and environmental performance in North America. In addition to industry knowledge and expertise, Mr. Feick’s experience brings the Board exceptionally valuable insight into the environmental, health and safety area.

MARGARET M. FORAN

Director since 2010

Committees: Chair of Corporate Governance, Nominating and Social Responsibility Committee; Member of Audit Committee; Environmental, Health and Safety Committee; and Management Succession and Talent Development Committee

Ms. Foran, 60, is Chief Governance Officer, Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a Director of the Council of Institutional Investors (CII) and Co-Chair of the CII International Corporate Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and is a member of the Economic Club of New York. Ms. Foran is a Trustee of the SEC Historical Society and the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council.

Qualifications: Ms. Foran is an accomplished attorney with deep expertise in legal affairs and corporate governance. She has held positions of increasing responsibility at four U.S.-based global companies, where for more than a decade she has had a leading role in strengthening corporate governance principles and practices, ensuring regulatory compliance and developing programs to broaden investor communications. Having been a senior executive in the financial services, food and beverage and pharmaceutical industries, Ms. Foran has a broad range of experience in shareholder services, mergers and acquisitions, SEC reporting, capital markets, derivatives, risk management, internal audit procedures and insurance matters as well as environmental, safety and social responsibility programs. Ms. Foran’s corporate experience, in addition to her work with various investor groups and corporate trade associations, provides the Board exceptional acumen and insight on governance, investor and legal policies and practices.

3	2015 Notice of Annual Meeting and Proxy Statement

Proposal 1:

Election of Directors

CARLOS M. GUTIERREZ

Director since 2009

Committees: Chair of Executive Compensation Committee; Member of Corporate Governance, Nominating and Social Responsibility Committee; Finance and Risk Management Committee; and Management Succession and Talent Development Committee

Secretary Gutierrez, 61, is Co-Chair of Albright Stonebridge Group, a commercial diplomacy and strategic advisory firm. Prior to that he was Vice Chairman of the Institutional Clients Group and a member of the Senior Strategic Advisory Group at Citigroup Inc. from 2011 to February 2013. He joined Citigroup from communications and public affairs consulting firm APCO Worldwide Inc., where he was Chairman of the Global Political Strategies division in 2010. He served as U.S. Secretary of Commerce in the administration of President George W. Bush from February 2005 to January 2009. Prior to his government service, Secretary Gutierrez was with Kellogg Company for 30 years. He became Kellogg’s Chief Executive Officer in 1999 and was named Chairman of the Board from 2000 to 2005. Secretary Gutierrez serves on the Boards of Directors of MetLife, Inc., where he serves on the Finance and Investment and Governance Committees, and Time Warner Inc., where he serves on the Audit Committee. He previously served as a Director of Corning Incorporated, United Technologies Corporation, Colgate-Palmolive and Lighting Science Group Corp., where he served on the Audit Committee. In addition to serving as a National Trustee to the University of Miami Board of Trustees, Secretary Gutierrez is a non-resident scholar at the University of Miami’s Institute for Cuban and Cuban-American Studies, a member of the Human Freedom Advisory Council at the George W. Bush Institute and is Chairman of the Board of Trustees of the Meridian International Center. He is also a co-founder of TheDream.US, a scholarship fund for undocumented students, and is a member of the Board of the U.S.-Mexico Foundation.

Qualifications: Secretary Gutierrez’s highly successful service as Chief Executive Officer and Chairman of Kellogg Company provides him deep insight into the complex challenges faced by a growing organization in a highly competitive business environment. Additionally, his experience as U.S. Secretary of Commerce provides the Board exceptional knowledge and insight into the complex environment of international commerce. Secretary Gutierrez brings valuable business management and operational experience and an international commerce and global economic perspective to the Board.

WILLIAM R. KLESSE Director since 2013 Committees: Member of Executive Compensation Committee; Finance and Risk Management Committee; and Management Succession and Talent Development Committee

Mr. Klesse, 68, is the former Chief Executive Officer and former Chairman of the Board of Valero Energy Corporation (Valero), an international manufacturer and marketer of transportation fuels, other petrochemical products and power. He joined the Valero board as Vice Chairman in 2005 and served as Chairman of the Board from 2007 to December 30, 2014. From 2006 to May 2014, he served as Chief Executive Officer of Valero and served as President from 2008 to 2013. From 2003 to 2005, Mr. Klesse was Valero’s Executive Vice President and Chief Operating Officer. Prior to that, he served as Executive Vice President of Refining and Commercial Operations following Valero’s 2001 acquisition of Ultramar Diamond Shamrock Corporation, where he had been Executive Vice President of the company’s refining operations. Mr. Klesse began his 40-plus year career in the energy industry at Diamond Shamrock Corporation, which merged with Ultramar Corporation in 1996. He is a trustee of the Texas Biomedical Research Institute, the Muscular Dystrophy Association and United Way of San Antonio and Bexar County. Mr. Klesse holds a bachelor’s degree in Chemical Engineering from the University of Dayton and a Master of Business Administration with an emphasis in Finance from West Texas A&M University.

Qualifications: Mr. Klesse brings more than four decades of energy industry executive management experience to Occidental’s Board. As Valero’s former Chairman, he led the Board’s strategic planning and, as Valero’s former CEO, he oversaw the daily operations of a major global energy company. Mr. Klesse’s experience provides an informed management perspective and insights with respect to global business and energy issues to the board. He also has leadership experience on industry association and nonprofit boards.

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Proposal 1:

Election of Directors

AVEDICK B. POLADIAN Director since 2008 Committees: Chair of Audit Committee; Member of Executive Compensation Committee; and Finance and Risk Management Committee

Mr. Poladian, 63, is Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development. In this role, Mr. Poladian oversees human resources, risk management, construction, finance and legal functions across the firm. Mr. Poladian previously served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Lowe from 2003 to 2006. Mr. Poladian was with Arthur Andersen from 1974 to 2002 and is a certified public accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a Director of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the University of Southern California School of Policy, Planning, and Development, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center, and a former Trustee of Loyola Marymount University. Mr. Poladian serves as a Director and on the Audit Committees of two funds managed by Western Asset Management Company. He also serves as a Director of California Resources Corporation, and as a member of the Board of Trustees of Public Storage, where he is the Chair of the Audit Committee and the Chair of the Nominating/Corporate Governance Committee. He previously served as a Director of California Pizza Kitchen.

Qualifications: As a certified public accountant with extensive business experience, Mr. Poladian qualifies as one of Occidental’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Having served in a senior management position at one of the world’s largest accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, Mr. Poladian has deep knowledge of key business issues, including personnel and asset utilization, in addition to all aspects of fiscal management.

ELISSE B. WALTER Director since 2014 Committees: Member of Audit Committee; Environmental, Health and Safety Committee; and Management Succession and Talent Development Committee

Ms. Walter, 64, was appointed Commissioner of the U.S. Securities and Exchange Commission (SEC) by President George W. Bush, and served in that capacity from 2008 until 2013. President Barack Obama designated her as the 30th Chairman of the SEC in December 2012. Prior to her appointment as an SEC Commissioner, she was with the Financial Industry Regulatory Authority (FINRA) and its predecessor, the National Association of Securities Dealers (NASD), from 1996-2008. She served as Senior Executive Vice President, Regulatory Policy and Programs for FINRA and held the comparable position at NASD before its 2007 consolidation with NYSE Member Regulation. Earlier in her career, she served as the General Counsel of the Commodity Futures Trading Commission (CFTC) from 1994 to 1996 and as Deputy Director of the SEC Division of Corporation Finance from 1986 to 1994. Among the honors Ms. Walter has received are the Presidential Rank Award (Distinguished), the ASECA William O. Douglas Award, the SEC Chairman’s Award for Excellence and the Federal Bar Association’s Philip A. Loomis, Jr. and Manuel F. Cohen Awards. She is a member of the Academy of Women Achievers of the YWCA of the City of New York and the inaugural class of the DirectWomen Institute. She serves on the Board of Directors of the Sustainability Accounting Standards Board and the Board of Governors of FINRA. Ms. Walter holds a B.A. in Mathematics, cum laude, from Yale University and a J.D., cum laude, from Harvard Law School.

Qualifications: Chairman Walter’s long and distinguished record of public service in major leadership roles at key agencies of the federal government has given her unique insight into both business and government. She also brings to Occidental’s board more than 35 years of experience and insight on complex domestic and international regulatory matters. As Chairman of the SEC, Ms. Walter demonstrated a keen understanding of capital markets and related regulatory issues, and led a 4,000-employee federal agency, overseeing its budget and developing policy. Her experience at FINRA provides extensive knowledge with respect to corporate finance and financial regulation and disclosure and her CFTC experience brings to the Board an understanding of commodities markets and regulation.

5	2015 Notice of Annual Meeting and Proxy Statement

Proposal 1:

Election of Directors

Board Committees

The Board of Directors has six standing committees, each currently composed solely of independent directors: Audit; Corporate Governance, Nominating and Social Responsibility; Environmental, Health and Safety; Executive Compensation; Finance and Risk Management; and Management Succession and Talent Development. The charters of the Audit Committee; the Corporate Governance, Nominating and Social Responsibility Committee; the Executive Compensation Committee; and the Finance and Risk Management

Committee; and the enabling resolutions for each of the other committees as well as the duties of the Chairman of the Board are available at www.oxy.com or by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The general responsibilities of the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

Name and Members	Responsibilities	Meetings in 2014
Audit Committee Avedick B. Poladian (Chair) Howard I. Atkins Eugene L. Batchelder John E. Feick Margaret M. Foran Elisse B. Walter

•  hires the independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries

•  discusses the scope and results of the audit with the independent auditors

•  discusses Occidental’s financial accounting and reporting principles and the adequacy of Occidental’s internal accounting, financial and operating controls with the auditors and with management

•  reviews all reports of internal audits submitted to the Audit Committee and management’s actions with respect thereto

•  reviews the appointment of the senior internal auditing executive

•  oversees all matters relating to Occidental’s Code of Business Conduct compliance program

9 meetings

All of the members of the Audit Committee are independent, as defined in the New York Stock Exchange Listed Company Manual. All of the members of the Audit Committee are financially literate and the Board has determined that Messrs. Atkins, Batchelder and Poladian meet the Securities and Exchange Commission’s definition of ‘‘audit committee financial expert.’’ The Audit Committee Report with respect to Occidental’s financial statements is on page 53.

Corporate Governance,	• recommends candidates for election to the Board	6 meetings
Nominating and Social Responsibility Committee	• responsible for the periodic review and interpretation of Occidental’s Corporate Governance Policies and consideration of other governance issues
• oversees the evaluation of the Board and management
Margaret M. Foran (Chair)	• reviews Occidental’s policies, programs and practices on social responsibility
Spencer Abraham	• oversees compliance with Occidental’s Human Rights Policy
Edward P. Djerejian(1)	• oversees charitable contributions made by Occidental and its subsidiaries
Carlos M. Gutierrez

See page 64 for information on how director nominees are selected and instructions on how to recommend nominees for the Board.

(1)

Consistent with Occidental’s policy that no person 75 or older be nominated to serve as a director, Ambassador Djerejian, the current Chairman of the Board and a member of the Corporate Governance, Nominating and Social Responsibility Committee, is not standing for re-election to the Board of Directors.

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Election of Directors

Name and Members	Responsibilities	Meetings in 2014
Environmental, Health and Safety Committee John E. Feick (Chair) Spencer Abraham Eugene L. Batchelder Margaret M. Foran Elisse B. Walter

•  reviews and discusses with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations

•  reviews the results of internal compliance reviews and remediation projects

•  reports periodically to the Board on environmental, health and safety matters affecting Occidental and its subsidiaries

5 meetings
Executive Compensation Committee Carlos M. Gutierrez (Chair) Spencer Abraham John E. Feick William R. Klesse Avedick B. Poladian

•  reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (CEO), evaluates the performance of the CEO and determines and approves the compensation of the CEO

•  reviews and approves the compensation of all other executive officers

•  administers Occidental’s stock-based incentive compensation plans and periodically reviews the performance of the plans and their rules to assure purposes of the plans are being met

•  makes recommendations to the Board with respect to incentive compensation plans and equity-based plans

•  advises the Board on the compensation of non-employee directors

•  prepares Compensation Committee Report on executive compensation for inclusion in the annual proxy statement

5 meetings

The Executive Compensation Committee’s report on executive compensation is on page 24.
Finance and Risk Management Committee Howard I. Atkins (Chair) John E. Feick Carlos M. Gutierrez William R. Klesse Avedick B. Poladian

•  recommends to the Board the annual capital plan, and any changes thereto, and significant joint ventures, long-term financial commitments and acquisitions

•  approves policies for authorization of expenditures, cash management and investment and for hedging of commodities and interest rates

•  reviews Occidental’s financial strategies, risk management policies (including insurance coverage levels) and financial plans (including planned issuances of debt and equity)

5 meetings
Management Succession and Talent Development Committee Spencer Abraham (Chair) Howard I. Atkins Eugene L. Batchelder Margaret M. Foran Carlos M. Gutierrez William R. Klesse Elisse B. Walter

•  maintains an active CEO succession plan, including time-based replacement scenarios for emergency scenarios and short-term and long-term horizons

•  ensures that a robust and timely succession planning process is in place which will provide sufficient management and leadership talent to meet the evolving needs of Occidental’s business

•  leads CEO searches on behalf of the Board and otherwise interfaces with external recruiters as necessary

•  reviews Occidental’s talent development processes and programs, including recruitment and selection, retention, development and diversity elements

•  participates in the assessment of high potential and key personnel

•  actively engages in becoming familiar with and evaluating current and potential leaders in senior management

•  maintains an awareness of overall organizational talent metrics and indicators

•  reports to the Board at least once each year with respect to the foregoing

5 meetings

7	2015 Notice of Annual Meeting and Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

The Board of Directors is committed to strong corporate governance policies and practices and continually reviews evolving best practices in governance and seeks input from stockholders. The Corporate Governance Policies, together with information about Occidental’s Code of Business

Conduct and other governance measures adopted by the Board of Directors, are available at www.oxy.com, or by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

Board of Directors and its Committees

Occidental is governed by the Board of Directors, which has at least six regularly scheduled meetings each year, and six standing Board committees, which meet several times during the year. The structure and various roles of the Board and its committees are described below.

Board Leadership Structure

Occidental’s by-laws provide for the Board to annually elect one of its independent directors to be Chairman of the Board to serve as a liaison between the Board and stockholders. In 2014, the Board elected Ambassador Djerejian to serve in that position. The Chairman of the Board presides at meetings of stockholders and the Board and has the authority to:

•	call meetings of the independent directors and chair executive sessions of the Board at which no members of management are present,

•	approve the agendas for the Board and committee meetings,

•	propose a schedule of Board meetings and the information to be provided by management for Board consideration,

•	recommend the retention of consultants who report directly to the Board,

•	assist in assuring compliance with the Corporate Governance Policies and to recommend revisions to the policies,

•	evaluate, along with the members of the Executive Compensation Committee and the full Board, the performance of the Chief Executive Officer,
•	work with the President and Chief Executive Officer to ensure that the views of the Board and its committees are incorporated into corporate strategy, and

•	communicate the views of the independent directors and the Board committees with respect to objectives set for management by the Board.

The Board may also select a Vice Chairman from among the independent directors to perform the duties of the Chairman of the Board in the absence or disability of the Chairman and such other duties as may be delegated to him pursuant to the by-laws. In 2014, Secretary Abraham was elected to serve as Vice Chairman. Pursuant to Occidental’s Corporate Governance Policies, the Chairman and Vice Chairman of the Board, if any, will be rotated at least every five years.

Another key component of Board leadership is the role of the Board committees. The Board has divided oversight functions among six committees, which have on average five Board members, usually meet at least five times each year and cover an extensive agenda. These committees regularly report specific findings and recommendations to the full Board in their areas of oversight and liaise regularly with the Chairman of the Board. Descriptions of the responsibilities of each of the Board’s six standing committees begin on page 6.

Board and Committee Roles in Risk Oversight

Risk Oversight

The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decision making. It covers legal and regulatory matters, finance, security, safety, health and environmental concerns.

The Board has created and empowered several Board committees in aspects of risk oversight. Four Board committees, the Audit Committee; the Corporate Governance, Nominating and Social Responsibility Committee; the Environmental, Health and Safety Committee; and the Finance and Risk Management Committee, all composed entirely of independent directors, are each integral to the control and compliance aspects of risk oversight by the Board. Each of these committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees with risk oversight responsibilities meets at least as often as the regularly scheduled Board meetings. This ensures that each committee has adequate time for in-depth review and discussion of all matters associated with each committee’s area of responsibility. After the committee meetings, each committee reports to the Board, sometimes without the Chief Executive Officer present, for discussion of issues and findings, as well as the Board’s recommendations of appropriate changes or improvements.

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Corporate Governance

Independence

Each of Mses. Foran and Walter, and Messrs. Abraham, Atkins, Batchelder, Djerejian, Feick, Gutierrez, Klesse and Poladian has been determined by the Board of Directors as meeting the independence standards set forth in Occidental’s Corporate Governance Policies (see www.oxy.com) and the New York Stock Exchange Listed Company Manual. In making its determination of independence, the Board considered, as disclosed in the “Compensation of Directors” table on page 40, Occidental’s match of gifts made by certain of the directors to charitable organizations and the transactions described in “Related Party Transactions” below. All committees of the Board are currently composed entirely of independent directors.

Board and Independent Director Meetings

The Board of Directors held six regular meetings during 2014, including five executive sessions at which no members of management were present. Ambassador Djerejian, the Chairman of the Board, presided over the executive sessions. Each incumbent director attended at least 75 percent of the meetings, held during his or her tenure, of the Board of

Directors and the committees of which he or she was a member and was eligible to attend. Ten of the eleven directors serving at the time attended the 2014 Annual Meeting. Attendance at the Annual Meeting of Stockholders is expected of directors as if it were a regular meeting of the Board.

Other Governance Matters

Related Party Transactions

Pursuant to Occidental’s Conflict of Interest Policy, each director and executive officer has an obligation to avoid any activity, agreement, business investment or interest, or other situation that could be construed either as divergent to or in competition with Occidental’s interest or as an interference with such person’s primary duty to serve Occidental, unless prior written approval has been granted by the Audit Committee of the Board of Directors. Each director and executive officer is required to complete annually a questionnaire that requires disclosure of any transaction between Occidental and the director or executive officer or any of his or her affiliates or immediate family members.

A summary of the Conflict of Interest Policy is included in Occidental’s Code of Business Conduct which can be found at www.oxy.com.

Subsidiaries of Occidental have engaged in transactions for the purchase and sale of oil, gas and natural gas liquids with Valero, where Mr. Klesse, a director of Occidental, was Chief Executive Officer until his retirement on May 1, 2014. As part of the ongoing business of both Occidental and Valero, the companies continue to regularly enter into these and similar types of transactions. The value of the transactions during 2014 were as follows (in millions): sales were approximately $4,271 and purchases were approximately $1,723.

Communications with Board Members

Stockholders and other interested parties may communicate with any director by sending a letter to such director’s attention in care of Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless a director has requested the Corporate Secretary to forward correspondence unopened.

Director Education

In 2014, directors participated in various corporate director and compliance programs held by universities and corporate director, governance, legal and investor professional organizations, including the New York Stock Exchange and the National Association of Corporate Directors, as attendees or as presenters or speakers.

9	2015 Notice of Annual Meeting and Proxy Statement

Compensation Discussion

and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the material elements, objectives and principles of Occidental’s executive compensation program, compensation decisions made in 2014 and the factors the Executive Compensation Committee (Compensation Committee) considered in making those decisions.

Our named executive officers for 2014 appearing in this Proxy Statement are:

Name(1)	Position
Stephen I. Chazen	President and Chief Executive Officer
Willie C.W. Chiang	Executive Vice President, Operations
Vicki A. Hollub	Executive Vice President and President, Oxy Oil and Gas – Americas
Edward A. Lowe	Executive Vice President and President, Oxy Oil and Gas – International
Christopher G. Stavros	Senior Vice President and Chief Financial Officer
Cynthia L. Walker	Senior Vice President, Strategy and Development

(1)

In July 2014, Mr. Stavros was appointed Chief Financial Officer, replacing Ms. Walker. As a consequence of two individuals each serving as Chief Financial Officer for a portion of the year, there are six named executive officers for 2014.

2014 Business Performance Highlights

Occidental is one of the largest oil and gas companies based in the U.S. measured by market capitalization of approximately $62.1 billion as of December 31, 2014. A list of key 2014 business performance highlights is below. Please see Occidental’s Annual Report on Form 10-K for the year ended December 31, 2014 (Form 10-K) for more information about these highlights and other performance measures, the factors that affect Occidental’s results and risks associated with future performance.

•	Ended the year with core income of $3.8 billion or $4.83 per diluted share[1].

•	Year-end 2014 cash balance of $7.8 billion, exceeding total debt of $6.8 billion.

•	2014 domestic reserve replacement ratio of 266%[2] and total company reserve replacement ratio of 174%[2].
•	Increased domestic daily oil production by over 6%, or 11,000 barrels of oil per day (BOPD), in 2014 to 181,000 BOPD.

With respect to Occidental’s strategic review initiatives, Occidental has:

•	Completed the separation of its California assets, leading to the creation of California Resources Corporation (California Resources), an independent, publicly traded company;

•	Sold its interests in the Hugoton Field, resulting in proceeds of $1.3 billion;

•	Sold a portion of its interest in Plains GP Holdings, L.P. for proceeds of $1.7 billion while continuing to hold an approximate 13 percent interest; and

•	Sold its interest in the BridgeTex pipeline, resulting in proceeds of $1.1 billion while maintaining access to United States gulf markets through the pipeline.

Overview of Executive Compensation Program

Stockholder Approval of Executive Compensation. Occidental is committed to responsiveness to stockholders’ views and to continually reviewing its practices with respect to executive compensation. Approximately 97% of voting stockholders at the 2014 Annual Meeting voted FOR Occidental’s advisory vote on executive compensation. The Compensation Committee interpreted this strong level of stockholder support as affirmation of the elements and objectives of Occidental’s executive compensation program, which was significantly redesigned in 2013 with the assistance of an independent compensation consultant and with substantial input from

Occidental’s stockholders through the company’s stockholder engagement efforts. The Compensation Committee developed one compensation program for the current Chief Executive Officer, Mr. Chazen, and another for the other named executive officers.

Subsequent to the 2014 Annual Meeting, the Compensation Committee considered the following factors in determining the direction and structure of the 2014 compensation program:

•	The 2013 executive compensation program,

1

Core results reflect Occidental’s 2014 net income shown on page 42 of the Form 10-K after removing the effect of “Significant Items Affecting Earnings” described on page 25 of the Form 10-K. Occidental provides this adjusted measure because it believes it may be useful to investors in evaluating and comparing Occidental’s performance between periods, not as a substitute for net income.

2	Calculated for a specified period by using the applicable oil-equivalent proved reserve additions divided by oil-equivalent production.

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Compensation Discussion

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•	Occidental’s performance relative to its goals,

•	The extent to which the compensation of each named executive officer is aligned with the results of the executive’s business unit,

•	Occidental’s succession planning efforts (see “Succession Planning” below for additional information),

•	Compensation practices of peer companies (see “Peer Companies” below for additional information), and

•	Compensation surveys and other materials regarding general and executive compensation.

Extension of Approved 2013 Program for 2014. After considering the factors listed above and the positive stockholder support received for Occidental’s 2013 executive compensation program, the Compensation Committee decided to continue with the existing framework for its executive compensation decisions, which are described in greater detail throughout the remainder of this Compensation Discussion and Analysis.

Effect of the Spin-off of California Resources Corporation on 2014 Compensation Program. The spin-off did not impact the design of the 2014 executive compensation program. To address the effects of the spin-off, the Compensation Committee adjusted outstanding long-term incentive awards using a conversion formula intended to preserve the relative value of such awards pre- and post- spin-off. With respect to the other terms and conditions of the outstanding long-term incentive awards:

•	Pursuant to the terms of all outstanding Total Shareholder Return (TSR) awards, the spin-off was treated as a dividend,

•	Performance periods and performance targets of long-term incentive awards were not adjusted as a result of the spin-off,

•	Vesting dates were not adjusted, and

•	All other terms and conditions of the long-term incentive awards were unchanged.

The effects of the spin-off on executive compensation matters are discussed more fully throughout this Compensation Discussion and Analysis and the compensation tables that follow.

Mr. Chazen’s Compensation. In February 2014, the Board asked Mr. Chazen to remain as Chief Executive Officer beyond 2014. Mr. Chazen agreed with the Board to a plan for him to remain through the 2016 Annual Meeting. Thus, the Board’s primary goal in determining Mr. Chazen’s 2014 compensation package was to ensure continuity of leadership while Occidental continued its strategic review and worked to execute the goals and projects resulting from the review. In setting Mr. Chazen’s compensation for 2014, the Compensation Committee decided to increase his total compensation package in order to more closely align his compensation with the compensation packages awarded to chief executive officers of Occidental’s peers. Specifically, the Board determined that a performance-based Restricted Stock Incentive (RSI) award and the addition of a performance-based Return on Capital Employed (ROCE) award would serve Occidental’s interest in retaining Mr. Chazen as well as align his and Occidental’s interests with stockholder interests and increase focus on the implementation of Occidental’s ongoing strategic review.

Unlike the other named executive officers, Mr. Chazen was not during 2014, and will not be for his remaining tenure as Chief Executive Officer, eligible for any bonus or current earnings-based compensation, pursuant to an agreement of the Board and Mr. Chazen. Mr. Chazen’s long-term incentive awards in 2014 were allocated 50% to a performance-based RSI award and 50% to a performance-based ROCE award (based on grant date stock price). Mr. Chazen’s compensation allocation is 74% long-term performance-based incentives, 22% salary and 4% other compensation, assuming grant date stock price and that performance criteria are met at target.

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Compensation Discussion

and Analysis

Elements of Executive Compensation Program. The majority of compensation for the named executive officers is based on the long-term performance of Occidental. The elements of our 2014 executive compensation program are detailed in the chart below and are described further under “Elements of the 2014 Compensation Program” in this Compensation Discussion and Analysis. A discussion of how we calculate Return on Capital Employed (ROCE) and Return on Assets (ROA), including adjustments to established thresholds, is included under “Elements of the 2014 Compensation Program–Long-Term Compensation–Summary of Long-Term Incentive Awards.”

	ELEMENT	OBJECTIVE	HOW PAYOUT VALUE IS CALCULATED	2014 DECISIONS
FIXED	Base Salary	Reward consistent performance of basic job requirements.	Review of compensation surveys, peer company data, internal equity and individual responsibilities and performance.	• Increase of 7% for Mr. Chazen. • Increases commensurate with new positions for Mr. Stavros and Ms. Hollub. Increases ranging from 0% – 9% for other named executive officers.
VARIABLE	Annual Incentive (Cash Award)	Motivate financial and other performance over a one-year period.	60% of target determined by one-year earnings per share performance (page 15). 40% of target discretionary determined by individual performance (page 15). Target amounts are set based on compensation surveys, publicly available information for peer companies and each executive’s ability to influence Occidental’s performance for the year.	As in 2013, Mr. Chazen was not eligible for an Annual Incentive.
	Long-Term Return on Capital Employed (ROCE) and Return on Assets (ROA) Stock Awards	Reward efficient capital allocation and profitable operations at Occidental and business unit levels over a three-year period.	ROCE (for corporate executives) and ROA (at division and regional unit levels for operating executives) targets, adjusted for the effect of commodity prices.	• Accounts for 50% of value of long-term incentives for Mr. Chazen. (1) • Accounts for 40% of value of long-term incentives for the other named executive officers; unchanged from 2013.(1)
	Long-Term Total Shareholder Return (TSR) Stock Award	Over a three-year period, reward higher returns in company stock. Highly aligned with stockholder interests.	Compare TSR to peer group and S&P 500 Index performance with payout capped at target unless TSR is positive and exceeds S&P 500 Index (page 18).	• Accounts for 0% of long-term incentives for Mr. Chazen; unchanged from 2013.(1) • Accounts for 30% of long-term incentives for the other named executive officers; unchanged from 2013.(1)
	Long-Term Restricted Stock Incentive (RSI) Award	Over a three- to seven-year period, reward achievement of cumulative net income goal, and retain executives at Occidental.	Paid at zero if cumulative net income goal not achieved and at 100% if achieved (page 18).	• Accounts for 50% of long-term incentives for Mr. Chazen.(1) • Accounts for 30% of long-term incentives for the other named executive officers; unchanged from 2013.(1)

(1)	Percentages shown are based on target performance and grant date stock price.

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Named Executive Officer 2014 Compensation Program Allocation. The allocation of the compensation elements awarded in 2014 to all named executive officers is shown below. The allocation of compensation below shows compensation based on grant date fair values of all long-term incentive awards and compensation as reported on the Summary Compensation Table (see page 25).

2014 COMPENSATION PROGRAM ALLOCATION FOR NAMED EXECUTIVE OFFICERS

Highlights of Compensation Program Policies for Named Executive Officers:

•	Existing long-term incentive awards and the proposed 2015 Long-Term Incentive Plan contain clawback provisions pursuant to which Occidental may recoup awards in the event of certain misconduct

•	Majority of executive compensation is long-term and performance-based

•	All long-term incentive awards are performance-based with three- to seven-year performance periods

•	Long-term incentive awards are payable solely in stock

•	Transparent, objective peer and market comparative financial performance metrics aligned with stockholder interests

•	Competitive executive stock ownership guidelines

•	Golden Parachute Policy capping termination benefits

•	No “Golden Coffin” provisions

•	No options backdating or repricing

•	Independent compensation consultant policy requiring compensation consultants to be independent from management

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Compensation Discussion

and Analysis

Compensation Program

The Compensation Committee measures executive performance by evaluating both long-term performance of Occidental and the consistent achievement of short-term financial goals. This approach links executive compensation to company performance and helps maximize value creation for stockholders.

The Compensation Committee developed a compensation program designed not only to be consistent with industry practice, but also to attract and retain outstanding executives by providing incentives to reward them for superior performance that supports Occidental’s long-term strategic objectives.

Peer Companies. In 2014, the Compensation Committee reviewed the peer company group used in 2013 to ensure continued comparability to Occidental. The considerations taken into account, as a whole, were:

•	Alternative investment choices in the energy sector, including level of investment analyst coverage;

•	Competitors for projects and acquisitions worldwide;

•	Competitors for employees worldwide;

•	Percentages of total proved reserves and total production attributable to oil and to natural gas;

•	Oil and gas production and reserves;

•	Total revenue and the percentage derived from upstream (exploration and production) activities; and

•	Market capitalization.

Within the oil and gas industry, Occidental has a unique combination of revenue, market capitalization and proportion of production and reserves attributable to oil. Investors take this into account when making investment choices in the energy industry, and Occidental competes for these investor dollars with companies of varying revenue and market capitalization levels, including companies with much larger levels. Occidental’s level of investment analyst coverage is comparable to many of the peer companies. Occidental competes for talent, projects and acquisitions worldwide against companies with both significantly larger and smaller levels of revenue and market capitalization and very different oil production profiles. This was taken into consideration in formulating an appropriate peer company group for executive compensation purposes.

The peer group does not include companies primarily in energy-related businesses such as (i) refining, (ii) midstream (transportation, storage and logistics) and marketing, or (iii) the sale and distribution of products because these companies have different investor bases, do not compete with Occidental for the same projects, and typically do not compete with Occidental for the same talent. Additionally, publicly traded limited partnerships are not included in the group because they have significantly different investor bases, corporate structures and compensation structures.

In addition to the factors discussed above, the Compensation Committee reviewed the 2013 peer group in light of the then-pending spin-off of California Resources and determined that the peer group continued to appropriately capture Occidental’s competitors, size and activities within the oil and gas industry. In addition to Occidental, the peer companies (collectively, the peer group) are:

Company	Ticker
Anadarko Petroleum Corporation	APC
Apache Corporation	APA
Canadian Natural Resources Limited	CNQ
Chevron Corporation	CVX
ConocoPhillips	COP
Devon Energy Corporation	DVN
EOG Resources, Inc.	EOG
ExxonMobil Corporation	XOM
Hess Corporation	HES
Marathon Oil Corporation	MRO
Total S.A.	TOT

The Compensation Committee designated this group of companies as the peer group for purposes of the TSR award granted in 2014.

The Compensation Committee also reviewed information regarding oil and gas industry and peer group company executive compensation practices, programs and data that were publicly disclosed or available. Additionally, the Compensation Committee reviewed and considered broad-based compensation surveys and related materials. The purpose of reviewing this information was to evaluate and understand how Occidental’s executive compensation program compares within the oil and gas industry, particularly with respect to types of awards, performance metrics for awards and reported levels of compensation. The information was not used to establish compensation benchmarks, and Occidental does not benchmark executive compensation to a specific percentile within the peer group.

Elements of the 2014 Compensation Program

Salary and Other Annual Compensation. The Compensation Committee believes that overall executive compensation should include elements that reward executives for consistent performance of basic job requirements and achievement of certain short-term goals which, over time, contribute to long-term growth of stockholder value. Consistent with the

Compensation Committee’s goal of emphasizing long-term compensation, salary and other annual compensation represent the smaller portion of the 2014 compensation packages of the named executive officers. Short-term compensation includes base salary and certain other compensation and benefits, plus an Executive Incentive

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Compensation Discussion

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Compensation Plan award (Annual Incentive). Certain other compensation and benefits that apply to the named executive officers are described under “Other Compensation and Benefits” beginning on page 22.

Executive Incentive Compensation Plan Award (Annual Incentive). The Annual Incentive is composed of a Non-Equity Incentive portion (60% of target value) and a Bonus portion (40% of target value). The Compensation Committee sets target amounts for each senior executive, including the named executive officers, based on a review of commercially available compensation surveys and other publicly available information. In setting targets for each executive, the Compensation Committee considers each executive’s ability to influence Occidental’s performance during the one-year performance period. In 2013, the Board and Mr. Chazen agreed that he would not receive an Annual Incentive during the remainder of his tenure as Chief Executive Officer. In the future, the Annual Incentive for any successor Chief Executive Officer will be allocated at least 80% to the performance-based portion (Non-Equity Incentive) and no more than 20% to the discretionary portion (Bonus).

Non-Equity Incentive Award (Performance-Based Portion). The Non-Equity Incentive portion of the Annual Incentive (60% of target value) is a performance-based cash award that is based on Occidental’s performance during the year as measured against earnings per share (EPS)3 targets established in the first quarter of the year. EPS was chosen as the financial target for all corporate executives, including the named executive officers, because it directly impacts stockholder value, is a readily determinable measure of annual performance and rewards the executives for current operating performance. In early 2014, the Compensation Committee set the 2014 EPS targets with $7.25 per share as the target, $6.26 per share as the threshold for any payout, and $8.00 per share resulting in the maximum payout of 200% of the target value. The payout percentage for EPS values from $6.25 to $7.25 is based on a linear interpolation of values from 0% to 100% and for EPS values from $7.25 to $8.00 is based on a linear interpolation of values between 100% to 200%. These targets were chosen based on consideration of management’s financial models, as well as a review of analysts’ estimates of Occidental’s earnings per share for 2014 and then-current estimates of global oil prices for 2014.

The EPS for 2014 as certified by the Compensation Committee was $5.91, which resulted in no payout for the named executive officers.

Bonus Award (Discretionary Portion). The Bonus portion of the Annual Incentive (40% of target value) is a discretionary cash award designed to link incentive compensation directly to the performance of the particular executive. Payout is determined by the Compensation Committee’s subjective assessment of an executive’s handling of certain key performance areas within such executive’s area of responsibility, as well as the executive’s response to unanticipated challenges during the year. In evaluating an executive officer’s performance, the Compensation Committee considers the following key performance areas:

•	Organizational development;

•	Succession planning;

•	Functional and operating accomplishments;

•	Governance and ethical conduct;

•	Health, environment and safety responsibilities; and

•	Encouragement of diversity and inclusion.

For 2014, significant emphasis was also placed on the executive officer’s contribution to the projects undertaken as a result of Occidental’s strategic review. These projects, which include the spin-off of California Resources, the sale of the Hugoton Field assets, the monetization of a portion of Occidental’s investment in Plains GP Holdings, L.P. and the sale of Occidental’s interest in the BridgeTex pipeline will have a long lasting impact on Occidental and are considered milestones for the executive team.

2015 Grant of Stock Options. In February 2015, the Compensation Committee considered the long-term impact of the implementation of the strategic review decisions and decided that, in combination with the Bonus portion of the Annual Incentive awards paid to each named executive officer (other than Mr. Chazen) as described above, a one-time grant of stock options was appropriate to recognize the accomplishments of the senior executive team in 2014. The use of stock options conserves cash and further aligns executive interests with longer-term company success and stockholder interests. The stock option awards will vest ratably over a three-year period and have a seven-year term. The option grants have a strike price equivalent to the stock price on the date of grant. The Compensation Committee granted options as follows: Mr. Chiang – 65,000; Ms. Hollub – 85,000; Mr. Lowe – 20,000; Mr. Stavros – 50,000; and Ms. Walker – 35,000. In accordance with SEC rules, the stock option awards are not reflected on the Summary Compensation Table on page 25 or in the Grants of Plan-Based Awards table on page 27 but will be included in our proxy statement for the 2016 Annual Meeting.

3

For purposes of the performance-based portion of the Annual Incentive, “Core, Basic Earnings Per Share” (EPS) is computed by excluding the “Significant Items Affecting Earnings” from Occidental’s Net Income and dividing this amount by the weighted-average basic shares outstanding. For a discussion of “Significant Items Affecting Earnings,” see “Management Discussion and Analysis of Financial Condition and Results of Operations” on page 25 of the Form 10-K and, for “Basic Earnings Per Share” see page 51 of the Form 10-K.

15	2015 Notice of Annual Meeting and Proxy Statement

Compensation Discussion

and Analysis

Long-Term Compensation. This portion of the executive compensation program consists of performance-based stock awards that provide incentives for achieving results consistent with the goal of sustained growth in stockholder value. The Compensation Committee believes that long-term compensation should represent the largest portion of an executive’s total compensation package and that the levels of payouts should reflect Occidental’s performance levels. During the process of determining the value of the long-term component of each named executive officer’s compensation package for 2014, the Compensation Committee evaluated many factors, including the following:

•	Alignment of executive and stockholder interests in achieving long-term growth in stockholder value,

•	Ensuring that maximum payouts are made only for exceptional performance,

•	Comparability with the compensation programs of peer companies,

•	Alignment of the named executive officer’s compensation with the performance of the executive’s business unit,

•	Allocation of total compensation between long-term and short-term components, and
•	Satisfaction of the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

There are three types of long-term incentive awards that were granted to the named executive officers during 2014: (i) performance incentives based on either Return on Capital Employed (ROCE) (for executives with primarily corporate level responsibilities) or two Return on Asset (ROA) awards (one for the oil and gas division as a whole and the other for the regional oil and gas division for which the executive is responsible); (ii) performance incentives based on Total Shareholder Return (TSR); and (iii) performance-based Restricted Stock Incentives (RSI) tied to a cumulative net income goal. All long-term incentive awards to the named executive officers are payable solely in Occidental common stock. For all named executive officers, other than Mr. Chazen, who did not receive a TSR award, the Compensation Committee awarded long-term incentive awards in the following percentages (assuming target performance and stock price on the grant date): 40% to either one ROCE award or to two ROA awards, 30% to the TSR award and 30% to the RSI award. Mr. Chazen’s long-term incentive awards in 2014 (assuming target performance and stock price on the grant date) were allocated 50% to a ROCE award and 50% to a RSI award.

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Compensation Discussion

and Analysis

The following table summarizes key features of the long-term incentive award types granted to the named executive officers in 2014.

Summary of Long-Term Incentive Awards

	Compensation Component	Return on Capital Employed (ROCE) Award	Return on Assets (ROA) Awards	Total Shareholder Return (TSR) Award(6)	Restricted Stock Incentive (RSI) Award
	PERFORMANCE PERIOD	3 Years(2)	3 Years(2)	3 Years	3-7 Years(7)
	FORM OF PAYOUT	Stock	Stock	Stock	Stock
	PERFORMANCE BASIS	Return on Capital Employed(3)	Return on Assets for Oil and Gas segment as a whole (ROA-Total), for the Middle East/North Africa region (ROA-MENA), or for the Americas region (ROA-AM)(5)	TSR ranking within peer group, TSR being positive or negative, and TSR of S&P 500 Index	Cumulative Net Income
	Minimum Payout(1)	0%	0%	0%	0%
	Performance Resulting in Minimum Payout	ROCE < 7%(4)	ROA-Total < 7(4) ROA-MENA < 10%(4) ROA-AM < 6%(4)	TSR ranking of 25th percentile or less	Cumulative Net Income < $12 billion(7)
	Target Payout(1)	100%	100%	100%	100%
PAYOUT RANGE	Performance Required for Target Payout	ROCE = 10%(4)	ROA-Total = 11%(4) ROA-MENA = 14%(4) ROA-AM = 10%(4)	TSR performance two-thirds of the way between the 25th percentile TSR (0% payout) and the 75th percentile TSR (150% payout)(6)	Cumulative Net Income > $12 billion(7)
	Maximum Payout(1)	200%	200%	150%	100%
	Performance Required for Maximum Payout	ROCE > 16%(4)	ROA-Total > 18%(4) ROA-MENA > 23%(4) ROA-AM > 16%(4)	TSR ranking of 75th percentile or greater, TSR is positive and exceeds S&P 500 TSR	Cumulative Net Income > $12 billion(7)
	ADJUSTMENTS	Pursuant to the terms of the awards, the ROCE and all ROA thresholds shown herein in the “Payout Range” reflect a 2% downward adjustment from the threshold on the grant date because the three-year average forward strip West Texas Intermediate crude oil (WTI) prices as of December 31, 2014 were at least $10 less than the three-year average forward strip WTI prices as of June 30, 2014. All thresholds will be further adjusted up or down by 2% at the end of the performance period if actual average WTI prices over the performance period are at least $10 greater or less than, respectively, the three-year average forward strip WTI prices as of December 31, 2014.
	HOLDING PERIOD	For all awards, a number of shares equal to 50% of net after-tax shares received are required to be retained for three years after vesting.
	TAX DEDUCTIBILITY	All awards are intended to satisfy the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

(1)	Payout percentages apply to each specified award type, not to the total amount of a named executive officer’s long-term incentive compensation awarded in 2014.
(2)	Three-year performance period begins January 1, 2015 and ends December 31, 2017.
(3)

ROCE is the percentage obtained by dividing (i) the sum of the annual Net Income attributable to common stock for the company, after adding back after-tax interest expense, for each year in the performance period, by (ii) the sum of the Average Capital Employed (long-term debt plus stockholders’ equity) for each year in the performance period. For purposes of the foregoing calculation, “Net Income” and “Average Capital Employed” are as reported for the applicable year in Occidental’s Annual Report on Form 10-K.

(4)	See Adjustments row in chart for threshold adjustments.
(5)

ROA is the percentage obtained by dividing (i) the sum of the annual Net Income for the Oil and Gas Segment (Total, MENA or AM) for each year in the performance period by (ii) the sum of the Assets for the Oil and Gas Segment (Total, MENA or AM) for each year in the performance period. For purposes of the foregoing calculation, “Net Income” is Results of Operations for the Oil and Gas Segment (Total, MENA or AM) for the applicable year and “Assets” will be the Net Capitalized Costs (Total, MENA or AM) for the applicable year, in each case as reported in the Supplemental Oil and Gas Information contained in Occidental’s Annual Report on Form 10-K. For purposes of the foregoing sentence, “Assets” will reflect all acquisitions, divestures and write downs during the performance period unless the senior management of Occidental recommends exclusion and the Compensation Committee agrees.

(6)	Payout percent for the TSR award is determined by performance compared to the peer group and is linearly interpolated between 25th percentile and 75th percentile TSR values.
(7)

The shares become non-forfeitable on the later of June 30, 2017, through which date the executive must remain employed by Occidental, and the date the Compensation Committee certifies the achievement of the cumulative Net Income threshold. If the threshold is not met by June 30, 2021, the shares are forfeited entirely.

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Return on Capital Employed (ROCE) Award. The ROCE award is designed to ensure a high level of executive focus on one of Occidental’s key objectives of ensuring efficient use of capital. This award is denominated in performance share units, each of which is equal to one share of common stock. Key terms of the award are set forth in the table on page 17, and continued employment by the executive is required through the end of the performance period. At the end of the performance period, dividend equivalents will be paid with respect to the performance share level achieved in an amount equal to the dividends declared per share of common stock during the performance period. For 2014, these awards were granted to the following named executive officers with primarily corporate level responsibilities: Messrs. Chazen, Chiang and Stavros and Ms. Walker.

Return on Assets (ROA) Awards. The ROA awards are designed to reward operating unit executives for performance within their direct areas of responsibility and influence. These awards are denominated in performance share units, each of which is equal to one share of common stock. Key terms of the awards are set forth in the table on page 17, and continued employment by the executive is required through the end of the performance period. At the end of the performance period, dividend equivalents will be paid with respect to the performance share level achieved in an amount equal to the dividends declared per share of common stock during the performance period. For 2014, these awards were granted to the following named executive officers: Ms. Hollub, who received one ROA award based on the return on assets of the oil and gas division as a whole (ROA-Total) and one ROA award based on the Return on Assets of the Americas region (ROA-AM), which is the oil and gas division for which she is responsible; and Mr. Lowe, who received one ROA-Total award and one ROA award based on the Return on Assets of the Middle East/North Africa region (ROA-MENA), the regional oil and gas division for which he is responsible.

Total Shareholder Return (TSR) Award. The Compensation Committee believes that the comparison of Occidental’s TSR over a specified period of time to peer companies’ returns over that same period is an objective external measure of Occidental’s effectiveness in translating its results into stockholder returns. TSR is the change in price of a share of common stock plus reinvested dividends, over a specified period of time, and is an indicator of management’s achievement of long-term growth in stockholder value. TSR awards use both comparative peer company (see page 14 for a discussion of the peer group) and S&P 500 Index TSRs to determine payout amounts and are not based on internal performance metrics. The TSR award also takes into account whether Occidental’s TSR is negative or positive. The TSR awards are denominated in performance share units, each of which is equivalent to one share of common stock. The percentage of such number of performance share units that will be payable at the end of the three-year performance period, which runs from July 1, 2014 through June 30, 2017, will depend on Occidental’s TSR performance as described in the table on page 17, and continued employment of the executive is required through the end of the performance period.

Cumulative dividend equivalents will be paid at the end of the three-year performance period and will be paid only on performance share units earned. Additional terms are summarized in the “Summary of Long-Term Incentive Awards” table on page 17.

Restricted Stock Incentive (RSI) Award. Consistent with the executive compensation programs of a majority of the peer group companies, the Compensation Committee believes that RSI awards are an important component of executive long-term incentive compensation. A RSI award is a grant of shares of Occidental’s common stock, subject to certain restrictions and a risk of forfeiture if certain performance and service requirements are not satisfied. Key terms of the award are set forth in the table on page 17. The 2013 net income goal of $12 billion was unchanged in 2014 despite the pending reclassification of California Resources as discontinued operations. Dividends will be paid on the shares from the grant date. Dividends received by Mr. Chazen are required to be reinvested in Occidental common stock.

Spin-off Adjustments to Outstanding Long-Term Incentive Awards. In connection with the spin-off of California Resources, the Compensation Committee approved certain adjustments to outstanding long-term incentive awards, including those held by Occidental’s named executive officers. Specifically, following the spin-off, the number of shares of our common stock subject to outstanding long-term incentive awards held by our named executive officers was increased in a manner intended to preserve the relative value of such awards pre- and post-spin-off. In accordance with the terms of our TSR awards, the spin-off was treated as a dividend with respect to those awards. No adjustments were made in connection with the spin-off to the performance criteria under any long-term incentive awards held by our named executive officers.

Individual Compensation Considerations

As discussed above, in making executive compensation decisions for a given year, the Compensation Committee considers, among other factors, the individual contributions of each named executive officer to Occidental’s overall performance and the performance of the executive’s business unit, as applicable. The share numbers included below reflect the post-spin-off adjustments that occurred as a result of the spin-off of California Resources.

Stephen I. Chazen. Mr. Chazen became President and Chief Executive Officer in May 2011. Previously, he had been President and Chief Operating Officer of Occidental since August 2010; President and Chief Financial Officer since 2007; and Chief Financial Officer since 1999. As Chief Executive Officer, Mr. Chazen is responsible for all operations, the financial management of Occidental, implementing Occidental’s strategy, and assisting the Board with executive

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succession planning, corporate strategy development, executive compensation and talent development.

In assessing Mr. Chazen’s accomplishments, the Compensation Committee considered that Mr. Chazen:

Enhanced the value of Occidental’s portfolio of assets, with a focus on profitable growth opportunities, both domestically and internationally. Throughout 2014, Occidental made a series of asset investment decisions which allowed it to focus its inventory of oil and gas development opportunities on projects where Occidental has the depth and scale that will fuel future growth. Results of those efforts included:

•	Sold the Hugoton field assets resulting in pre-tax proceeds of $1.3 billion and gain on sale of approximately $531 million.

•	Grew Permian Resources production by 15% to 75 MBOE per day.

•	Completed approximately $1.6 billion in domestic asset acquisitions, mainly in the Permian Basin.

•	Grew domestic proved reserve additions from all sources, resulting in a reserve replacement ratio of 266%(4).

Implemented the Board approved strategic review action items in a timely, beneficial, and efficient manner. As part of a multi-year process to streamline and focus operations to better execute Occidental’s long-term strategy and enhance value for stockholders, Mr. Chazen led the implementation of the following:

•	Spun-off Occidental’s California operations into an independent, publicly traded company, California Resources.

•	Sold a portion of Occidental’s interest in Plains GP Holdings, L.P. for pre-tax proceeds of $1.7 billion and gain on sale of approximately $1.4 billion.

•	Repurchased $2.4 billion (or approximately 25.8 million shares) of Occidental’s common stock.

•	Sold Occidental’s 50% interest in the BridgeTex pipeline for pre-tax proceeds of $1.1 billion and gain on sale of approximately $633 million.

Improved the base return on invested capital with a focus on finding and development costs, operating costs and capital efficiency. As shown under the “2014 Business Performance Highlights” on page 10, Occidental’s operational performance has been consistent with recent years’ achievements. Led by Mr. Chazen and relying on a disciplined business approach and return-focused capital allocation decisions, Occidental:

•	Achieved oil and gas drilling cost reductions of 4% from benchmark levels.

•	Increased the annualized dividend by 12.5%, the thirteenth increase over the last 12 years.

•	Maintained an “A level” credit rating by all ratings agencies.

Continued emphasis on identifying and developing Occidental’s future leadership. Mr. Chazen has worked with the Management Succession and Talent Development Committee of the Board to ensure that the current and future leadership team is positioned to successfully meet the challenges of a dynamic industry. Specific accomplishments include:

•	Undertook in-depth talent review within Occidental to ensure that the next generation of leaders have been identified and are being appropriately developed for increasingly responsible positions.

•	Announced a new executive management team providing additional leadership opportunities for further executive development.

Maintained focus on Occidental’s commitment to safety, health, the environment, diversity, governance, social responsibility, and high standards of ethical conduct and continued to foster a collaborative culture. Mr. Chazen’s and Occidental’s performance in these areas continued to receive high praise in 2014 as evidenced by:

•

Maintenance of an excellent 2014 employee injury and illness incidence rate (IIR) of 0.38 and a contractor IIR of 0.46. For 19 consecutive years, Occidental’s worldwide employee IIR has been less than 1.0 recordable injuries per 100 employees.

•	For the seventh year in a row, ranked as one of Fortune magazine’s World’s Most Admired Companies: No. 1 in Mining, Crude-Oil and Production for 2014.

•

Focus on continued diverse representation in leadership positions. For example, over half of Mr. Chazen’s direct reports and one-third of Occidental’s non-employee directors standing for re-election to the Board of Directors are diverse individuals (Mses. Foran and Walter and Mr. Gutierrez).

•	Mr. Chazen’s election as Chairman of the American Petroleum Institute’s (API) Board of Directors effective January 1, 2014, for a one-year term.

In consideration of Mr. Chazen’s agreement to remain as Chief Executive Officer beyond 2014, his continued execution of the strategic review goals and projects, the operational highlights noted above, and an analysis of publicly available CEO compensation information, the Compensation Committee decided to increase Mr. Chazen’s total compensation in 2014. Mr. Chazen’s base salary was increased by $100,000 to $1,500,000 effective January 1, 2014. Long-term incentive awards were also increased from 2013, with a grant of 82,692 underlying shares of common stock (as adjusted for the spin-off), with 50% of those shares subject to a performance-based RSI award and the remaining 50% of those shares subject to a performance-based ROCE award.

Willie C.W. Chiang. Mr. Chiang has been Executive Vice President, Operations since 2012. Prior to that, Mr. Chiang was with ConocoPhillips from 1996, most recently as Senior Vice President, Refining, Marketing, Transportation and Commercial from 2011 to 2012 and as Senior Vice President, Refining,

4	Calculated for a specified period by using the applicable oil-equivalent proved reserve additions divided by oil-equivalent production.

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Marketing and Transportation from 2008 to 2011. As Executive Vice President, Operations, he is responsible for oversight of Occidental’s midstream and marketing businesses, worldwide engineering, corporate reserves and the capital allocation process, as well as overseeing Occidental’s chemical operations, which was added to his responsibilities in 2014. In light of Mr. Chiang’s expanded role, his Annual Incentive award target for 2014 was increased by $50,000 to $750,000. No other changes were made to his compensation package, which compares favorably with commercially available compensation surveys and other publicly available information regarding similarly situated officers, as well as internally within Occidental’s senior executive group.

Vicki A. Hollub. Ms. Hollub has been Executive Vice President of Occidental since February 2015 and President, Oxy Oil and Gas – Americas since July 2014. Prior to that, Ms. Hollub was Vice President of Occidental (October 2013 to February 2015) and Executive Vice President of U.S. Operations, Oxy Oil and Gas – Americas (October 2013 to July 2014). Since joining Occidental in 1981, she has held increasingly significant technical and leadership positions. In her current role, Ms. Hollub is responsible for Occidental’s oil and gas operations in the Americas, including Colombia and Bolivia, as well as worldwide exploration. In recognition of the significant increase in responsibilities with her promotion in July 2014, Ms. Hollub’s compensation package was adjusted as follows: (i) base salary was increased to $625,000; (ii) Annual Incentive award target was increased to $750,000; and (iii) long-term incentive awards were set at 46,517 total underlying shares (as adjusted for the spin-off), with 30% of the shares subject to a RSI award, 30% of those shares subject to a TSR award, 10% of those shares subject to a ROA-Total award, and 30% of those shares subject to a ROA-AM award. Ms. Hollub’s compensation package compares favorably with commercially available compensation surveys and other publicly available information regarding similarly situated officers, as well as internally within Occidental’s senior executive group.

Edward A. Lowe. Mr. Lowe has been Executive Vice President of Occidental since February 2015 and President, Oxy Oil and Gas—International since 2009. Prior to that, Mr. Lowe was Vice President of Occidental since 2008. As such, Mr. Lowe is responsible for Occidental’s oil and gas operations other than those in the Americas, and for the oil and gas segment’s international business development and engineering operations. No changes were made to his compensation package, which continues to compare favorably with commercially available compensation surveys and other publicly available information regarding similarly situated officers, as well as internally within Occidental’s senior executive group.

Christopher G. Stavros. Mr. Stavros has been Senior Vice President and Chief Financial Officer since February 2015. Prior to that, Mr. Stavros was Executive Vice President and Chief Financial Officer (July 2014 to February 2015). Previously, Mr. Stavros oversaw investor relations at Occidental since 2006, serving as Vice President, Investor Relations and Treasurer since 2012. As Senior Vice President and Chief Financial Officer, he is responsible for Occidental’s tax, treasury and controller functions as well as investor relations and communications and public affairs. In recognition of the significant increase in responsibilities with his promotion to Chief Financial Officer in July 2014, Mr. Stavros’ compensation package was adjusted as follows: (i) base salary was increased to $600,000; (ii) Annual Incentive award target was increased to $600,000; and (iii) long-term incentive awards were set at 25,843 underlying shares of common stock (as adjusted for the spin-off), with 30% of those shares subject to a RSI award, 30% of those shares subject to a TSR Award, and 40% of those shares subject to a ROCE award. Mr. Stavros’ compensation package compares favorably with commercially available compensation surveys and other publicly available information regarding similarly situated officers, as well as internally within Occidental’s senior executive group.

Cynthia L. Walker. Ms. Walker has been Senior Vice President, Strategy and Development since February 2015. Prior to that, Ms. Walker was Executive Vice President, Strategy and Development (July 2014 to February 2015). Previously, she served as Executive Vice President and Chief Financial Officer of Occidental since 2012. Prior to that, she was at Goldman, Sachs & Co., where she was most recently a Managing Director from 2010 to 2012, and a member of the Global Natural Resources Group and the Merger Leadership Group. As Senior Vice President, Strategy and Development, she is responsible for Occidental’s business development and land activities, as well as financial planning and analysis. For 2014, Ms. Walker’s long-term incentive awards were set at 26,877 underlying shares of common stock (as adjusted for the spin-off), with 30% of those shares subject to a RSI award, 30% of those shares subject to a TSR Award, and 40% of those shares subject to a ROCE award. No other changes were made to her compensation package, which compares favorably with commercially available compensation surveys and other publicly available information regarding similarly situated officers, as well as internally within Occidental’s senior executive group.

Succession Planning

Succession Committee. In response to discussions with stockholders and stockholder advisory groups, the Board created a Management Succession and Talent Development Committee (Succession Committee) in 2013 as part of its ongoing commitment to executive succession planning and development. The Succession Committee maintains an active Chief Executive Officer succession plan, including time-based replacement scenarios for emergency situations and short-

term and long-term horizons and will lead Chief Executive Officer searches on behalf of the Board.

Additionally, the Succession Committee:

•	Regularly reviews Occidental’s talent development processes and programs, including recruitment and selection, retention, development and diversity elements,

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•	Participates in Occidental’s assessment of high potential and key personnel, and

•	Actively engages in becoming familiar with and evaluating current and potential leaders in senior management.

Occidental also maintains an active succession plan for its other key executive offices and other senior level positions. The succession plan helps ensure Occidental is not disrupted by changes in key leadership roles and also provides developmental opportunities for highly capable employees who are able to move into roles of increasing responsibility.

Chief Executive Officer. In February 2014, Mr. Chazen agreed to the Board’s plan that he would remain as Chief Executive Officer though the 2016 Annual Meeting. Since then, the Succession Committee, with input from the full Board and Mr. Chazen, has been evaluating potential candidates to succeed Mr. Chazen by the 2016 Annual Meeting.

Participants in Executive Compensation Process

The Compensation Committee obtains input, advice and information from management, investors, stockholder advisory groups and compensation consultants as part of the process of determining executive compensation.

Role of Management in Executive Compensation

The Compensation Committee sets compensation for Occidental’s senior executives. In 2014, Mr. Chazen’s compensation package was set only by the Compensation Committee. However, Mr. Chazen made recommendations regarding the compensation package for each of the other named executive officers to the Compensation Committee. Mr. Chazen and the Senior Vice President – Human Resources were present for a portion of each of the

Compensation Committee meetings, but were not present when compensation decisions regarding Mr. Chazen were discussed and made. Management interacts with compensation consultants as necessary and prepares materials for each Compensation Committee meeting to assist the committee in its consideration of executive compensation programs and policies and its administration of plans and programs.

Role of Investors and Stockholder Advisory Groups

Occidental maintains an ongoing dialogue with its investors and certain stockholder advisory groups. During 2014 and early 2015, members of senior management met with Occidental’s investors in person and telephonically. Input from our investors has been taken into consideration in designing Occidental’s proposed 2015 Long-Term Incentive Plan and in connection with ongoing efforts to improve its compensation program and the quality of its compensation disclosures.

Role of Compensation Consultants

In 2014, Occidental participated in compensation surveys conducted by independent compensation consultants in order to better understand general external compensation practices, including with respect to executive compensation. From time to time, Occidental, through its executive compensation department or the Compensation Committee, engages a consultant to provide advice on specific compensation issues. The Board’s policy on retention of independent compensation consultants, adopted in 2009, is set forth in Occidental’s

Corporate Governance Policies at www.oxy.com. In 2014, the Compensation Committee engaged Pay Governance LLC as its compensation consultant to provide advice on executive compensation matters, including the design of the 2015 LTIP. The Compensation Committee reviewed the independence of Pay Governance LLC under the Securities and Exchange Commission rules and New York Stock Exchange (NYSE) Listed Company Manual standards and found it to be independent and without conflicts of interest.

Risk Management of Compensation Policies and Practices

Although the executive compensation program has a high percentage of pay that is performance-based, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that the program, through a balanced set of performance metrics, enhances Occidental’s business performance by encouraging appropriate levels of risk-taking by executives. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Occidental and its stockholders is mitigated by several factors:

•	Program elements that use both annual and longer-term performance periods, with the most substantial portion having terms of at least three years.
•	Transparent financial performance metrics that use absolute and relative measures readily ascertainable from public information.

•	Use of external performance metrics, such as TSR, for a portion of the long-term performance-based incentive awards.

•	Comparative nature of the TSR performance measure, which neutralizes the potential impact volatile world oil prices could have on Occidental’s TSR.

•	Forfeiture and recoupment provisions for awards in the event of violations of Occidental’s Code of Business Conduct.

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•	Adjustment of threshold performance levels for ROCE and ROA awards to moderate the effects of commodity prices on performance levels achieved.
•	Payouts of long-term incentive awards that are 100% in stock rather than cash.

•	Competitive share ownership guidelines for executives.

Certification of Previously Granted Performance Stock Awards

Restricted Stock Awards

In July 2011, the Compensation Committee granted RSI awards to the then-named executive officers. The RSI awards granted in 2011 were performance-based awards based on Occidental’s cumulative reported net income amount during the performance period beginning July 1, 2011, and ending no later than June 30, 2018. The shares were designed to become non-forfeitable on the later of July 12, 2014, provided the executive remained employed through that date, and the date the Compensation Committee certified the achievement of the performance goal. In July 2014, the Compensation Committee certified that the performance goal had been met with cumulative net income of $15.3 billion achieved during the performance period, which exceeded the threshold of $10 billion, resulting in a payout of 100% of the shares granted. The number of shares earned, and the corresponding value realized by the named executive officers, are included in the “Options Exercised and Stock Vested” table on page 31.

Other Compensation and Benefits

Qualified Defined Contribution Plans

Occidental does not have a defined benefit pension plan that provides named executive officers a fixed monthly retirement payment. Instead, all salaried employees on the U.S. dollar payroll, including the named executive officers, are eligible to participate in one or more tax-qualified, defined contribution plans.

Savings Plan. For 2014, the defined contribution 401(k) savings plan (Savings Plan) permitted employees to save a percentage of their annual salary up to the $260,000 limit set by IRS regulations, and employee pre-tax contributions were limited to $17,500. Employees may direct their contributions to a variety of investments. Prior to January 1, 2015, Occidental generally matched employee contributions to the Savings Plan with Occidental common stock on a dollar-for-dollar basis, in an amount up to 6% of the employee’s eligible compensation. As of January 1, 2015, Occidental increased the maximum match to 7% and, rather than matching dollar-for-dollar, Occidental matches two dollars for every one dollar the employee contributes up to 2% of eligible pay, plus an additional dollar-for-dollar match on the next 3% of eligible pay. The named executive officers are fully vested in their account balances under the Savings Plan.

Retirement Plan. For 2014, the defined contribution retirement plan (Retirement Plan) provided for periodic contributions by Occidental to the Retirement Plan based on annual cash compensation and age, up to certain levels pursuant to IRS regulations. Employees may not contribute to the Retirement Plan. As of January 1, 2015, contributions to the Retirement Plan are no longer age-based. The named executive officers, other than Mr. Chiang and Ms. Walker, are fully vested in their account balances under the Retirement Plan.

The amounts contributed by Occidental to each of the Savings Plan and the Retirement Plan on behalf of the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 25.

Nonqualified Deferred Compensation Plans

Occidental maintains two nonqualified deferred compensation plans: (i) the Supplemental Retirement Plan II (SRP II), and (ii) the Modified Deferred Compensation Plan (MDCP). The purpose of the SRP II is to provide eligible employees, including the named executive officers, with benefits to compensate them for maximum limits imposed by law on the amount of contributions that may be made to Occidental’s tax-qualified defined contribution plans. The purpose of the MDCP is to provide key management and highly compensated employees the ability to accumulate additional retirement income through deferrals of compensation.

Additional information regarding the terms and conditions of the SRP II and the MDCP is described on page 32. Amounts contributed to the SRP II on behalf of the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 25. Amounts of salary and bonus deferred by named executive officers who participate in the MDCP are included as compensation in the “Salary,” “Bonus” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 25, as applicable. In addition, the contributions, aggregate earnings, withdrawals and aggregate balances for the named executive officers in the SRP II and MDCP with respect to the 2014 fiscal year are shown in the “Nonqualified Deferred Compensation” table on page 32. No above market earnings were paid in 2014 under either the SRP II or the MDCP.

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Employment Arrangements

Employment agreements, offer letters or retention and severance arrangements may be offered to key executives for recruitment and retention purposes and to ensure the continuity and stability of management.

In February 2013, Occidental provided written arrangements regarding retention payments (Retention Benefits) in certain circumstances for Messrs. Stavros and Lowe and Ms. Hollub, who do not have employment agreements or offer letters that address termination payments and benefits. Pursuant to the Retention Benefits, Ms. Hollub and Mr. Lowe will receive a retention payment of two times, and Mr. Stavros three times, the executive’s then-current annual base salary in one lump sum payment one year after a new Chief Executive Officer begins employment, provided the covered executive remains employed by Occidental on that date. The now-expired employment agreement for Mr. Chazen, the only named executive officer with an employment agreement in 2014, a vacation accrual agreement with Mr. Chazen and offer letters with Ms. Walker and Mr. Chiang are discussed under “Potential Payments Upon Termination or Change of Control” beginning on page 33.

Security

Personal security services, including home detection and alarm systems and personal security guards, are provided to certain named executive officers to address perceived risks, at allocated costs based on actual charges which are presented to the Compensation Committee.

Tax Preparation and Financial Planning

Certain executives, including each of the named executive officers, are eligible to receive reimbursement for financial planning and investment advice, including legal advice related to tax and financial matters. Eligible executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the IRS in order to ensure compliance with applicable tax laws.

Corporate Aircraft Use

Executives and directors may use corporate aircraft for personal travel, if space is available. The named executive officers and directors reimburse Occidental for personal use of company aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations).

Insurance

Occidental offers a variety of health coverage options to all employees. Senior executives participate in these plans on the same terms as other employees. In addition, for all employees above a certain job level, Occidental will pay for an annual physical examination. Occidental provides all salaried employees with life insurance equal to twice the employee’s base salary. Occidental also provides senior executives with excess liability insurance coverage.

Stock Ownership Guidelines

Occidental’s stock ownership guidelines apply to Occidental’s Chief Executive Officer, Executive Vice Presidents and Chief Financial Officer, Senior Vice Presidents and other Vice Presidents, with ownership requirements ranging from six times to two times the officer’s annual base salary, depending upon the officer’s position. Officers subject to the guidelines are expected to comply by five years from the later of the effective date of the guidelines or the date the individual is first selected to be an executive officer. For more information on Occidental’s stock ownership guidelines, see www.oxy.com. As of February 27, 2015, each of the named executive officers was in compliance with the guidelines (see “Beneficial Ownership of Directors and Executive Officers” on page 41).

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Recoupment of Compensation Due to Misconduct

Occidental’s Code of Business Conduct prohibits any officer, employee or director from violating or circumventing any law of the United States or a foreign country during the course of his or her employment. The Audit Committee of the Board of Directors oversees compliance with the Code of Business Conduct and has put in place procedures, including a compliance hotline, to ensure that all violations or suspected violations of the Code of Business Conduct are reported promptly, without fear of retaliation. In general, misconduct may have several consequences, including the following:

•

If a named executive officer were found to have violated the Code of Business Conduct, the officer would be subject to disciplinary action, which may include termination, referral for criminal prosecution and reimbursement to Occidental or others for any losses or damages resulting from the violation.

•	Stock awards may be forfeited in whole or in part in the case of an employee’s termination for cause.

•	Beginning with the stock awards granted in 2008, awards for continuing employees may be forfeited or reduced for violations of the Code of Business Conduct or other provisions of the award agreement.

In addition, the proposed 2015 Long-Term Incentive Plan includes a provision that gives Occidental the contractual right to recoup awards (i) where a participant has breached Occidental’s Business Code of Conduct by violating applicable law or company policy or engaging in unethical conduct or (ii) pursuant to a policy to be adopted by Occidental to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which will generally require recoupment of incentive-based compensation if Occidental is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement.

Tax Deductibility Under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of non-performance-based compensation that Occidental may deduct in any one year with respect to certain of its highest-paid executive officers. Certain qualified performance-based compensation is not subject to the deduction limit. The ROCE awards, the ROA awards, TSR awards and RSI awards, but not the Annual Incentive awards, granted in 2014 to executive officers subject to Section 162(m) are expected to be tax deductible. Although tax consequences are considered in its compensation decisions, the Compensation Committee has not adopted a policy that all compensation must be deductible. Rather, the Compensation Committee gives priority to the overall compensation objectives discussed above.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the preceding Compensation Discussion and Analysis section for the year ended December 31, 2014. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2015 Annual Meeting of Stockholders.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Carlos M. Gutierrez (Chair)

Spencer Abraham

John E. Feick

William R. Klesse

Avedick B. Poladian

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Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below and the accompanying footnotes summarize the 2014, 2013 and 2012 compensation, as applicable, for the named executive officers.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)		Option Awards	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Stephen I. Chazen	2014	$1,500,000	$0	$5,000,000	(6)	$0	$0	$292,704	$6,792,704
President and Chief	2013	$1,400,000	$0	$5,000,000		$0	$0	$487,359	$6,887,359
Executive Officer	2012	$1,400,000	$1,120,000	$17,795,076		$0	$7,366,000	$837,977	$28,519,053
Willie C.W. Chiang	2014	$625,000	$700,000	$2,745,022	(7)	$0	$0	$203,869	$4,273,891
Executive Vice President,	2013	$600,000	$808,000	$4,757,581		$0	$392,000	$206,977	$6,764,558
Operations	2012	$336,364	$978,000	$5,320,081		$0	$122,000	$54,358	$6,810,803
Vicki A. Hollub	2014	$519,697	$200,000	$2,745,022	(8)	$0	$0	$196,600	$3,661,319
Executive Vice President and President, Oxy Oil and Gas - Americas
Edward A. Lowe	2014	$625,000	$400,000	$2,745,022	(8)	$0	$0	$213,797	$3,983,819
Executive Vice President and	2013	$575,000	$300,000	$4,755,373		$0	$420,000	$160,770	$6,211,143
President, Oxy Oil and Gas - International	2012	$550,000	$260,000	$3,520,000		$0	$2,211,750	$219,747	$6,761,497
Christopher G. Stavros	2014	$507,860	$200,000	$1,525,039	(9)	$0	$0	$118,544	$2,351,443
Senior Vice President and Chief Financial Officer
Cynthia L. Walker	2014	$600,000	$200,000	$1,586,037	(10)	$0	$0	$175,680	$2,561,717
Senior Vice President,	2013	$600,000	$264,000	$2,220,345		$0	$336,000	$171,370	$3,591,715
Strategy and Development	2012	$243,182	$1,007,560	$3,878,240		$0	$122,000	$26,540	$5,277,522

25	2015 Notice of Annual Meeting and Proxy Statement

Executive Compensation Tables

(1)

In July 2014, Mr. Stavros was appointed Chief Financial Officer, replacing Ms. Walker. As a consequence of two individuals each serving as Chief Financial Officer for a portion of the year, there are six named executive officers for 2014.

(2)

The 2014 amounts shown represent the discretionary portion of the executive’s Annual Incentive award, which was paid in the first quarter of 2015, and, for Mr. Chiang, 2012, 2013 and 2014 each include a $500,000 cash sign-on bonus paid upon joining Occidental and on the first and second anniversary of his employment by Occidental, and, for Ms. Walker, 2012 includes a cash sign-on bonus of $529,560.

(3)

Awards that are payable in stock or based on stock value are stated at the grant date fair value, which incorporates the value of Occidental’s stock as well as the estimated payout percentage as of the grant date. See Note 12 to the Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. The ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date.

(4)

The 2014 amounts represent the performance-based portion of the executive’s Annual Incentive award, which was $0 for the named executive officers since Occidental did not attain specified earnings per share targets. For information on the payment of this award, see “Compensation Discussion and Analysis–Elements of the 2014 Compensation Program–Executive Incentive Compensation Plan Award (Annual Incentive)–Non-Equity Incentive Award (Performance-Based Portion)” on page 14.

(5)	The following table shows “All Other Compensation” amounts for 2014 for the named executive officers.

All Other Compensation

	Stephen I. Chazen		Willie C.W. Chiang		Vicki A. Hollub		Edward A. Lowe		Christopher G. Stavros	Cynthia L. Walker
Savings Plan(a)	$15,600		$15,600		$15,600		$14,063		$ 9,600	$–
SRP II(b)	$248,550		$175,050		$143,375		$177,450		$ 97,093	$158,550
Personal Benefits	$28,554	(c)	$13,219	(d)	$37,625	(e)	$22,284	(f)	$ 11,851(g)	$17,130	(h)
Total	$292,704		$203,869		$196,600		$213,797		$118,544	$175,680

(a)	The amount shown is the company’s contribution to the Occidental Petroleum Corporation Savings Plan (Savings Plan) described on page 22.
(b)	The amount shown is the company’s contribution to the Supplemental Retirement Plan II (SRP II) described on page 32.
(c)	Includes tax preparation and financial counseling ($24,492) and excess liability insurance.
(d)	Includes tax preparation and financial counseling, excess liability insurance, spousal travel and a tax gross-up related to the amounts paid by Occidental for spousal travel ($485).
(e)

Includes tax preparation and financial counseling, excess liability insurance, relocation expenses outside of Occidental’s relocation policy, which is generally available to all eligible employees, and a tax gross-up related to the relocation expenses ($9,527).

(f)	Includes tax preparation and financial counseling, excess liability insurance, and a tax gross-up related to spousal travel ($10,472).
(g)	Includes tax preparation and financial counseling, excess liability insurance, spousal travel and a tax gross-up related to spousal travel ($1,230).
(h)	Includes tax preparation and financial counseling, excess liability insurance, spousal travel and a tax gross-up related to spousal travel ($1,782).

(6)

The amount shown reflects the grant date fair values of the 2014 RSI and ROCE awards. The maximum number of shares of Occidental stock that can be issued under the ROCE award is 82,692 shares (as adjusted for the spin-off), which had a fair value as of the grant date of approximately $8.0 million. No incremental fair value resulted from the spin-off of California Resources.

(7)

The amount shown includes the grant date fair values of the 2014 TSR, RSI and ROCE awards. The maximum number of shares of Occidental stock that can be issued under the ROCE award is 37,212 shares, and, under the TSR award is 20,933 shares (each as adjusted for the spin-off), which had a fair value on the grant date of approximately $3.6 million and $2.0 million, respectively. No incremental fair value resulted from the spin-off of California Resources.

(8)

The amount shown includes the grant date fair values of the 2014 TSR and RSI awards, and, respectively, ROA-Total and ROA-AM awards (Ms. Hollub) or ROA-Total and ROA-MENA awards (Mr. Lowe). The maximum number of shares of Occidental stock that can be issued under the ROA-Total and ROA-AM or the ROA-Total and ROA-MENA awards is 37,214 shares, and, under the TSR award is 20,933 shares (each as adjusted for the spin-off), which had a fair value on the grant date of approximately $3.6 million and $2.0 million, respectively. No incremental fair value resulted from the spin-off of California Resources.

(9)

The amount shown reflects the grant date fair values of the 2014 TSR, RSI and ROCE awards. The maximum number of shares of Occidental stock that can be issued under the ROCE award is 20,674 shares, and, under the TSR award is 11,630 shares (each as adjusted for the spin-off), which had a fair value on the grant date of approximately $2.0 million and $1.1 million, respectively. No incremental fair value resulted from the spin-off of California Resources.

(10)

The amount shown reflects the grant date fair values of the 2014 TSR, RSI and ROCE awards. The maximum number of shares of Occidental stock that can be issued under the ROCE award is 21,502 shares, and, under the TSR award is 12,095 shares (each as adjusted for the spin-off), which had a fair value on the grant date of approximately $2.1 million and $1.2 million, respectively. No incremental fair value resulted from the spin-off of California Resources.

Occidental Petroleum Corporation	26

Executive Compensation Tables

Grants of Plan-Based Awards

The table below shows the plan-based awards granted by the Compensation Committee to the named executive officers in 2014. The awards are abbreviated in the table as follows: (i) the performance-based portion of the Annual Incentive under the Executive Incentive Compensation Plan (EICP), and (ii) the following performance-based long-term incentive awards granted under the 2005 LTIP: (a) Total Shareholder Return Incentive Awards (TSR), (b) Restricted Stock Incentive Awards (RSI), (c) Return on Capital Employed Awards (ROCE), (d) Return on Assets Awards – Total (ROA-Total), (e) Return on Assets Awards – MENA (ROA-MENA) and (f) Return on Assets Awards – Americas (ROA-AM). Summary tables of key terms of the award agreements are on pages 17 and 28. For additional information on the performance objectives and determination of threshold, target and maximum payouts for these awards, see “Compensation Discussion and Analysis” beginning on page 10. The amounts reported as EICP awards in this table do not include amounts that may be earned pursuant to the discretionary bonus award portion of the Annual Incentive. For the actual amounts earned under the EICP awards and the discretionary bonus award portion of the Annual Incentive, see the “Non-Equity Incentive Plan Compensation” column and the “Bonus” column, respectively, of the Summary Compensation Table on page 25.

The long-term incentive awards listed below are the only stock awards granted to the named executive officers in 2014. The number of shares subject to the awards reported below reflects the adjustments made on account of the spin-off of California Resources. For additional information regarding spin-off adjustments, see “Spin-off Adjustments to Outstanding Long-Term Incentive Awards” on page 18.

Grants of Plan-Based Awards

Name/ Type of Grant			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)
		Grant Date	Threshold $	Target $	Maximum $	Threshold # Shares	Target # Shares	Maximum # Shares
Stephen I. Chazen
RSI	(1)	7/9/14					41,346		$4,000,000
ROCE	(2)	7/9/14				10,337	41,346	82,692	$1,000,000
Willie C.W. Chiang
EICP	(3)		$4,500	$450,000	$900,000
TSR	(4)	7/9/14				140	13,955	20,933	$945,015
RSI	(1)	7/9/14					13,955		$1,350,000
ROCE	(2)	7/9/14				4,652	18,606	37,212	$450,007
Vicki A. Hollub
EICP	(3)		$4,500	$450,000	$900,000
TSR	(4)	7/9/14				140	13,955	20,933	$945,015
RSI	(1)	7/9/14					13,955		$1,350,000
ROA-Total	(2)	7/9/14				1,163	4,652	9,304	$112,502
ROA-AM	(2)	7/9/14				3,489	13,955	27,910	$337,505
Edward A. Lowe
EICP	(3)		$4,500	$450,000	$900,000
TSR	(4)	7/9/14				140	13,955	20,933	$945,015
RSI	(1)	7/9/14					13,955		$1,350,000
ROA-Total	(2)	7/9/14				1,163	4,652	9,304	$112,502
ROA-MENA	(2)	7/9/14				3,489	13,955	27,910	$337,505
Christopher G. Stavros
EICP	(3)		$3,600	$360,000	$720,000
TSR	(4)	7/9/14				78	7,753	11,630	$525,032
RSI	(1)	7/9/14					7,753		$750,000
ROCE	(2)	7/9/14				2,585	10,337	20,674	$250,007
Cynthia L. Walker
EICP	(3)		$3,600	$360,000	$720,000
TSR	(4)	7/9/14				81	8,063	12,095	$546,014
RSI	(1)	7/9/14					8,063		$780,000
ROCE	(2)	7/9/14				2,688	10,751	21,502	$26 0,023

(1)

Dollar value shown represents the estimated grant date fair value of the full number of shares granted, which become non-forfeitable on the later of the vesting date (July 8, 2017), through which date the executive must remain employed by Occidental, and the date the Compensation Committee certifies the achievement of the performance goal, which must be met no later than June 30, 2021. The RSI award does not have threshold to maximum payout ranges. There is no payout if the performance goal is not achieved.

(2)

Dollar value shown represents the estimated grant date fair value of the target number of performance share units subject to the ROCE and ROA awards. The estimated fair value of each of the ROCE, ROA-Total, ROA-MENA and ROA-AM awards is based on the projected performance at the grant date for Occidental indicating payouts of approximately 25%. The actual payout may range from 0% to 200% of the target number of shares subject to the award and will be paid out solely in stock. The amount reported in the “Threshold” column represents a 25% payout percentage, which would be achieved with a return meeting the minimum threshold of 7% ROCE, 7% ROA-Total, 10% ROA-MENA, and 6% ROA-AM. If these minimum thresholds are not met, there is no payout under these awards.

(3)

For 2014, the EPS targets for these EICP awards were: (i) $7.25 per share as the target, (ii) $6.26 per share as the threshold and (iii) $8.00 per share resulting in the maximum payout. The payout percentage for EPS values from $6.25 to $7.25 is based on a linear interpolation of values from 0% to 100% and for EPS values from $7.25 to $8.00 is based on a linear interpolation of values between 100% to 200%.

(4)

Actual payout for the TSR awards may range from zero to 150% of the target number of performance share units awarded. TSR awards will be paid out solely in stock. The amount reported in the “Threshold” column reflects the number of shares that may be earned if Occidental’s TSR performance for the performance period ranks just above the 25th percentile, resulting in an assumed payout of 1% of the target number of shares. The actual percentage payout would be linearly interpolated between the 25th percentile TSR performance (0% payout) and the 75th percentile TSR performance (150% payout). The estimated fair value of the TSR award at the grant date is based on the projected performance at the grant date for Occidental indicating a payout of 70% of the target number of performance share units.

27	2015 Notice of Annual Meeting and Proxy Statement

Executive Compensation Tables

Summary of Award Terms

The table on page 17 sets forth terms of the long-term incentive awards granted in 2014 and the description in “Compensation Discussion and Analysis–2014 Compensation Elements–Executive Incentive Compensation Plan Award (Annual Incentive)” on pages 15 to 16 sets forth the terms of the performance-based portion of the Annual Incentive. The following table sets forth the forfeiture and change in control features of these awards.

Summary of Award Terms

	Executive Incentive Compensation Plan (Non-Equity Incentive Portion)	Total Shareholder Return (TSR), Return on Capital Employed (ROCE) and all Return on Asset (ROA) Awards	Restricted Stock Incentive (RSI) Awards
FORFEITURE PROVISIONS	The Chief Executive Officer may determine eligibility for target awards and any payout to participants who exit employment during the year.

If the grantee dies, becomes permanently disabled, retires with the consent of Occidental less than 12 months after the grant date, or is terminated for the convenience of Occidental during the performance period, then the grantee will forfeit a pro rata portion of the payout based on the days remaining in the performance period after the termination event.

If the grantee fails to comply with any provision of Occidental’s Code of Business Conduct or any provision of the grant agreement, Occidental may reduce the award.

Shares of stock will become non-forfeitable on the later of the vesting date (July 8, 2017) and the certification by the Compensation Committee of the achievement of reported Cumulative Net Income of $12 billion for the period beginning with July 1, 2014. The Cumulative Net Income threshold must be reached by June 30, 2021, or the shares will be forfeited in their entirety.

If the grantee dies, becomes permanently disabled, retires with the consent of Occidental, or is terminated for the convenience of Occidental prior to the vesting date (July 8, 2017), then the grantee will forfeit a pro rata portion of the award based on the days remaining until the vesting date (July 8, 2017) after the termination event(1).

If the grantee fails to comply with any provision of Occidental’s Code of Business Conduct or any provision of the grant agreement, Occidental may reduce the award.

CHANGE IN CONTROL	The Plan may be amended as a result of acquisition, divestiture or merger with Occidental.	In the event of a Change in Control(2) during the performance period, the target number of performance shares convert to an equivalent number of shares of restricted stock with 50% of such shares received on a net after-tax basis subject to a 3-year holding period through the earlier of the date of the grantee’s termination as a result of the Change in Control or the last day of the performance period.

In the event of a Change in Control(2) prior to July 8, 2017, a pro rata portion of the shares based on the number of days from the date of grant until the date of the Change in Control will become non-forfeitable on the earlier of the date of the termination of the grantee’s employment as a result of the Change in Control or the original vesting date(1). The remaining shares will be forfeited.

In the event of a Change in Control after the vesting date (July 8, 2017), but prior to certification of the performance threshold, the shares of stock will become non-forfeitable.

(1)	Mr. Chazen’s RSI award provides that if prior to the vesting date of July 8, 2017, he retires with the consent of Occidental, then the number of shares shall not be reduced.
(2)

A Change in Control Event under the 2005 LTIP generally includes a 20% or more change in ownership, certain changes in a majority composition of the Board, certain mergers or consolidations, sale of substantially all of Occidental’s assets or stockholder approval of a liquidation of Occidental.

Occidental Petroleum Corporation	28

Executive Compensation Tables

Outstanding Equity Awards

The table below sets forth the outstanding equity awards held by the named executive officers as of December 31, 2014. There were no outstanding option awards.

With the exception of Ms. Hollub’s outstanding Long-Term Incentive (LTI) award and Ms. Walker’s outstanding Restricted Stock Recruitment (RSR) award, all of the outstanding equity awards are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of Occidental’s stock on the award certification date, with the possibility of no payout if performance criteria are not met. These are long-term awards with performance periods of at least three years that, based on achievement of the applicable performance criteria, will vest or become nonforfeitable between 2015 and 2021. The number of shares subject to the awards reported below reflects the adjustments made on account of the spin-off of California Resources. For additional information regarding spin-off adjustments, see “Spin-off Adjustments to Outstanding Long-Term Incentive Awards” on page 18. Actual payouts, if any, will reflect actual performance, which may be at lower or higher levels than shown below, and the price of Occidental’s common stock at the time of payout.

Outstanding Equity Awards at December 31, 2014

		Stock Awards
Name/Type of Award	Grant Date	Number of Shares Or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen I. Chazen
RSI	7/11/2012				62,304	(2)	$5,022,325(2)
RSI	7/10/2013				59,018	(3)	$4,757,441(3)
RSI	7/9/2014				41,346	(4)	$3,332,901(4)
TSR	7/11/2012				24,922	(5)	$2,008,962(5)
ROCE	7/9/2014				10,337	(6)	$ 833,266(6)
Willie C.W. Chiang
RSI	7/11/2012				19,938	(2)	$1,607,202(2)
RSI	7/22/2013				15,469	(3)	$1,246,956(3)
RSI	7/9/2014				13,955	(4)	$1,124,913(4)
TSR	7/11/2012				7,975	(5)	$ 642,865(5)
TSR	7/22/2013				15,469	(5)	$1,246,956(5)
TSR	7/9/2014				13,955	(5)	$1,124,913(5)
ROCE	7/22/2013				5,157	(6)	$ 415,706(6)
ROCE	7/9/2014				4,652	(6)	$ 374,998(6)
Vicki A. Hollub
RSI	7/22/2013				4,470	(3)	$ 360,327(3)
RSI	7/9/2014				13,955	(4)	$1,124,913(4)
LTI	7/11/2012	1,039	(7)	$83,754
TSR	7/22/2013				4,470	(5)	$ 360,327(5)
TSR	7/9/2014				13,955	(5)	$1,124,913(5)
ROA-Total	7/22/2013				373	(6)	$ 30,068(6)
ROA-Total	7/9/2014				1,163	(6)	$ 93,749(6)
ROA-AM	7/22/2013				1,118	(6)	$ 90,122(6)
ROA-AM	7/9/2014				3,489	(6)	$ 281,248(6)
Edward A. Lowe
RSI	7/11/2012				19,938	(2)	$1,607,202(2)
RSI	7/22/2013				15,469	(3)	$1,246,956(3)
RSI	7/9/2014				13,955	(4)	$1,124,913(4)
TSR	7/11/2012				7,975	(5)	$ 642,865(5)
TSR	7/22/2013				15,469	(5)	$1,246,956(5)
TSR	7/9/2014				13,955	(5)	$1,124,913(5)
ROA-MENA	7/22/2013				3,868	(6)	$ 311,799(6)
ROA-MENA	7/9/2014				3,489	(6)	$ 281,248(6)
ROA-Total	7/22/2013				1,290	(6)	$ 103,987(6)
ROA-Total	7/9/2014				1,163	(6)	$ 93,749(6)

29	2015 Notice of Annual Meeting and Proxy Statement

Executive Compensation Tables

		Stock Awards
Name/Type of Award	Grant Date	Number of Shares Or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Christopher G. Stavros
RSI	7/11/2012				9,471	(2)	$ 763,457(2)
RSI	7/22/2013				8,709	(3)	$ 702,032(3)
RSI	7/9/2014				7,753	(4)	$ 624,969(4)
TSR	7/11/2012				1,421	(5)	$ 114,547(5)
TSR	7/22/2013				4,355	(5)	$ 351,057(5)
TSR	7/9/2014				7,753	(5)	$ 624,969(5)
ROCE	7/9/2014				2,585	(6)	$ 208,377(6)
Cynthia L. Walker
RSI	8/6/2012				9,553	(2)	$ 770,067(2)
RSI	7/22/2013				7,220	(3)	$ 582,004(3)
RSI	7/9/2014				8,063	(4)	$ 649,958(4)
RSR	8/6/2012	5,269	(8)	$424,734
TSR	8/6/2012				3,821	(5)	$ 308,011(5)
TSR	7/22/2013				7,220	(5)	$ 582,004(5)
TSR	7/9/2014				8,063	(5)	$ 649,958(5)
ROCE	7/22/2013				2,407	(6)	$ 194,028(6)
ROCE	7/9/2014				2,688	(6)	$ 216,680(6)

(1)

The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 31, 2014 of Occidental common stock as reported in the NYSE Composite Transactions, which was $80.61.

(2)	The shares are forfeitable until the later of July 10, 2015 and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than June 30, 2019.
(3)

The shares are forfeitable until the later of the vesting date (July 9, 2016 for Mr. Chazen and July 21, 2016 for the other named executive officers) and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than June 30, 2020.

(4)	The shares are forfeitable until the later of July 8, 2017 and the certification by the Compensation Committee that the achievement of the performance threshold is met no later than June 30, 2021.
(5)

For TSR awards granted in 2012, the values shown reflect an estimated payout of a number of shares based on the threshold performance level since the performance of Occidental through December 31, 2014 did not exceed the threshold payout level. For TSR awards granted in 2013 and 2014, the values shown reflect an estimated payout of the target number of shares since the performance of Occidental through December 31, 2014 exceeds the threshold payout level, but is less than the level required to attain target payout. However, the ultimate payout may be significantly less or more than the amounts shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The performance periods for the 2012 TSR awards, 2013 TSR awards and the 2014 TSR awards end June 30, 2015, June 30, 2016 and June 30, 2017, respectively.

(6)

For all ROA awards and ROCE awards granted in 2013 and 2014, the values shown reflect an estimated payout of a number of shares based on the threshold performance level since the performance of Occidental through December 31, 2014 did not exceed the threshold payout level. However, the ultimate payout may be significantly less or more than the amounts shown, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The performance periods for all of the ROA awards and ROCE awards granted in 2013 and 2014 end December 31, 2016 and December 31, 2017, respectively.

(7)

The Long-Term Incentive (LTI) award is an equity-based incentive, earned and paid over a three-year term. The grantee is awarded a number of units, each of which is equal to the value of one share of Occidental common stock. During the term that the award is outstanding, the grantee receives dividend equivalents on the LTI units. The LTI units vest pro rata, and are paid 50% in shares and 50% in cash (only the share portion of the payout is shown above) on each anniversary of the grant date, subject to the grantee’s continued employment.

(8)	The shares subject to the Restricted Stock Recruitment (RSR) award vest on the third anniversary of the grant date, subject to Ms. Walker’s continued employment.

Occidental Petroleum Corporation	30

Executive Compensation Tables

Option Exercises and Stock Vested in 2014

The following table summarizes, for the named executive officers, the option exercises and stock awards vested during 2014. The amounts reported as value realized are shown on a before-tax basis. The amounts reflected below show the number of shares acquired at the time of vesting or exercise, as applicable. The following awards, which vested or were exercised prior to the completion of the spin-off of California Resources, do not reflect any adjustment because such awards were not outstanding as of the spin-off.

Previously Granted Vested Option Awards Exercised and Previously Granted Stock Awards Vested in 2014

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Stephen I. Chazen	–	$ –		48,558		$4,879,108
Willie C.W. Chiang	–	$ –		–		$ –
Vicki A. Hollub	10,000	$774,600	(3)	3,104		$ 311,752
Edward A. Lowe	–	$ –		15,539		$1,561,359
Christopher G. Stavros	–	$ –		6,604		$ 663,570
Cynthia L. Walker	–	$ –		5,000	(4)	$ 495,550

(1)	The amount represents the difference between the closing price of Occidental’s common stock on the NYSE on the exercise date and the option exercise price multiplied by the number of shares exercised.
(2)

The amount represents the product of the number of shares vested and the closing price of Occidental’s common stock on the NYSE on the vesting date. It does not include any reduction in value associated with the cancellation of shares to satisfy taxes.

(3)	The options exercised were granted in 2004 with an exercise price of $24.66 per share. Includes $290,684, which represents the value of shares canceled to satisfy taxes and option exercise costs.
(4)

Represents the number of shares that vested in 2014 under Ms. Walker’s Restricted Stock Recruitment (RSR) award granted when she joined Occidental in August 2012. Ms. Walker received 3,408 shares on a net after-tax basis and must hold at least 1,704 of those shares until August 5, 2017.

31	2015 Notice of Annual Meeting and Proxy Statement

Executive Compensation Tables

Nonqualified Deferred Compensation

Supplemental Retirement Plan II

Substantially all employees whose participation in Occidental’s tax-qualified defined contribution plans is limited by applicable tax laws are eligible to participate in Occidental’s Supplemental Retirement Plan II (SRP II), which provides additional retirement benefits outside of those limitations.

Annual plan allocations for each participant restore the amounts that would have accrued for salary and Annual Incentive under the qualified plans, but for the tax law limitations. Account balances are fully vested after three years of service and are payable following separation from service, or upon attainment of a specified age elected by the participant, as described below.

Interest on SRP II accounts is allocated monthly to each participant’s account, based on the opening balance of the account in each monthly processing period. The amount of interest earnings is calculated using a rate equal to the five-year U.S. Treasury Note rate on the last business day of the processing month plus 2%, converted to a monthly allocation factor.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan.

Mr. Chazen made specified age elections such that his SRP II accounts, shown below, were distributed in February 2014. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations will be distributed in the first 70 days of each following year.

Modified Deferred Compensation Plan

Under the Modified Deferred Compensation Plan (MDCP), the maximum amount of an executive officer’s salary or Annual Incentive that may be deferred for any one year is limited to $75,000. A participant’s overall plan balance must be less than $1 million at the end of any given year to enable a participant to defer compensation for the subsequent year. Deferred amounts earn interest at a rate equal to the five-year U.S. Treasury Note rate plus 2%, except for amounts deferred prior to 1994, which continue to earn interest at a minimum interest rate of 8%.

The following table sets forth for 2014 the contributions, earnings, withdrawals and balances under the SRP II and the MDCP, to the extent the named executive officers participate in such plans. Each of the named executive officers, other than Ms. Walker and Mr. Chiang, are fully vested in their respective aggregate balances shown below. The footnotes provide information about other amounts that were reported as earned in the Summary Compensation Table on page 25 for 2014 and prior years.

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in 2014(1)	Occidental Contributions in 2014(2)	Aggregate Earnings in 2014	Aggregate Withdrawals/ Distributions in 2014(3)	Aggregate Balance at 12/31/14(4)
Stephen I. Chazen	SRP II	$ 0	$248,550	$ 7,857	$446,758	$ 255,100
	MDCP	$ 0	$ 0	$69,191	$ 0	$1,947,331
Willie C.W. Chiang	SRP II	$ 0	$175,050	$12,071	$ 0	$ 385,627
Vicki A. Hollub	SRP II	$ 0	$143,375	$18,998	$ 0	$ 577,950
Edward A. Lowe	SRP II	$ 0	$177,450	$44,108	$ 0	$1,287,446
	MDCP	$ 0	$ 0	$33,334	$ 0	$ 938,153
Christopher G. Stavros	SRP II	$ 0	$ 97,093	$24,348	$ 0	$ 726,454
	MDCP	$75,000	$ 0	$18,824	$ 0	$ 541,099
Cynthia L. Walker	SRP II	$ 0	$158,550	$10,922	$ 0	$ 350,231

(1)

No employee contributions are permitted to the SRP II. The amounts reported with respect to the MDCP were deferred at the election of the named executive officer and are also included in the amounts reported in the “Salary” and “Bonus” columns of the Summary Compensation Table for 2014.

(2)

Amounts represent Occidental’s 2014 contributions to the SRP II, which are reported under “All Other Compensation” in the Summary Compensation Table on page 25. Mr. Chiang and Ms. Walker joined Occidental in 2012 and will vest under the SRP II in June 2015 and August 2015, respectively.

(3)	Distribution made in February 2014 in accordance with the specified age election described under “Supplemental Retirement Plan II” above.
(4)

The aggregate balance for each named executive officer who participates in the SRP II and/or MDCP, as applicable, reflects the cumulative value, as of December 31, 2014, of the contributions to the named executive officer’s account, and any earnings on those contributions, since the named executive officer began participating in the applicable plan or, for those participants in the SRP II who have made a specified age election, since the named executive officer’s last specified age distribution. We previously reported contributions for the named executive officers in the Summary Compensation Table for fiscal years prior to 2014 in the following aggregate amounts: Mr. Chazen — $4,435,696; Mr. Chiang — $193,010; Mr. Lowe — $909,450; and Ms. Walker — $176,169.

Occidental Petroleum Corporation	32

Executive Compensation Tables

Potential Payments Upon Termination or Change of Control

Summary

Payments and other benefits provided to named executive officers in various termination circumstances or in connection with a change of control are subject to certain policies, plans and agreements. Following is a summary of the material terms of these arrangements.

Golden Parachute Policy. Occidental’s Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive which exceed 2.99 times his or her salary plus annual incentive pay, unless the grant of such benefits is approved by a vote of the corporation’s stockholders. The Golden Parachute Policy was approved by Occidental’s stockholders and adopted by the Board of Directors in 2005. The complete Golden Parachute Policy is available at www.oxy.com.

Employment Agreement. During fiscal year 2014, Occidental had an employment agreement in effect with Mr. Chazen that would have provided certain payments and benefits if his employment had been terminated by Occidental without “cause” (as defined in the applicable employment agreement). Mr. Chazen’s employment agreement expired in January 2015. In the event Mr. Chazen was terminated without cause, Mr. Chazen’s now-expired employment agreement provided for a cash payment equal to two times his annual base pay, payable over two years. In addition, the now-expired employment agreement provided for company contributions to the Savings Plan and the SRP II on behalf of Mr. Chazen for two years and group excess liability insurance for two years, in each case, following a termination of employment without cause. On December 10, 2014, Occidental and Mr. Chazen agreed that, while a new employment agreement would not be necessary, Mr. Chazen would continue to be entitled to vacation benefits in line with the provisions of his then-current employment agreement. Accordingly, Mr. Chazen is not subject to the ceiling on vacation accruals as contained in Occidental’s vacation policy. Upon Mr. Chazen’s retirement and termination of employment, any accrued but unused vacation hours will be paid out in cash based on Mr. Chazen’s base salary rate as then in effect.

Offer Letters. During fiscal year 2014, Occidental had offer letters in effect with Mr. Chiang and Ms. Walker that provide certain payments and benefits if his or her employment is terminated in certain specified circumstances. The offer letters expire upon the third anniversary of employment, which for Ms. Walker is August 6, 2015 and for Mr. Chiang is June 11,

2015. In the event Ms. Walker’s employment is terminated by Occidental without “cause” (as defined in the offer letter) or due to her death or disability, then Ms. Walker will be entitled to 12 months’ worth of her base pay, payable over 12 months, and restoration of certain forfeited amounts under Occidental’s qualified and nonqualified retirement plans. If Mr. Chiang’s employment is terminated by Occidental without “cause” (as defined in the offer letter) or by Mr. Chiang due to resignation, death, disability or retirement with Occidental’s consent, then Mr. Chiang will be entitled to 12 months’ worth of his base pay, payable over 12 months, and the restoration of certain forfeited amounts under Occidental’s qualified and nonqualified retirement plans.

Notice and Severance Pay Plan. Under Occidental’s Notice and Severance Pay Plan, employees, including named executive officers without employment agreements, terminated in certain circumstances without cause or as a result of a change of control are eligible for up to 12 months base salary depending on years of service, two months of contributions pursuant to the Savings Plan and the SRP II, and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

Outstanding Equity Awards. The 2005 LTIP has provisions that, in the event of a change of control of Occidental, require the outstanding awards granted under such plans to become fully vested and exercisable unless the plan administrator determines, prior to the occurrence of the event that benefits will not accelerate. This plan was approved by Occidental’s stockholders. Notwithstanding the foregoing, as of 2011, all new grants of equity awards vest on a pro rata basis in the event of a change of control, TSR awards granted prior to 2013 vest based on 50% of the maximum number of units that could be paid, and TSR awards, ROCE awards and ROA awards granted in 2013 and later years vest at the target number of performance shares granted and are converted to restricted stock. All outstanding RSI awards vest on a pro rata basis. Payout of all outstanding awards in the event of a change of control occurs at the earlier of the employee’s termination date as a result of the change of control or the end of the applicable performance or restricted period.

Except as described in this summary and under “Potential Payments,” Occidental does not have any other agreements or plans that will require it to provide compensation to named executive officers in the event of a termination of employment or a change of control.

33	2015 Notice of Annual Meeting and Proxy Statement

Executive Compensation Tables

Potential Payments

In the tables that follow, payments and other benefits provided in connection with various termination and change of control situations are set out as if the conditions for payment had occurred and the applicable triggering events took place on December 31, 2014, and reflect the terms of applicable plans, Mr. Chazen’s employment agreement, offer letters, long-term incentive award agreements and other arrangements then in effect. The amounts set forth below are estimates of the amounts that would have been paid to each named executive officer upon the occurrence of each triggering event and assume, if applicable, that the price of Occidental’s common stock was $80.61 per share, which was the closing price on December 31, 2014. The actual amounts to be paid can be determined only at the time of each named executive officer’s separation from Occidental or the occurrence of an actual change of control event. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available to all full-time salaried U.S. Dollar employees when their employment terminates, are not included in the amounts shown below:

•	Notice and Severance Pay Plan payments and benefits.

•	Life insurance proceeds equal to two times base salary, payable on death as available to all eligible employees.

•	Amounts vested under the Savings Plan and other tax-qualified retirement plans.

•	Amounts vested under Occidental’s nonqualified deferred compensation plans, the SRP II and MDCP (see page 32 for the named executive officers’ balances as of year-end).
•	Payment for accrued vacation up to a maximum accrual ceiling of 296 hours.

•

Bonus and non-equity incentive compensation (collectively, Annual Incentive) under the Executive Incentive Compensation Plan (EICP) that is earned as of year-end. Any plan participant who leaves on or after that date for any reason is entitled to such amounts when payment is made in the first quarter of the following year. The amounts that were earned in 2014 by the named executive officers are included in the Summary Compensation Table on page 25.

•

Short-term disability benefits. During any period of disability, all salaried employees are eligible for six months of continued salary at half pay, full pay or a combination thereof, depending on years of service.

•

Long-term disability benefits. Occidental provides a Long-Term Disability Plan, which makes third-party disability insurance coverage available to all salaried employees. Premiums are paid through salary deductions by the employees who elect to participate.

•

Medical benefits are available to all eligible employees during periods of disability at the same premium rates as active employees. Following termination of employment, other than for cause, medical benefits are available pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to 18 months at premium rates equal to 102% of the full cost of coverage. Retiree medical coverage is available if the employee satisfies the eligibility requirements. Premiums paid by retirees depend on age and years of service.

Occidental Petroleum Corporation	34

Executive Compensation Tables

Mr. Chazen. Mr. Chazen’s employment agreement, dated January 28, 2010, expired in January 2015; however, in accordance with SEC rules, the amounts Mr. Chazen would have been eligible to receive thereunder upon certain termination and/or change of control events are disclosed in the table below. In December 2014, Occidental and Mr. Chazen agreed that, while a new employment agreement would not be necessary, Mr. Chazen would continue, following expiration of his employment agreement, to be entitled to vacation benefits in line with the provisions of the employment agreement. Accordingly, Mr. Chazen is not subject to the ceiling on vacation accruals as contained in Occidental’s vacation policy. Upon Mr. Chazen’s retirement and termination of employment, any accrued but unused vacation hours will be paid in cash at Mr. Chazen’s base salary rate as then in effect. The following is a summary of the payments and benefits Mr. Chazen would have been entitled to receive if the event specified occurred as of December 31, 2014.

Benefits and Payments Upon Termination	Retirement with Occidental Consent, Disability(a), Death or Termination by Mr. Chazen with Notice(a)		Termination without Cause		Termination by Mr. Chazen without Consent or Termination for Cause	Change of Control		Change of Control and Termination
Equity Compensation
Long-Term Incentive Awards
TSR Awards	$–	(1)	$–	(1)	$–	$10,044,651	(4)	$10,044,651	(4)
RSI Awards(2)	$12,236,679		$12,236,679		$–	$7,025,645	(c)	$7,025,645	(c)
RSI Awards (additional)(b)	$875,989		$875,989		$–	$–		$–
ROCE Award(3)	$–		$–		$–	$3,332,901		$3,332,901
Cash Payments
Unused vacation pay (one time lump sum)	$1,822,356		$1,822,356		$1,822,356	$–		$1,822,356
Severance (two times highest annual base pay, payable over 2 years)	$–		$3,000,000		$–	$–		$3,000,000
Benefits
Retirement Benefits (annual contribution amounts for 2 years)
Savings Plan	$–		$31,200		$–	$–		$31,200
SRP II	$–		$497,100		$–	$–		$497,100
Group Excess Liability Insurance for 2 years	$–		$8,124		$–	$–		$8,124
Total	$14,935,024		$18,471,448		$1,822,356	$20,403,197		$25,761,977

For numeric footnotes, see page 38.

(a)

Mr. Chazen may be terminated if he is disabled for an aggregate of 180 days in any 12 month period. If Mr. Chazen voluntarily retires and provides Occidental at least 90 days’ notice, his retirement is deemed to be retirement with the consent of Occidental.

(b)

Upon approval by the Compensation Committee, with respect to the portion of awards that have not vested at the time of termination, Mr. Chazen would receive cash payments equal to what he would have received, and made at the time such awards would have been settled, had he remained employed. Amounts shown were calculated using the same stock price and performance levels described in footnotes 1, 2 and 3 below and using the year-end common stock price of $80.61 and the number of shares that would have been forfeited for RSI awards.

(c)

Represents the product of the year-end common stock price of $80.61 and the pro rata number of shares of all RSI awards. For 2013 and 2014 RSI awards, in the event of a Change of Control, the award shares are reduced pro rata on the date of the Change of Control and become non-forfeitable on the earlier of the termination of Mr. Chazen’s employment due to the Change of Control or the vesting date of July 9, 2016 or July 8, 2017, respectively. The right to receive amounts in excess of these amounts would have been forfeited. In all cases, a number of shares equal to 50% of the net after-tax shares received are subject to a 3-year holding period.

35	2015 Notice of Annual Meeting and Proxy Statement

Executive Compensation Tables

Mr. Chiang. Mr. Chiang does not have an employment agreement. Potential payments to Mr. Chiang in the event of certain termination scenarios prior to June 11, 2015, the third anniversary of his employment, are governed by his offer letter dated April 19, 2012. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2014.

Benefits and Payments Upon Termination	Retirement with Occidental Consent, Death, Disability, Termination by Mr. Chiang or Termination without Cause		Termination for Cause	Change of Control		Change of Control and Termination
Equity Compensation
Long-Term Incentive Awards
TSR Awards	$1,445,982	(1,a)	$–	$5,586,192	(4)	$5,586,192	(4)
RSI Awards(2)	$3,979,071	(2,a)	$–	$1,326,921		$3,979,071
ROCE Awards(3)	$–		$–	$3,162,411		$3,162,411
RSR Award(b)	$–		$(170,732)	$–		$–
Cash Payments
Severance (12 months base pay, payable over 12 months)(c)	$625,000		$–	$–		$625,000
Benefits
Retirement Benefits (restoration of forfeitures)
Savings Plan	$102,349		$–	$–		$102,349
PRA	$8,020		$–	$–		$8,020
SRP II	$385,627		$–	$–		$385,627
Total	$6,546,049		$(170,732)	$10,075,524		$13,848,670

For numeric footnotes, see page 38.

(a)

Represents the product of the year-end common stock price of $80.61 and the shares of awards as described in footnotes 1, 2 and 3 below, as applicable, plus cash payments in lieu of the forfeited portion of the respective awards, paid at the time of, and subject to, the attainment and certification of the underlying performance objectives. Mr. Chiang receives these cash payments in the case of termination without cause (including as a result of death, disability and constructive termination) prior to his third anniversary of employment, or his voluntary termination prior to his third anniversary of employment; provided that, in connection with any such voluntary termination, Mr. Chiang executes an agreement restricting him from directly competing, or assisting others to directly compete, with Occidental during the twelve month period following the termination.

(b)

Mr. Chiang would be required to return to Occidental a number of shares of common stock equal to the prorated portion of the 14,399 shares he received on a net after-tax basis in connection with his recruitment to Occidental. The value of the shares that would have been returned on December 31, 2014 would have been $170,732.

(c)

Severance payment is conditioned upon Mr. Chiang executing an agreement restricting him from directly competing, or assisting others to directly compete, with Occidental during the twelve month period following the termination.

Ms. Hollub. Ms. Hollub does not have an employment agreement. The following is a summary of the payments and benefits she would have been entitled to receive if the event specified occurred as of December 31, 2014.

Benefits and Payments Upon Termination	Retirement with Occidental Consent		Disability, Death or Termination without Cause		Change of Control		Change of Control and Termination
Equity Compensation
Long-Term Incentive Awards
TSR Awards	$319,780	(1)	$228,046	(1)	$1,485,239	(4)	$1,485,239	(4)
RSI Awards(2)	$354,281		$354,281		$–		$354,281
ROA Awards(3)	$–		$–		$1,980,426		$1,980,426
LTI Award(a)	$79,885		$79,885		$167,508		$167,508
Cash Payments
Performance-Based Cash Awards(5)	$–		$–		$1,000,000		$1,000,000
Total	$753,946		$662,212		$4,633,173		$4,987,454

For numeric footnotes, see page 38.

(a)

Under the terms of the LTI award, in scenarios of termination due to death, disability, retirement with the consent of Occidental and termination without cause, employees receive a prorated payout based upon the number of days remaining until the vesting date following the date of the forfeiture event. For a Change of Control, the LTI award immediately vests and becomes non-forfeitable. For termination by the employee without consent and termination with cause, all awards are forfeited. Values shown represent the product of the year-end common stock price of $80.61 and the pro rata number of LTI units underlying the LTI award, including the cash-settled portion of the LTI award (except for both Change of Control scenarios, which represent the full payout of the LTI award).

Occidental Petroleum Corporation	36

Executive Compensation Tables

Mr. Lowe. Mr. Lowe does not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2014.

Benefits and Payments Upon Termination	Retirement with Occidental Consent		Disability, Death or Termination without Cause		Change of Control		Change of Control and Termination
Equity Compensation
Long-term Incentive Awards
TSR Awards	$772,002	(1)	$454,560	(1)	$5,586,192	(4)	$5,586,192	(4)
RSI Awards(2)	$2,108,355		$2,108,355		$1,326,921		$2,108,355
ROA Awards(3)	$–		$–		$3,162,572		$3,162,572
Total	$2,880,357		$2,562,915		$10,075,685		$10,857,119

For numeric footnotes, see page 38.

Mr. Stavros. Mr. Stavros does not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2014.

Benefits and Payments Upon Termination	Retirement with Occidental Consent		Disability, Death or Termination without Cause		Change of Control		Change of Control and Termination
Equity Compensation
Long-term Incentive Awards
TSR Awards	$254,728	(1)	$165,331	(1)	$1,548,599	(4)	$1,548,599	(4)
RSI Awards(2)	$1,068,969		$1,068,969		$630,290		$1,068,969
ROCE Awards(3)	$–		$–		$833,266		$833,266
Cash Payments
Performance-Based Cash Awards(5)	$–		$–		$760,000		$760,000
Total	$1,323,697		$1,234,300		$3,772,155		$4,210,834

For numeric footnotes, see page 38.

37	2015 Notice of Annual Meeting and Proxy Statement

Executive Compensation Tables

Ms. Walker. Ms. Walker does not have an employment agreement. Potential payments to Ms. Walker in the event of certain termination scenarios prior to August 6, 2015, the third anniversary of her employment, are governed by her offer letter dated July 11, 2012. The following is a summary of the payments and benefits she would have been entitled to receive if the event specified occurred as of December 31, 2014.

Benefits and Payments Upon Termination	Retirement with Occidental Consent		Disability, Death or Termination without Cause		Change of Control		Change of Control and Termination
Equity Compensation
Long-term Incentive Awards
TSR Awards	$375,481	(1)	$227,320	(1)	$2,771,936	(4)	$2,771,936	(4)
RSI Awards(2)	$1,017,621		$1,017,621		$632,547		$1,017,621
ROCE Awards(3)	$–		$–		$1,642,590		$1,642,590
RSR Award(a)	$–		$424,734		$172,264		$424,734
Benefits
Retirement Benefits (restoration of forfeitures)
PRA	$–		$8,328		$–		$8,328
SRP II	$–		$350,231		$–		$350,231
Total	$1,393,102		$2,028,234		$5,219,337		$6,215,440

(a)	Represents the product of the year-end common stock price of $80.61, and the unvested portion of the RSR award Ms. Walker received in connection with her recruitment to Occidental.

(1)

Represents the product of the year-end common stock price of $80.61 and the pro rata shares of TSR awards. Under the terms of the TSR agreements, employees receive a prorated payout, paid after the end of the applicable performance period, based on actual performance and the number of days employed at Occidental during the performance period. The values shown reflect an estimated payout of a prorated number of shares based on the performance of Occidental through December 31, 2014, which would result in no payout for the TSR awards granted in 2012, 51% payout for the TSR awards granted in 2013 and 72% for TSR awards granted in 2014. The performance periods for the TSRs end in 2015, 2016 and 2017 for the 2012, 2013 and 2014 grants, respectively, so these payouts may not be indicative of the payout that would be made at the end of the performance period based on actual performance. Actual payout would be prorated and could vary from zero to 100% of maximum for grants in 2012, or zero to 150% of target for 2013 and 2014 grants, depending on attainment of performance objectives. The value of the payout also depends on the price of Occidental common stock at payout.

(2)

Represents the product of the year-end common stock price of $80.61 and the pro rata number of RSI awards (for scenarios other than Change of Control for 2013 and 2014 RSI awards, which are not affected by a Change of Control) except for Mr. Chazen, whose 2013 and 2014 RSI award vests fully in the cases of retirement with the consent of Occidental, disability, death, termination by Mr. Chazen with notice and termination without cause. All RSI awards are forfeited in the case of voluntary termination by the executive (except for Mr. Chiang) and termination for cause. Awards that have not been forfeited are subject to achievement of performance goals in all scenarios except Change of Control. The right to receive amounts in excess of these amounts would have been forfeited. In all cases, a number of shares equal to 50% of the net after-tax shares received are subject to a 3-year holding period.

(3)

Under the terms of the respective agreements for the ROCE awards and all ROA awards, in scenarios of termination due to death, disability, retirement with the consent of Occidental less than 12 months after the grant date and termination without cause, employees receive a prorated payout, paid after the end of the applicable performance period, based on actual performance and the number of days employed at Occidental during the performance period. For termination by the employee without consent and termination for cause, all awards are forfeited. For Change of Control, the target number of shares granted convert to shares of restricted stock that become non-forfeitable. Values shown represent the product of the year-end common stock price of $80.61 and the pro rata shares of the ROCE awards and all ROA awards based on the performance of Occidental through December 31, 2014 (except for both Change of Control scenarios, which are based on the target number of shares granted), which would result in no payout for all of the ROCE awards and ROA awards granted in 2013 and 2014.

(4)

Represents the product of the year-end common stock price of $80.61 and the shares of TSR awards that become non-forfeitable. For 2012 awards, the right to receive 50% of the maximum number of performance shares becomes non-forfeitable, and for all shares received, a number of shares equal to 50% of the after-tax shares received are subject to a 3-year holding period. For 2013 and 2014 awards, the target number of performance shares is converted into shares of restricted stock which become non-forfeitable. A number of shares equal to 50% of the net after-tax shares received are subject to a 3-year holding period until the earlier of the date of the grantee’s termination as a result of the Change of Control, or the last day of the performance period. The right to receive amounts in excess of these amounts would have been forfeited.

(5)

Represents payments under outstanding cash-denominated, cash-settled performance-based awards (Performance-Based Cash Awards) granted in 2010, 2011 and 2012 (Ms. Hollub) and 2013 (Mr. Stavros). Under the terms of the Performance-Based Cash Awards, in scenarios of death, disability, retirement with the consent of Occidental or termination without cause, employees receive a prorated payout, paid after the end of the applicable performance period, based on actual performance and the number of days employed at Occidental during the performance period. For termination by the employee without consent and termination for cause, all awards are forfeited. For Change of Control, the target payout amount becomes non-forfeitable. Values shown represent the payout of the Performance-Based Cash Awards based on the performance of Occidental through December 31, 2014 (except for both Change of Control scenarios, which are based on the target payout), which would result in no payout for all Performance-Based Cash Awards.

Occidental Petroleum Corporation	38

Director Compensation

DIRECTOR COMPENSATION

In February 2014, the Board completed its review of the 2013 non-employee director compensation program and revised the program, effective with the 2014 Annual Meeting, to bring it in line with programs provided by Occidental’s peer companies. Pursuant to the 2014 director compensation program, non-employee directors receive a combination of cash, in the form of an annual retainer payable on a monthly basis (and as further described below), and stock-based compensation. Occidental employees receive no additional pay for serving as directors. In accordance with its charter, the Compensation Committee annually reviews director compensation and makes recommendations regarding director compensation to the Board.

The following table describes the components of the 2014 non-employee director compensation program:

Compensation Element	2014 Director Compensation Program(2)
Annual Cash Retainer	$125,000 for non-employee directors $155,000 for Chairman of the Board
Annual Equity Award(1)	$225,000 for non-employee directors $335,000 for Chairman of the Board $275,000 for Vice Chairman of the Board
Board or Committee Meeting Fees	None
Committee Chair Additional Annual Equity Award(1)	$25,000 for each committee chaired

(1)	Award consists of shares of common stock (or deferred stock units, if the director timely elected to receive units).
(2)

All interim awards for new directors or to reflect changes in roles are calculated on a pro rata basis according to the number of regularly scheduled board meetings remaining until the next annual meeting.

Annual Equity Awards. The Board believes that director and stockholder interests should be aligned over the long term. As a result, the majority of the annual compensation provided to the non-employee directors is in the form of stock awards. Prior to the grant date, directors have the option to elect to receive shares as common stock or as deferred common stock units (deferred stock units).

Common Stock Award. Pursuant to the terms of this award, a director will receive a fully vested number of shares of common stock. However, 50% of the shares may not be sold or transferred for three years from the grant date and the other 50% may not be sold or transferred until the director ceases to serve on the Board for any reason; provided, however, that all of the shares become transferable in the event of a change of control or if the director ceases to serve on the Board for any reason.

Deferred Stock Unit Award. Pursuant to the terms of the award, a director will receive a certain number of stock units, with each unit equaling one share, which become payable in the form of common shares upon the satisfaction of the deferral period. 50% of the deferred stock units are payable upon the third anniversary of the grant date and the remaining 50% are payable on the date of the director’s separation from service, including ceasing to serve on the Board, death or disability; provided, however, that all deferred stock units are payable upon the occurrence of certain change of control events or the director’s separation from service.

Stock Ownership Guidelines. Pursuant to Occidental’s Stock Ownership Guidelines, non-employee directors are required to own a number of shares of common stock of Occidental having a value of not less than six times the annual cash retainer for non-employee directors within five years of election to the Board. As of February 27, 2015, each of our non-employee directors is in compliance with these guidelines.

Matching Gift Program and Other Compensation. Directors are eligible to participate in the Occidental Petroleum Corporation Matching Gift Program, which matches contributions made by employees and directors up to an aggregate of $50,000 per year to educational institutions and organizations, as well as arts and cultural organizations. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare, ground transportation and meals for themselves and their significant others, and permits, subject to availability, non-employee directors to make personal use of company aircraft on the same reimbursement terms applicable to executive officers of Occidental. Occidental does not provide option awards, non-equity incentive awards or retirement plans for non-employee directors.

Other Matters. On February 12, 2014, a complaint, Milton Pfeiffer and Emmy McElroy, derivatively on behalf of Occidental Petroleum Corporation, v. Spencer Abraham, et al. (naming all of Occidental’s non-employee directors from 2011 through 2013 as defendants), purporting to be derivative claims, was filed in the Chancery Court of the State of Delaware. The complaint alleges that, (a) in 2011-2013, the directors exceeded their authority under Occidental’s stockholder-approved 2005 LTIP by granting shares of Occidental common stock to themselves without a vesting restriction in contravention of a provision of the plan which plaintiffs claim requires 3-year vesting restrictions on such grants, and (b) in 2011 and 2012, the directors granted themselves total compensation in

39	2015 Notice of Annual Meeting and Proxy Statement

Director Compensation

amounts that are excessive when compared to non-employee director compensation at peer companies. The complaint alleges that this conduct constituted a breach of the defendants’ fiduciary duties and accordingly seeks various injunctive remedies and damages in favor of Occidental. On

September 22, 2014, the parties entered into a memorandum of understanding to resolve the case subject to Court approval. Occidental anticipates the hearing for approval of the settlement will take place in the second quarter of 2015.

A table summarizing the total compensation for 2014 for each of the non-employee directors who served in 2014 is set forth below.

Compensation of Directors

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Spencer Abraham	$120,159	$300,010	$ 993	$421,162
Howard I. Atkins	$120,159	$250,008	$ 3,120	$373,287
Eugene L. Batchelder	$112,159	$225,007	$ 0	$337,166
Edward P. Djerejian(3)	$128,078	$334,954	$ 3,882	$466,914
John E. Feick	$120,159	$250,008	$ 2,025	$372,192
Margaret M. Foran	$126,159	$250,008	$50,790	$426,957
Carlos M. Gutierrez	$122,159	$250,008	$ 1,354	$373,521
William R. Klesse	$104,159	$225,007	$ 1,286	$330,452
Avedick B. Poladian	$116,159	$250,008	$25,530	$391,697
Elisse B. Walter	$100,016	$344,707	$48,891	$493,614

(1)

Equity awards are granted to each non-employee director on the first business day following the Annual Meeting or, in the case of a new non-employee director, the first business day following the election of the director. Prior to the grant date, directors are given the option to receive their annual equity awards as shares of common stock or as deferred stock units, as described above. In both cases, 50% of these awards may not be sold or transferred for three years, with limited exceptions, and the remaining 50% are so restricted until the end of the Board service. For 2014, Mr. Batchelder elected to receive deferred stock units, while all other non-employee directors elected to receive shares of common stock. The dollar amounts shown reflect $94.70 per share for awards to all directors granted on May 5, 2014, other than with respect to the award granted to Ms. Walter in connection with her appointment as a director on February 24, 2014, which reflects $95.76 per share for 1,250 shares granted, which is in each case the grant date fair value.

(2)

None of the non-employee directors received any fees or payment for services other than as a director. Amounts shown are for matching charitable contributions and tax gross-ups related to spousal travel. Matching charitable contributions pursuant to Occidental’s Matching Gift Program were made in the following amounts: Ambassador Djerejian – $2,722; Ms. Foran – $50,000; Mr. Poladian – $20,750; and Ms. Walter – $47,500. Tax gross-ups related to amounts paid by Occidental for spousal travel were made in the following amounts: Mr. Abraham — $993; Mr. Atkins — $3,120; Ambassador Djerejian — $1,160; Mr. Feick — $2,025; Ms. Foran — $790; Mr. Gutierrez — $1,354; Mr. Klesse — $1,286; Mr. Poladian — $4,780; and Ms. Walter — $1,391.

(3)

Consistent with Occidental’s policy that no person 75 or older be nominated to serve as a director, Ambassador Djerejian, the current Chairman of the Board and a member of the Corporate Governance, Nominating and Social Responsibility Committee, is not standing for re-election to the Board of Directors.

Occidental Petroleum Corporation	40

Security Ownership

SECURITY OWNERSHIP

Certain Beneficial Owners and Management

At the close of business on February 27, 2015, the beneficial owners of Occidental’s common stock shown below were the only persons known by Occidental to be the beneficial owners of five percent or more of Occidental’s outstanding voting securities.

Name and Address	Number of Shares Owned		Percent of Outstanding Common Stock		Sole Voting Shares		Shared Voting Shares		Sole Investment Shares		Shared Investment Shares
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	48,322,239	(1)	6.2	(1)	39,641,960	(1)	18,983	(1)	48,303,256	(1)	18,983	(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	49,219,415	(2)	6.34	(2)	1,332,247	(2)	–	(2)	47,949,342	(2)	1,270,073	(2)

(1)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2015.
(2)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015.

The following table sets forth certain information regarding the beneficial ownership of Occidental common stock as of February 27, 2015, by each of Occidental’s named executive officers, directors, and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described in Occidental’s Corporate Governance Policies at www.oxy.com. The executive officers are subject to stock ownership guidelines, which range from two to six times base salary (see Executive Stock Ownership at www.oxy.com). All of the directors and executive officers were in compliance with the guidelines as of February 27, 2015.

Beneficial Ownership of Directors and Executive Officers

Name	Common Stock(1)	Restricted Stock(2)	Total Shares Beneficially Owned(3)	Percent of Outstanding Common Stock(4)
Spencer Abraham	37,492		37,492
Howard I. Atkins	17,547		17,547
Eugene L. Batchelder	7,213		7,213
Stephen I. Chazen	1,990,561	162,668	2,153,229
Willie C.W. Chiang	20,032	49,362	69,394
Edward P. Djerejian	32,209		32,209
John E. Feick	42,790		42,790
Margaret M. Foran	24,301		24,301
Carlos M. Gutierrez	31,629		31,629
Vicki A. Hollub	18,714	18,425	37,139
William R. Klesse	23,620		23,620
Edward A. Lowe	29,769	49,362	79,131
Avedick B. Poladian	36,990		36,990
Christopher Stavros	39,473	25,933	65,406
Cynthia L. Walker	11,398	30,105	41,503
Elisse B. Walter	4,126		4,126
All executive officers and directors as a group (18 persons)	2,372,162	364,222	2,736,384	0.36%

(1)

For executive officers, includes shares held through the Occidental Petroleum Corporation Savings Plan as of February 27, 2015. For non-employee directors, includes common stock units and common stock awards granted under the 2005 LTIP that are subject to restrictions on sale and transfer in the following amounts: Mr. Abraham – 10,433; Mr. Atkins – 9,213; Mr. Batchelder – 5,139; Ambassador Djerejian  – 10,939; Mr. Feick – 12,790; Ms. Foran – 11,990; Secretary Gutierrez – 12,495; Mr. Klesse – 3,657; Mr. Poladian – 11,990; and Ms. Walter – 3,626.

(2)

Includes shares granted in 2012, 2013 and 2014 under the 2005 LTIP as RSI awards, which remain forfeitable until the certification of the achievement of the performance goal. For Ms. Walker, includes 5,269 shares granted under a Restricted Stock Recruitment award.

(3)	Represents the sum of the first two columns.
(4)	Unless otherwise indicated, less than 1 percent.

41	2015 Notice of Annual Meeting and Proxy Statement

Security Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental’s executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental’s equity securities are required to file, with the Securities and Exchange Commission and the New York Stock Exchange, reports of ownership and changes in ownership of Occidental common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental or written representations that no reports were required, Occidental believes that, during 2014, all persons required to report complied with the Section 16(a) requirements.

Occidental Petroleum Corporation	42

Proposal 2:

Advisory Vote Approving Executive Compensation

PROPOSAL 2: ADVISORY VOTE APPROVING

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, Occidental is submitting this proposal to its stockholders for an advisory vote to approve the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The executive compensation program is fully described in the Compensation Discussion and Analysis section and the other table and narrative disclosures in this Proxy Statement.

Overview of Executive Compensation

Stockholder Approval of Executive Compensation. Approximately 97% of voting stockholders at the 2014 Annual Meeting voted FOR Occidental’s advisory vote on executive compensation. The Compensation Committee interpreted this strong level of stockholder support as affirmation of the elements and objectives of Occidental’s executive compensation program, which was significantly redesigned in 2013 with the assistance of an independent compensation consultant and with substantial input from Occidental’s stockholders through Occidental’s stockholder engagement efforts.

Subsequent to the 2014 Annual Meeting, the Compensation Committee considered the following factors in determining the direction and structure of the 2014 compensation program:

•	The 2013 executive compensation program,

•	The company’s performance relative to its goals,

•	The extent to which the compensation of each named executive officer is aligned with the results of the executive’s business unit,

•	Occidental’s succession planning efforts,

•	Compensation practices of peer companies, and

•	Compensation surveys and other materials regarding general and executive compensation.

Extension of Approved 2013 Program for 2014. After considering the factors listed above and the positive stockholder support received for Occidental’s 2013 executive compensation program, the Compensation Committee decided to continue with the existing framework for its executive compensation decisions, which are described in greater detail throughout the Compensation Discussion and Analysis section.

Highlights of Compensation Program Policies for Named Executive Officers. Occidental has a long-standing commitment to motivate executives to achieve results that benefit Occidental and stockholders over the long-term. Following are highlights of compensation policies and practices for named executive officers that Occidental has implemented over many years:

•	Existing long-term incentive awards and the proposed 2015 LTIP contain clawback provisions pursuant to which Occidental may recoup awards in the event of certain misconduct

•	Majority of executive compensation is long-term and performance-based
•	All long-term incentive awards are performance-based with three- to seven-year performance periods

•	Long-term incentive awards are payable solely in stock

•	Transparent, objective peer and market comparative financial performance metrics aligned with stockholder interests

•	Competitive executive stock ownership guidelines

•	Golden Parachute Policy capping termination benefits

•	No “Golden Coffin” provisions

•	No options backdating or repricing

•	Independent compensation consultant policy requiring compensation consultants to be independent from management

The Board recommends that stockholders support the compensation program for the reasons described above.

RESOLVED, that the stockholders approve, on an advisory basis, Occidental’s compensation of its named executive officers, as disclosed in Occidental’s Proxy Statement for the 2015 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the 2014 Summary Compensation Table and all other table and narrative disclosures regarding named executive officer compensation.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions have the same effect as votes cast AGAINST the proposal. Broker non-votes have no effect on the vote. Your vote will not directly affect or otherwise limit or enhance any existing compensation or award arrangement of any of our named executive officers, but the outcome of the say-on-pay vote will be taken into account by the Compensation Committee when considering future compensation arrangements.

The Board recommends that you vote FOR Occidental’s named executive officer compensation. Your proxy will be so voted unless you specify otherwise.

43	2015 Notice of Annual Meeting and Proxy Statement

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

PROPOSAL 3: APPROVAL OF 2015 LONG-TERM

INCENTIVE PLAN

Occidental believes implementing the 2015 Long-Term Incentive Plan (2015 LTIP) is advisable in order to ensure Occidental has an adequate number of shares available in connection with its compensation programs. The following highlights of the material features of the 2015 LTIP are qualified by reference to the full text of the 2015 LTIP, which is included with this Proxy Statement as Exhibit A.

Highlights of the 2015 Long-Term Incentive Plan:

•

No discounted options or other awards may be granted (except with respect to conversion awards granted as result of a merger, consolidation or acquisition as necessary to preserve the value of the award)

•

No recycling of shares that are withheld or tendered to pay the exercise price of a stock option or to satisfy any tax withholding obligation or that are covered by a stock option or stock appreciation right that is exercised

•	No automatic award grants are made to any eligible individual

•	No repricing of stock options or stock appreciation rights without stockholder approval

•	No single trigger vesting of awards upon a change in control

•	35 million share reserve requested

•	Limitations on the maximum number or amount of awards that may be granted to certain individuals during any calendar year:

-	35 million shares may be granted as ISOs to employees over the life of the 2015 LTIP

-	1 million share limit with respect to share-based awards to covered employees in any calendar year

-	$15 million limit with respect to cash-based awards to covered employees in any calendar year

•

Dividends or dividend equivalent rights on performance awards are subject to the same performance goals as the underlying award and will not be paid until the performance award has vested and become earned (except in the case of certain retention awards)

•	Three-year minimum vesting or forfeiture restriction period on awards (other than performance awards, cash awards or awards with respect to up to 10% of the authorized shares)

•	Awards may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m) of the Internal Revenue Code

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances

•	Potential dilution from outstanding awards and shares available for future awards under the 2015 LTIP is approximately 4.7%

Background and Purpose of the Proposal

The 2015 LTIP is intended to permit Occidental and its subsidiaries to attract and retain top quality employees and non-employee directors and consultants by providing these individuals with stock-based and other incentive award opportunities designed to enhance the profitable growth of Occidental. On February 11, 2015, the Board adopted the 2015 LTIP, subject to receipt of stockholder approval at the Annual Meeting.

The 2015 LTIP will replace the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan (2005 LTIP) as the vehicle used to make long-term incentive awards and, if the 2015 LTIP is approved by stockholders, no further shares will be awarded under the 2005 LTIP. Further details about Occidental’s past grant practices and awards currently outstanding under the 2005 LTIP can be found in the sections on “Securities Authorized for Issuance under Equity Compensation Plans,” “Compensation Discussion and Analysis” and “Director Compensation.”

Occidental believes approval of the 2015 LTIP will give it flexibility to make stock-based grants and other awards permitted under the 2015 LTIP over the next several years in amounts determined appropriate by the Compensation Committee, which will administer the 2015 LTIP (as discussed more fully below). This timeline, however, is simply an estimate used to determine the number of new shares to ask the stockholders to approve and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of Occidental’s common stock, award levels and amounts provided by Occidental’s competitors and hiring activity over the next few years. As of February 27, 2015, the closing market price of Occidental’s common stock was $77.88 per share, as reported on the NYSE, and Occidental had 19,684,117 shares of common stock available for awards under the 2005 LTIP.

The 2015 LTIP will allow Occidental to use, if desired, a variety of equity-based compensation alternatives in structuring

Occidental Petroleum Corporation	44

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

compensation arrangements for its personnel. While Occidental is aware of the potential dilutive effect of compensatory equity awards, Occidental also recognizes the significant motivational and performance benefits that may be achieved from making such awards. As of February 27, 2015, the total number of shares of Occidental’s outstanding common stock was 770,566,393 (excluding shares held in treasury). If the 2015 LTIP is approved, the potential dilution from outstanding awards and shares available for future awards under the 2015 Plan is approximately 4.7%. This percentage is calculated on a fully-diluted basis by dividing the total shares underlying outstanding equity awards as of February 27, 2015 plus the shares available for future awards under the 2015 LTIP (together, the numerator) by the total shares of Occidental common stock outstanding as of February 27, 2015 plus the number of shares in the numerator. Please see “–Description of the 2015 LTIP–Shares Subject to the 2015 LTIP” for additional information regarding the number of available shares being requested under the 2015 LTIP. Occidental’s three-year average burn rate as of December 31, 2014 was 0.17%. This percentage is calculated by dividing the total shares underlying equity awards granted in a year by the weighted average shares outstanding during the year.

As noted above, the 2015 LTIP is intended to allow Occidental to provide “performance-based compensation” that may be tax-deductible by Occidental without regard to the limits of Section 162(m) of the Internal Revenue Code and the regulations thereunder (Section 162(m)). Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the Covered Employees) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, Occidental may deduct compensation paid to the Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m). In addition to certain other requirements, in order to qualify for this exemption, certain stockholder approval requirements must be satisfied. As a result, Occidental is asking stockholders as part of this proposal to approve (i) the maximum amount of compensation that may be paid to an individual under the 2015 LTIP during any calendar year, (ii) the employees eligible to receive compensation under the 2015 LTIP, and (iii) the list of performance criteria that may be used under the 2015 LTIP for purposes of granting awards intended to qualify as “performance-based compensation” in the event Occidental chooses to seek to structure compensation in a manner that will satisfy the exception to Section 162(m). Please see “Compensation Discussion and Analysis–Tax Deductibility Under Section 162(m)” for more information.

The 2015 LTIP will not be implemented unless approved by stockholders. If the 2015 LTIP is not approved by stockholders, the 2005 LTIP will remain in effect in its present form and Occidental will continue to grant awards thereunder until the share reserve under the 2005 LTIP is exhausted. However, no awards can be made under the 2005 LTIP after May 6, 2015.

Description of the 2015 LTIP

The following is a summary of the material terms of the 2015 LTIP and is qualified in its entirety by the text of the 2015 LTIP, which is attached as Exhibit A to this Proxy Statement and is incorporated by reference in this proposal.

Purpose of the 2015 LTIP

The purpose of the 2015 LTIP is to provide a means whereby eligible employees, directors and consultants may acquire and maintain stock ownership or awards the value of which is tied to Occidental’s performance. In furtherance of this purpose, the 2015 LTIP permits the grant of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards and cash awards, any of which may be further designated as performance awards (collectively referred to as Awards).

Administration

The 2015 LTIP will be administered by the Compensation Committee of the Board, except with respect to grants to non-employee directors that will remain under the purview of the Board, with respect to both the amount and terms of any grant, and to the extent the Board elects to administer the 2015 LTIP. Subject to the terms of the 2015 LTIP and applicable law, the Compensation Committee has the authority to interpret and construe all provisions of the 2015 LTIP and Awards issued thereunder and to make all decisions and determinations relating to the operation of the 2015 LTIP, including the authority and discretion to:

•	determine the eligible individuals to receive Awards;

•	determine the type or types of Awards to be granted to any eligible individual and the amount of cash and/or number of shares subject to each Award;
•	establish the terms and conditions of any Award;

•	modify, waive or adjust any term or condition of an Award; and

•	make any other determination or take any other action necessary or desirable for the administration of the 2015 LTIP.

The Compensation Committee may also delegate authority to a company officer who is also a member of the Board to make grants of Awards to new employees who are not executive officers under Section 16 of the Securities Exchange Act of 1934, and may delegate ministerial functions to other officers or employees.

45	2015 Notice of Annual Meeting and Proxy Statement

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

Duration

If approved by stockholders, the 2015 LTIP will be effective as of May 1, 2015 (Effective Date) and will terminate on the tenth anniversary of the Effective Date, or May 1, 2025, unless earlier terminated by our Board. Although no further Awards may be granted under the 2015 LTIP after May 1, 2025, the 2015 LTIP will remain in effect until all Awards granted under the 2015 LTIP have been satisfied or have expired.

Eligible Individuals

Consistent with certain provisions of Section 162(m), the employees eligible to receive compensation must be set forth in the plan and approved by stockholders. All officers and employees of Occidental and its subsidiaries and other persons who provide services to Occidental and its subsidiaries, including members of the Board, are eligible to receive Awards under the 2015 LTIP. Eligible employees, directors and consultants who are designated by the Compensation Committee to receive an Award under the 2015 LTIP are referred to as “Participants.” As of February 27, 2015, there were 10 non-employee directors, 14 officers (including 8 executive officers), approximately 3,700 other employees and approximately 50 consultants who would be eligible to participate in the 2015 LTIP.

Shares Subject to 2015 LTIP

The total number of shares of common stock available for issuance in connection with Awards under the 2015 LTIP will not exceed 35,000,000 shares (the 2015 Reserved Shares). In addition to the 2015 Reserved Shares, any shares subject to outstanding awards under the 2005 LTIP that, following the Effective Date, are forfeited, cancelled or terminated will also be available for the grant of Awards under the 2015 LTIP (referred to herein as the 2005 LTIP Forfeitable Shares). Together the 2015 Reserved Shares and the 2005 LTIP Forfeitable Shares represent the maximum number of shares that may be issued under the 2015 LTIP (referred to herein as the 2015 LTIP Maximum Share Number). As of February 27, 2015, 3,173,091 shares of common stock were subject to outstanding awards under the 2005 LTIP and would be considered 2005 LTIP Forfeitable Shares, although this number is subject to change prior to the Effective Date. There is no way to predict how many, if any, of the 2005 LTIP Forfeitable Shares may be forfeited or terminated and, thus, may become available for future grants under the 2015 LTIP. All of the 2015 Reserved Shares are available for issuance as incentive stock options. The foregoing limitations will be subject to the adjustment provisions contained in the 2015 LTIP.

Any shares of common stock issued in connection with Awards other than options and stock appreciation rights shall be counted against the limits described in the preceding paragraph pursuant to a fungible share counting mechanism as three shares for every one share issued in connection with such Award. If an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of common stock subject to such Award will again be available for grant under the 2015 LTIP. However, (i) shares withheld or otherwise tendered in payment of any exercise price or taxes related to an Award, (ii) shares subject to an option or stock appreciation right that was exercised, or (iii) shares repurchased on the open market with the proceeds of an option’s exercise price will not be available for future Awards under the 2015 LTIP.

Common stock issued under the 2015 LTIP may come from authorized but unissued shares of common stock, from treasury stock held by Occidental or from previously issued shares of common stock reacquired by Occidental, including shares purchased on the open market. If stockholders approve this proposal, Occidental intends to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the shares of Occidental common stock available for issuance under the 2015 LTIP.

Eligible Individuals Maximum Award Limitations

Consistent with certain provisions of Section 162(m), restrictions on the maximum number of common shares that may be granted to certain individuals in a specified period and restrictions on the maximum amount of cash compensation payable pursuant to an award must be provided for in the plan and approved by stockholders. Accordingly, no Covered Employee may receive share-denominated Awards during a calendar year with respect to more than 1,000,000 shares of common stock. For dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any Covered

Employee in any calendar year is limited to $15,000,000. In addition, in any calendar year, a nonemployee director may not be granted Awards relating to more than 50,000 common shares and no participant may be granted options (whether nonstatutory stock options and/or incentive stock options) or stock appreciation rights relating to more than 2,000,000 common shares. The foregoing share limitations will be subject to the adjustment provisions contained in the 2015 LTIP but will not be subject to the fungible share counting rules that apply to the overall share pool.

Types of Awards

The following types of Awards may be granted on the terms and conditions set forth in the 2015 LTIP.

Stock Options

The Compensation Committee may grant stock options to purchase one or more shares of Occidental common stock.

Stock options granted under the 2015 LTIP may be either incentive stock options governed by Section 422 of the

Occidental Petroleum Corporation	46

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

Internal Revenue Code or stock options that are not intended to meet these requirements (called nonstatutory options). The Compensation Committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of Occidental’s common stock on the date of the grant (except with respect to conversion awards granted as result of a merger, consolidation or acquisition as necessary to preserve the value of the award), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of Occidental’s common stock, the exercise price will not be less than 110% percent of the fair market value of the common stock on the date of grant. The term for a stock option may not exceed 10 years. The Compensation Committee will determine the methods and form of payment for the exercise price of a stock option (including, in the discretion of the Compensation Committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock will be delivered to a Participant.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (or SARs) independent of or in connection with a stock option. The exercise price per share of a SAR will be an amount determined by the Committee. However, SARs must generally have an exercise price not less than 100% of the fair market value of Occidental’s common stock on the date the SAR is granted. Generally, each SAR will entitle a Participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of common stock on the exercise date over (b) the exercise price, times (ii) the number of shares of common stock covered by the SAR. The Committee will determine the specific terms and conditions of any SAR at the time of grant. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the Compensation Committee. The term of a SAR may not exceed 10 years.

Restricted Stock

The Compensation Committee may grant restricted stock, which are shares of Occidental common stock that are subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the common stock subject to the Award and to receive cash dividends thereon (which may, if required by the Compensation

Committee, be held by Occidental during the restricted period subject to the same vesting terms that apply to the underlying restricted stock award). Unless otherwise determined by the Compensation Committee, common stock distributed to a holder of restricted stock in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the underlying restricted stock award with respect to which such common stock or other property has been distributed.

Restricted Stock Units

The Compensation Committee may grant restricted stock units (RSUs), which are rights to receive shares of Occidental common stock, cash or a combination thereof at the end of a specified period. The Compensation Committee may subject RSUs to restrictions (which may include a risk of forfeiture) and such restrictions may lapse at such times determined by the

Compensation Committee. RSUs may be satisfied by delivery of shares of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter.

Bonus Stock

The Compensation Committee may grant bonus stock awards to eligible individuals. Each bonus stock award will constitute a transfer of unrestricted shares of Occidental common stock on terms and conditions determined by the Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents to eligible individuals, entitling the Participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Compensation Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award (other than restricted stock or bonus stock). The Compensation Committee may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional common stock, Awards or other investment vehicles. The Compensation Committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents. See “—Features of Awards—Dividend Equivalent Payments on Performance Awards” below for additional information.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Occidental common stock, subject to applicable legal limitations and the terms of the 2015 LTIP. In the discretion of the Compensation Committee, other stock-based awards may be subject to such vesting and other terms as the Committee may establish, including performance goals.

47	2015 Notice of Annual Meeting and Proxy Statement

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

Cash Awards

The Compensation Committee may grant cash awards on a free-standing basis or as an element of or a supplement to any other Award permitted under the 2015 LTIP. The Committee will determine the amount of and any other terms and conditions of such cash awards.

Performance Awards

The Compensation Committee may designate that an Award granted under the 2015 LTIP will constitute a “Performance Award.” A Performance Award is any Award the grant, vesting, exercise and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Compensation Committee.

Except as otherwise provided below for Section 162(m) Awards, the Compensation Committee may exercise its discretion to reduce or increase the amount payable under a Performance Award. The performance period for a Performance Award may range from one to seven years.

Section 162(m) Awards

The Compensation Committee may (but is not obligated to) grant to an eligible individual who is likely to be a Covered Employee for purposes of Section 162(m) a Performance Award that is intended to qualify as “performance-based compensation” under Section 162(m) (referred to as a Section 162(m) Award). The grant, vesting, exercise and/or settlement of a Section 162(m) Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below. In addition, performance goals for Section 162(m) Awards will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m). Performance goals for Section 162(m) Awards will be established not later than 90 days after the beginning of any applicable performance period, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). The Compensation Committee may not increase the amount payable to a Covered Employee pursuant to a Section 162(m) Award but may exercise discretion to reduce any such Award. All determinations by the Committee as to the establishment, amount and certification of achievement of performance goals will be made in writing and the Compensation Committee may not delegate any responsibility relating to such Section 162(m) Awards. Notwithstanding the foregoing, stock options and SARs with an exercise price not less than the fair market value of Occidental’s common stock on the date of grant are intended to be Section 162(m) Awards, even if not otherwise contingent upon achievement of a pre-established performance goal or goals.

Business Criteria. Consistent with certain provisions of Section 162(m), the business criteria on which performance goals may be based must be provided for in the plan and approved by stockholders. One or more of the following business criteria for Occidental, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of Occidental will be used by the Compensation Committee in establishing performance goals for Section 162(m) Awards: (a) accounts receivable (A/R); (b) A/R day sales outstanding; (c) achievement of balance sheet or income statement objectives; (d) adjusted cash flow from operations; (e) adjusted non-GAAP net income;

(f) after-tax operating income; (g) capital expenditures; (h) capital or investment; (i) capital project deliverables; (j) cash flow; (k) cash flow return; (l) comparative shareholder return; (m) contribution margin; (n) corporate value and sustainability measures which may be objectively determined (including ethics, compliance, safety, environmental and personnel matters); (o) cost per unit of production or unit of output; (p) debt/proved reserves; (q) debt; (r) discretionary cash flow (non-GAAP); (s) drilling results; (t) earnings before interest expense and taxes (EBIT); (u) earnings before interest expense, taxes, depreciation and amortization (EBITDA); (v) earnings per share (EPS) (GAAP or non-GAAP); (w) economic value added (EVA); (x) environmental sustainability measures, such as reduction in carbon output or in greenhouse gas emissions; (y) expense reduction or management; (z) exploration costs; (aa) finding/development costs; (bb) forward-year cash flow multiple; (cc) funds from operations; (dd) general and administrative expense; (ee) implementation or completion of critical projects or processes; (ff) improvement of financial ratings; (gg) interest coverage; (hh) inventory; (ii) inventory turns; (jj) market share; (kk) net income; (ll) net income per share; (mm) operating cash flow; (nn) operating expenses (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation, general and administrative costs, and other components of operating expenses); (oo) operating income; (pp) operating profit or net operating profit; (qq) operating ratio; (rr) overhead cost; (ss) pre-tax earnings; (tt) pre-tax income or after tax income; (uu) pre-tax margin; (vv) proceeds from dispositions; (ww) production efficiency; (xx) production growth; (yy) production volumes; (zz) regulatory compliance; (aaa) reserve growth; (bbb) reserve replacement; (ccc) return on assets; (ddd) return on average assets; (eee) return on average equity; (fff) return on capital employed; (ggg) return on equity; (hhh) return on investment; (iii) return on investors’ capital; (jjj) return on net assets; (kkk) return on operating revenue; (lll) revenues; (mmm) safety performance and/or incident rate; (nnn) sales; (ooo) satisfactory internal or external audits; (ppp) shareholder value; (qqq) stock price appreciation; (rrr) stockholder equity; (sss) total cost per barrel or barrel of oil equivalent (BOE); (ttt) total stockholder return (TSR); (uuu) unit costs; (vvv) working capital; or (www) any of the above goals determined on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or

Occidental Petroleum Corporation	48

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, pre-tax or after-tax, before or after special charges, or any combination of the foregoing. In addition, to the extent consistent with Section 162(m), in establishing a performance goal for a Section 162(m) Award, the Compensation Committee may provide for the manner in which performance will be measured to reflect the impact of any of the following events or occurrences: (i) asset write-downs or impairments to assets; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring or unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225; (vi) any change in accounting principles as defined in Accounting Standards

Codification Topic 250; (vii) any loss from a discontinued operation as described in Accounting Standards Codification Topic 360; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any investment or acquisition; (xi) any amounts pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (xii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (xiii) items that the Board has determined do not represent core operations, specifically including but not limited to interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (xiv) marked-to-market adjustments for financial instruments; or (xv) any other extraordinary events or occurrences identified by the Committee.

Features of Awards

Dividend Equivalent Payments on Performance Awards

Except with respect to certain Performance Awards that are designated by the Compensation Committee as retention awards, dividend equivalent rights with respect to any Performance Award will be subject to the same performance goals as the underlying Performance Award and will not be paid until the Performance Award has vested and been earned.

Transferability of Awards

Awards generally may not be assigned, pledged, hedged, sold or otherwise transferred other than by will or the laws of descent and distribution or pursuant to a Participant’s written beneficiary form or a qualified domestic relations order issued by a court of competent jurisdiction and approved by the Compensation Committee. An incentive stock option will not be transferable other than by will or the laws of descent and distribution. In accordance with rules and procedures established by the Compensation Committee from time to time, a Participant may transfer, without consideration, all or part of an Award to one or more immediate family members or related family trusts or partnerships or similar entities, as determined by the Compensation Committee. Any attempt to transfer an Award in violation of the terms of the 2015 LTIP or without proper notification to the Compensation Committee shall be deemed null and void.

Minimum Vesting Requirements and Termination of Service

Awards granted under the 2015 LTIP (other than Performance Awards and cash awards) generally will be subject to a minimum vesting or forfeiture restriction period of three years, which may be pro-rata or all at the end of such period, with any pro rata formula determined in the good faith discretion of the Compensation Committee (provided no tranche of any Award shall vest prior to one year from the date of grant of such Award, except with respect to the 10% carve-out described below). However, a vesting or forfeiture restriction period of less than three years may be approved for Awards (other than Performance Awards and cash awards) with respect to up to 10% of the shares of common stock authorized for issuance under the 2015 LTIP. The treatment of an Award upon the occurrence of certain specified events, including the termination of a Participant’s service with Occidental and its subsidiaries, will be subject to the provisions of the 2015 LTIP and the applicable Award agreement.

No Repricing; No Reload Options

Other than in connection with a corporate transaction involving Occidental, without the approval of stockholders, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or SARs or to cancel outstanding stock options or SARs in exchange for cash, other Awards or stock options or SARs with an exercise price less than the exercise price of the original stock options or SARs. Reload options may not be granted under the 2015 LTIP.

Reorganizations

In the event of certain changes to Occidental’s capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, that result in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Compensation Committee as to the number and price of shares subject to an Award, the number of shares available for issuance under the 2015 LTIP and the maximum individual limitations applicable to share-based Awards.

49	2015 Notice of Annual Meeting and Proxy Statement

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

Change in Control

In the event of a “change in control” (as defined in the 2015 LTIP), the vesting and forfeiture restrictions applicable to an Award will not lapse, and the time of exercisability of an Award will not be accelerated to a date, in either case, earlier than (i) the original date specified for the lapse of such restrictions or the time of exercise in the applicable Award agreement, or (ii) the date the Participant’s employment or other service relationship is terminated by Occidental or its subsidiaries without “cause” or by the Participant for “good reason” (in each case, as defined in the 2015 LTIP); provided such termination date occurs within 12 months following the date of such change in control. In addition, upon a change in control, the Committee shall have the discretion without the consent or approval of any holder to take any of the following actions: (i) require the surrender of Awards with or without a cash payment; (ii) provide for the assumption, substitution or continuation of Awards by the successor company or a parent or subsidiary thereof; or (iii) make any such other adjustments as the Compensation Committee determines appropriate.

Tax Withholding

Occidental and its subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the 2015 LTIP, including from a distribution of common stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the

Compensation Committee may deem advisable to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award. The Compensation Committee will determine the form of payment of such tax withholding obligations, which may include, without limitation, cash, common stock or other property.

Amendment

The Board may amend, alter, suspend, discontinue or terminate the 2015 LTIP at any time, subject to the approval of Occidental’s stockholders if required by any state or federal law or regulation or the rules of any stock exchange; provided that, without the consent of an affected Participant, no such action by the Board may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Compensation Committee may waive any conditions or rights under the 2015 LTIP, or amend, alter, suspend, discontinue or terminate any Award previously granted, except as otherwise provided in the 2015 LTIP; provided that, without the consent of an affected Participant, no such Compensation Committee action may materially and adversely affect the rights of a Participant under such Award.

Clawback Policy

Awards under the 2015 LTIP are subject to compliance with Occidental’s Code of Business Conduct and related policies. Violation of the Code of Business Conduct may result in reduction, cancelation, forfeiture or recoupment of Awards as determined by the Compensation Committee. In addition,

Awards granted under the 2015 LTIP will be subject to any written clawback policy adopted by Occidental to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Certain Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the 2015 LTIP. This description is based on current laws in effect on February 27, 2015, which are subject to change (possibly retroactively). The tax treatment of Participants in the 2015 LTIP may vary depending on each Participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences or any tax consequences related to the transfer of Awards, which is generally prohibited by the 2015 LTIP except in limited circumstances. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2015 LTIP.

Tax Consequences to Participants under the 2015 LTIP

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a stock option or a SAR. Upon the exercise of a nonstatutory option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to Occidental” below, Occidental will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an

Occidental Petroleum Corporation	50

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

incentive stock option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (ISO Stock) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a Disqualifying Disposition), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Occidental will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, Occidental will then, subject to the discussion below under “Tax Consequences to Occidental,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals the tax basis of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

Other Awards: Cash Awards, Restricted Stock Units, Dividend Equivalents, Restricted Stock and Bonus Stock. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The dividend equivalents, if any, received with respect to a restricted stock unit or other Award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph. Subject to the discussion below under “Tax Consequences to Occidental,” Occidental will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Code Section 409A. Awards under the 2015 LTIP are intended to be designed, granted and administered in a manner that is

51	2015 Notice of Annual Meeting and Proxy Statement

Proposal 3:

Approval Of 2015 Long-Term Incentive Plan

either exempt from the application of or complies with the requirements of Section 409A of the Internal Revenue Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an Award under the 2015 LTIP fails to comply with Section 409A, such Award may to the extent possible be modified to comply with such requirements.

Tax Consequences to Occidental

Reasonable Compensation

In order for the amounts described above to be deductible by Occidental (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

The ability of Occidental (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2015 LTIP could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation

The ability of Occidental (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the 2015 LTIP could be limited by Section 162(m). Section 162(m) limits Occidental’s ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” Occidental is seeking stockholder approval of the 2015 LTIP and the material terms thereof, including the maximum amount of compensation that may be paid under the 2015 LTIP. Although the 2015 LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, Occidental may determine that it is in Occidental’s best interests not to satisfy the requirements for the exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

New Plan Benefits

The future Awards, if any, that will be made to eligible individuals under the 2015 LTIP are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted to Participants in the future under the 2015 LTIP. Therefore, the New Plan Benefits Table is not provided.

Securities Authorized for Issuance under Equity Compensation Plans

All of Occidental’s stock-based compensation plans for its employees and non-employee directors have been approved by its stockholders. The following is a summary of the securities available for issuance under such plans as of December 31, 2014:

Securities Authorized for Issuance under Equity Compensation Plans

a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	b) Weighted-average exercise price of outstanding options, warrants and rights	c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
2,493,729(1)	$45.78(2)	20,344,665(3)(4)

(1)

Includes shares reserved to be issued pursuant to stock options, stock appreciation rights and performance-based awards, other than RSI awards. Shares for performance-based awards are included assuming maximum payout, but may be paid out at lesser amounts, or not at all, according to achievement of performance goals.

(2)	Price applies only to the Options and SARs included in column (a). Exercise price is not applicable to the other awards included in column (a).
(3)

A plan provision requires each share covered by an award (other than options and stock appreciation rights) to be counted as if three shares were issued in determining the number of shares that are available for future awards. Accordingly, the number of shares available for future awards may be less than the amount shown depending on the type of award granted. Additionally, under the plan, the amount shown may increase, depending on the award type, by the number of shares currently unvested or forfeitable, or three times that number as applicable, that (i) fail to vest, (ii) are forfeited or canceled or (iii) correspond to the portion of any stock-based awards settled in cash.

(4)	The number of securities reported in column (c) as available for future issuance does not include any of the additional shares that stockholders are being asked to approve under the 2015 LTIP.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to approve Occidental’s 2015 Long-Term Incentive Plan. Your broker may not vote your shares on this proposal unless you give voting instructions.

Abstentions have the same effect as votes AGAINST the proposal. Broker non-votes have no effect on the vote.

The Board of Directors has approved and recommends that you vote FOR the approval of the 2015 Long-Term Incentive Plan. Your proxy will be so voted unless you specify otherwise.

Occidental Petroleum Corporation	52

Proposal 4:

Ratification Of Independent Auditors

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITORS

Audit Related Matters

Audit and Non-Audit Services Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental’s independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit and audit-related services rendered by KPMG LLP in 2014 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Audit and Other Fees

The aggregate fees incurred for professional services rendered to Occidental by KPMG LLP for the years ended December 31, 2014 and 2013, were as follows (in millions):

Services Provided	2014	2013
Audit(1)	$10.5	$10.2
Audit-Related(2)	$3.5	$1.2
Tax(3)	$1.8	$0
Total	$15.8	$11.4

(1)

Audit fees include fees necessary to perform the annual audit and quarterly reviews in accordance with Generally Accepted Auditing Standards, annual attestation on internal controls over financial reporting and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, other attestation services, employee benefit plan audits, consents and assistance with, and review of, documents filed with the Securities and Exchange Commission.

(2)

Audit-Related fees were incurred for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: reviews of proposed or consummated transactions, including the spin-off of California Resources, and consultation concerning financial accounting and reporting standards. Additionally, 2014 included incremental audit work associated with the preparation and filing of registration statements for California Resources in conjunction with the spin-off.

(3)	Tax fees were incurred for services rendered in connection with the spin-off of California Resources.

Report of the Audit Committee

The Audit Committee has reviewed and discussed Occidental’s audited financial statements for the fiscal year ended December 31, 2014, including management’s annual assessment of and report on Occidental’s internal control over financial reporting, with management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, Occidental’s independent auditors, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm’s independence.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Avedick B. Poladian (Chair)

Howard I. Atkins

Eugene L. Batchelder

John E. Feick

Margaret M. Foran

Elisse B. Walter

Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2015. KPMG LLP has audited Occidental’s financial statements since 2002. A member of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to ratify the selection of auditors.

53	2015 Notice of Annual Meeting and Proxy Statement

Stockholder Proposals

Abstentions have the same effect as votes AGAINST the proposal. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2015, which may be KPMG LLP. If KPMG LLP should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2015.

The Board of Directors recommends that you vote FOR the ratification of the selection of auditors. Your proxy will be so voted unless you specify otherwise.

STOCKHOLDER PROPOSALS

General Information

Occidental has been advised that four stockholder proposals may be introduced at the Annual Meeting. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof, which, except for any reference to the proposal number and minor formatting changes, are presented in the form received from the stockholders. Upon oral or written request to Occidental’s Corporate Secretary, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, Occidental will provide information about the sponsors’ stockholdings, as well as the name, address and stockholdings of any co-sponsors.

Vote Required to Approve

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR a proposal for a stockholder proposal to be approved. Your broker may not vote your shares on a stockholder proposal unless you give voting instructions. Abstentions have the same effect as votes AGAINST the proposal. Broker non-votes have no effect on the vote for any matter properly introduced at the meeting.

Voting Results

The Report of the Inspector of Elections will be included in a Current Report on Form 8-K and published on Occidental’s website, www.oxy.com, within four business days following the Annual Meeting.

Board Action with Respect to Approved Proposals

It has been the practice of Occidental’s Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. In prior years, stockholder proposals with respect to poison pills and golden parachutes were approved, and the Board took action to adopt policies responsive to the concerns raised in those proposals.

Occidental Petroleum Corporation	54

Proposal 5:

Recovery Of Unearned Management Bonuses

PROPOSAL 5: RECOVERY OF UNEARNED

MANAGEMENT BONUSES

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has notified Occidental that he intends to present the following proposal at the 2015 Annual Meeting:

Proposal 5 – Recovery of Unearned Management Bonuses

RESOLVED, that shareholders request the Compensation Committee of our Board of Directors to adopt an incentive pay recoupment policy to provide that the Committee will (a) review, and determine whether to seek recoupment of incentive compensation paid, granted or awarded to a senior executive if, in the Committee’s judgment, (i) there has been misconduct resulting in a violation of law or company policy, that causes significant financial or reputational harm to the company and (ii) the senior executive either committed the misconduct or failed in his or her responsibility to manage or monitor conduct or risks; and (b) disclosure to shareholders the circumstances of any recoupment, and of any Committee decision not to pursue recoupment in instances that meet criteria (i) and (ii). The Policy should mandate that the above recoupment provisions be included in all future incentive plans and award agreements and that the policy be posted on the company website.

Recoupment includes (a) recovery of compensation already paid and (b) forfeiture, recapture, reduction or cancellation of amounts awarded or granted to an executive over which the company retains control. The Policy should operate prospectively, so as not to affect any compensation paid, awarded or granted before it takes effect.

Former General Electric General Counsel Ben Heineman Jr. said that recoupment policies with business-related misconduct triggers are “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.” (http://blogs.law.harvard.edu/corpgov/2010/ 08/13/making-sense-out-of-clawbacks/)

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

GMI Ratings, an independent investment research firm, reported there was $20 million in 2013 total realized pay for Stephen Chazen. GMI said unvested equity awards would not lapse upon CEO termination and CEO perks were excessive relative to peers.

Our chairman Edward Djerejian had 18-years long-tenure which detracts from director independence in a position that demands a higher level of independence. GMI said there was not one independent director who had general expertise in risk management, based on GMI’s standards.

GMI said Occidental’s environmental impact disclosure practices were significantly worse than its peers. Occidental had not identified specific environmental impact reduction targets. Occidental had not implemented OHSAS 18001 as its occupational health and safety management system.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Recovery of Unearned Management Bonuses- Proposal 5

The Board of Directors’ Statement in Opposition.

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

The Board of Directors believes that this proposal is unnecessary and should not be adopted because Occidental has in place a robust set of clawback provisions and procedures that give the company broad rights to recoup or not pay compensation otherwise payable to individuals who have engaged in misconduct. Occidental’s existing recoupment capabilities are described in “Compensation Discussion and Analysis” on page 24 of this Proxy Statement and the clawback provisions contained in Occidental’s proposed 2015 Long-Term Incentive Plan (2015 LTIP) are described in “Proposal 3: Approval of 2015 Long-Term Incentive Plan.” The Board and management believe that these recoupment rights are broader than those provided to the boards and management of many companies and reflect Occidental’s strong commitment to ethics and integrity. Occidental’s broad recoupment rights include the following:

•

Occidental’s Code of Business Conduct sets forth Occidental’s policies concerning, among other things, compliance with laws and regulations (including antitrust, anti-bribery and insider trading laws), conflicts of interest (including corporate opportunities and assets), corporate ethics, political contributions and lobbying, human rights and protecting health, safety and the environment. Employees who fail to comply with the Code of Business Conduct, including any supervisor who directs, approves or condones infractions or has knowledge of them and does not act promptly to report and correct them, will be subject to disciplinary action, which may include termination, referral for criminal prosecution, and “reimbursement” to Occidental or others for any losses or damages resulting from the violation. The Code of Business Conduct is publicly available at www.oxy.com.

•

Since 2008, Occidental’s incentive compensation award agreements under the 2005 Long-Term Incentive Plan (2005 LTIP) have included provisions subjecting such awards to, among other things, forfeiture or reduction by Occidental if the award holder breaches the terms and conditions of the Code of Business Conduct or other terms and conditions of employment, including violation of certain confidentiality and non-disparagement covenants. Further, stock awards may be forfeited in whole or in part in the case of an employee’s termination for cause.

55	2015 Notice of Annual Meeting and Proxy Statement

Proposal 6:

Proxy Access

•

The proposed 2015 LTIP includes a clawback provision that gives Occidental the contractual right to recoup cash or equity awards granted under the plan (i) where a participant has breached the Code of Business Conduct by violating applicable law or company policy or engaging in unethical conduct or (ii) pursuant to a policy to be adopted by Occidental to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), which will generally require recoupment of incentive-based compensation if Occidental is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement. The SEC has not yet adopted the required clawback rulemaking to implement Section 954. Rather than adopt clawback provisions that may ultimately vary from the SEC’s interpretation of Section 954, the Board of Directors has determined that a broad clawback provision tied to misconduct that violates the Code of Business Conduct, like that contained in Occidental’s existing incentive award agreements, is appropriate and in the best interests of Occidental and its stockholders. Once these rules have been finalized, the Board of Directors will reexamine its current policies and will adopt a fully compliant recoupment policy.

Occidental has carefully considered this proposal and the clawback language contained in the Code of Business Conduct, in the award agreements under the 2005 LTIP and in the proposed 2015 LTIP and has concluded that Occidental’s clawback authority is broad, appropriately flexible and covers substantially all of the recoupment actions requested by the proponent. The misconduct triggers included in the shareholder proposal are substantially similar to the triggers under the 2005 LTIP and proposed 2015 LTIP. For example, awards granted under the 2005 LTIP are subject to clawback in the event of a “violation or circumvention of any laws of the U.S. or a foreign country” or due to “disregard or circumvention of company policies or the engagement in unethical dealings” during the course of employment with Occidental, while the proposal would permit clawback if “there has been misconduct resulting in a violation of law or company policy, that causes significant financial or reputational harm to the company.” Further, Occidental has the authority under its existing clawback provisions pursuant to the Code of Business Conduct to recoup incentive compensation awards held by a supervising employee where such individual “directs, approves, or condones infractions, or has knowledge of them and does not act promptly to report and correct them.” While not identical to the language in the proposal, the standard in Occidental’s existing clawback provisions pursuant to the Code of Business Conduct already addresses the proposal’s underlying concerns related to supervisors in a more clearly defined and unambiguous manner.

With regard to the public disclosure-related aspects of the proposal, Occidental, like all public companies, is already subject to extensive requirements regarding disclosure of compensation arrangements, and the Board of Directors believes the disclosure requirements mandated by the proposal are therefore unnecessary and inappropriate. Decisions to disclose information, taking into account applicable legal requirements, the desire of investors to receive information, confidentiality and commercial considerations, and other matters, are properly made on a case-by-case basis. Mandating disclosure deprives the Board of Directors and management of the ability to exercise judgment and discretion with respect to the disclosure of potentially sensitive information.

The vote required to approve this proposal is set forth in “Vote Required to Approve” on page 54.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

PROPOSAL 6: PROXY ACCESS

The Comptroller of the City of New York, One Centre Street, Room 629, New York, New York 10007-2341, as custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Policy Pension Fund, and custodian of the New York City Board of Education Retirement System (collectively, the Systems), has notified Occidental that the Systems’ boards of trustees intend to present the following proposal at the 2015 Annual Meeting:

RESOLVED: Shareholders of Occidental Petroleum Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)

give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including

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Proposal 6:

Proxy Access

consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

The Board of Directors’ Statement in Opposition.

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

Occidental’s Board has carefully considered the proposal and determined that it is not in the best interests of Occidental and its stockholders. While the Board recognizes that proxy access is a topic of growing interest to investors and continues to evaluate it, the Board believes that this proposal fails to include safeguards that should be incorporated into proxy access, and also fails to recognize that Occidental’s existing governance structure already provides stockholders with meaningful input and opportunity regarding the nomination and election of directors and our corporate strategies as a whole.

Under the proposal, an unlimited number of small stockholders who collectively beneficially own 3% of our outstanding common stock would be permitted to include director nominees in our proxy materials, thereby providing activist stockholders and special interest groups with short-term agendas which are not in the best interests of Occidental with a relatively low-cost avenue to disrupt Board composition, strategy and ultimately, company performance and long-term growth. The proposal would allow an individual stockholder or group of stockholders with very low ownership stakes in Occidental, who neither owe fiduciary duties to Occidental or to other stockholders nor are bound by Occidental’s Corporate Governance Policies, and who have a narrowly-focused special interest, to use the proxy process to promote a specific agenda, such as an anti-fossil fuel agenda. This scenario presents the very real risk of politicizing the Board election process and jeopardizing our corporate strategies at virtually no cost to the proponent and with very little “skin in the game.” The Board is also concerned about the potential for activist stockholders to seek to advance other short-term or narrow agendas – such as demands to declare extraordinary dividends or enter into a sale transaction – that may not be in the best interests of Occidental and all of our stockholders. The Board believes that permitting aggregation of ownership exacerbates these risks and potentially may result in a contest (disruptive in itself) to solicit stockholders to find 3%. The Board does not believe that an unlimited number of small stockholders who may aggregate 3% demonstrates a significant enough commitment to Occidental sufficient to outweigh the risks of short-sighted, special interest stockholders seeking to take advantage of the proxy process at the expense of Occidental and our other stockholders.

Under the proposal, stockholders would be permitted to nominate up to 25% of the Board, thereby potentially reducing the effectiveness of Occidental’s corporate governance by creating divisions within the Board and diverting management and director attention from Occidental. The Board believes that allowing the nomination of up to one quarter of the Board may result in factions within the Board, thereby causing dissention and delay, which would preclude the Board’s ability to function effectively and discourage the candor and openness most supportive of Occidental’s business and long-term strategy. Additionally, contested director elections could become more common, which would require management and the Board to divert time and resources away from their focus on the business of Occidental and result in high director turnover. A large number of inexperienced directors who lack sufficient knowledge and understanding of Occidental and our business to provide meaningful and effective oversight of our operations and long-term strategies could materially adversely affect our business and performance. Further, the prospect of routinely standing for election in a contested election may deter highly qualified individuals from Board service.

Stockholders can already recommend nominees to the Nominating Committee and there is already a procedure in

57	2015 Notice of Annual Meeting and Proxy Statement

Proposal 7:

Methane Emissions and Flaring

place for stockholders to nominate individuals for election to the Board at an annual meeting. Pursuant to the Nominating Committee Policy, publicly available at www.oxy.com and discussed in greater detail under “Nominations for Directors for Term Expiring in 2017 – Nominating Committee Policy,” stockholders currently have the ability to recommend director nominees for consideration by the Nominating Committee and Board. Nominees appropriately recommended under the Nominating Committee Policy are considered in the same manner as the Nominating Committee evaluates qualified candidates identified through any other means. Further, under Occidental’s by-laws, stockholders may nominate a person for election to the Board at the annual meeting by complying with the advance notice procedures of the by-laws and attending the annual meeting to make the necessary motion. For further information on this process, please see “Nominations for Directors for Term Expiring in 2017 – Procedure to Nominate Candidates.”

The Nominating Committee is able to more thoroughly vet candidates received through the processes already in place than they would be in the case of a proxy access nominee. Pursuant to its charter, Occidental’s Nominating Committee is tasked with recommending qualified candidates for election to the Board. Before recommending a nominee, the Nominating Committee evaluates the individual’s character, judgment, business experience, time commitment and acumen, among other traits, and must conduct an interview of the prospective nominee. Furthermore, the Nominating Committee evaluates whether a candidate is likely to contribute constructively to the Board’s processes and thereby to stockholder value, whether they are expert in an area of keen interest to Occidental and/or otherwise lacking on the Board and, most importantly, whether they are dedicated to representing the interests of all stockholders in their deliberations and recommendations. There is no requirement that a proxy access nominee would be subject to this critical evaluation.

The Board is regularly in dialogue with Occidental’s stockholders, and stockholders may already communicate with the Board to express any dissatisfaction with the Board’s composition or any other matter. The Board believes that stockholder engagement by Occidental is important and the Board regularly hears from stockholders. If a stockholder is dissatisfied with the Board’s composition but does not otherwise wish to recommend a director nominee, the stockholder is able to express this dissatisfaction by communicating with any of Occidental’s directors by means described in this Proxy Statement in “Board and Committee Roles in Risk Oversight – Communications with Board Members.” More generally, stockholders may contact Occidental, through Investor Relations or the Corporate Secretary’s office, with their thoughts and ideas, and these will be considered by management and/or the Board as appropriate.

Occidental’s Board is committed to strong corporate governance practices and takes its commitment to all stockholders seriously. Occidental’s Board is accountable to stockholders through a variety of progressive governance policies. These include:

•	An independent Board chairman;

•	Annual elections of the entire Board;

•	Majority voting for directors in uncontested elections;

•	Ability of stockholders to call special meetings; and

•	Ability of stockholders to act by written consent.

The Board believes that Occidental’s existing governance structure, as well as its policies with respect to stockholder nominations, recommendations and communications, appropriately balances the interests of Occidental’s stockholders in providing input with respect to the Board’s composition and the Board’s goal of ensuring that the best and most qualified candidates whose interests are aligned with the long-term interests of Occidental are elected. In the Board’s view, proxy access – particularly as structured in this proposal without sufficient safeguards and thresholds to prevent the risk of abuse – could allow a stockholder or group of stockholders with little ownership stake in the company to bypass Occidental’s existing and proven system of nominating directors to the detriment of Occidental and its other stockholders.

The vote required to approve this proposal is set forth in “Vote Required to Approve” on page 54.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

PROPOSAL 7: METHANE EMISSIONS AND FLARING

Arjuna Capital, 204 Spring Street, Marion, MA 02738, has notified Occidental that it intends to present the following proposal at the 2015 Annual Meeting:

METHANE EMISSIONS & FLARING

WHEREAS: Methane emissions are a significant contributor to climate change, with an impact on global temperature roughly

86 times that of CO2 over a 20-year period. Methane represents over 25 percent of 20-year CO2 equivalent emissions according to the Environmental Protection Agency (EPA) Greenhouse Gas Inventory.

Domestic flaring has propelled the U.S. into the top 10 gas flaring countries globally. Approximately 29% of gas produced

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Proposal 7:

Methane Emissions And Flaring

in the Bakken is flared and flaring in North Dakota more than doubled between May 2011 and May 2013, with $1 billion worth of gas lost in 2012.

Studies from the National Oceanic and Atmospheric Administration (NOAA), Harvard University and others estimate highly varied methane leakage rates as a percentage of production. The attendant uncertainty surrounding methane leakage has, according to the New York Times, made it “the Achilles’ heel of hydraulic fracturing.”

The International Energy Agency (IEA) highlights the risk of failing to implement best practice methane management in “Golden Rules for a Golden Age of Gas,” recommending actions “necessary to realise the economic and energy security benefits [of gas development] while meeting public concerns,” including eliminating venting, minimizing flaring and setting targets on emissions.

Reducing methane emissions in upstream oil and gas production is one of four policies proposed by the IEA that “could stop the growth in global energy-related emissions by the end of this decade at no net economic cost.” The policies “rely only on existing technologies” and “would not harm economic growth.”

A failure by companies to proactively reduce methane emissions may invite more rigorous regulations. The IEA states, “Public authorities need to consider imposing restrictions on venting and flaring.” The President’s Climate Action Plan’s “Strategy to Reduce Methane Emissions” empowers the EPA to determine how to reduce methane emissions. States have begun to adopt stricter regulations.

Methane leakage and flaring has a direct economic impact on Occidental Petroleum, as lost and flared gas is not available for sale. The Natural Resources Defense Council estimates control processes could generate $2 billion in annual revenues for the industry and reduce methane pollution 80 percent. ICF International estimates currently available controls could cut emissions 40 percent, with the most-cost effective opportunities creating $164 million in net savings.

We believe a strong program of measurement, mitigation, target setting and disclosure reduces regulatory and legal risk, maximizes gas for sale and bolsters shareholder value.

RESOLVED: Shareholders request Occidental Petroleum issue a report (by September 2015, at reasonable cost, omitting proprietary information) reviewing the Company’s policies, actions, and plans to measure, disclose, mitigate, and set quantitative reduction targets for methane emissions and flaring resulting from all operations under the company’s financial or operational control.

SUPPORTING STATEMENT: The Global Reporting Initiative and Carbon Disclosure Project provide guidelines to disclose the quantity of flared and vented hydrocarbons. We recommend including methane leakage rate as a percentage of production, how the Company is measuring and mitigating emissions, best practices, worst performing assets, and environmental impact.

The Board of Directors’ Statement in Opposition.

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

The Health, Environment and Safety (HES) principles of Occidental’s Board of Directors promote the conservation and efficient use of natural resources and reduction of air emissions from Occidental’s operations. Under the Board’s leadership and Occidental’s HES management system, Occidental actively pursues the capture and beneficial use of methane in all of its operations, in conjunction with business partners and host governments. Occidental is an active and longstanding voluntary participant in the Natural Gas Star program and the Global Methane Initiative, which the U.S. Environmental Protection Agency (U.S. EPA) established and manages. Occidental has historically implemented numerous projects on a voluntary basis in its operations worldwide to expand the beneficial use or sale of field gas, including methane. Occidental reports on these efforts in its Social Responsibility Report, which is publicly available on the Social Responsibility page of Occidental’s website, www.oxy.com, and in response to the annual Carbon Disclosure Project questionnaire, which Occidental has voluntarily participated in since its inception in 2003. The Board of Directors believe that Occidental’s existing programs adequately address the shareholder’s request.

Furthermore, the U.S. EPA, the federal Bureau of Land Management, and their counterparts in various countries and states have recently adopted or are in the process of adopting regulations to further reduce methane emissions. These regulations address reporting and control of greenhouse gas emissions (including methane) from hydraulic fracturing and other well completion and stimulation techniques, natural gas processing and transportation facilities, and from oil and gas storage facilities. The Board of Directors believes that these regulatory programs are likely to achieve the objectives of the request more effectively and uniformly than shareholder’s proposed ad hoc approach.

The vote required to approve this proposal is set forth in “Vote Required to Approve” on page 54.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

59	2015 Notice of Annual Meeting and Proxy Statement

Proposal 8:

Review Lobbying At Federal, State, Local Levels

PROPOSAL 8: REVIEW LOBBYING AT FEDERAL, STATE, LOCAL LEVELS

The Needmor Fund, 2123 West Webster Avenue, Chicago, IL 60647, has notified Occidental, as a primary filer with 5 co-sponsors, that they intend to present the following proposal at the 2015 Annual Meeting:

REVIEW LOBBYING AT FEDERAL, STATE, LOCAL LEVELS

Whereas: Investors are increasingly concerned about how companies lobby at the federal, state and local levels, including indirect lobbying through trade associations and tax-exempt organizations. A high level of transparency helps ensure lobbying activities are consistent with stated corporate policies and values.

Occidental Petroleum is going through a major transition, spinning off its California oil and gas business. In an October 2014 press release, the company emphasizes Occidental Petroleum is “committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company’s worldwide operations.” Also Occidental Petroleum’s website has a section on environmental stewardship and climate change noting new state and federal actions addressing climate change and the potential impact on Occidental.

We believe any public policy advocacy by Occidental should be carefully scrutinized to assess the impact on the environment as well as our company’s reputation. Also this reorganization is a natural time to insure that our company’s lobbying and political spending is consistent with our environmental and social standards. Occidental spent over $22 million on lobbying from 2012-2014 which may change with the reorganization.

We commend Occidental Petroleum for its decision to withdraw from the American Legislative Exchange Council (ALEC) which is aggressively campaigning to combat renewable energy regulation at the state level. Renewable energy is a very important tool to combat climate change.

However, Occidental lists on its website its membership in the Western States Petroleum Association and has contributed over $25 million to WSPA since 2009. WSPA spent $27 million since 2009 and vigorously opposes California’s initiatives to address climate change including challenging California’s pioneering clean energy bill AB 32. This law attracts clean technology investments, increases the use of clean energy and supports a transition to low carbon energy.

Resolved: Shareholders request that the Board of Directors initiate a review and assessment of organizations in which Occidental Petroleum is a member or otherwise supports financially for in lobbying on legislation at federal, state, or local levels. A summary report of this review, prepared at reasonable cost and omitting proprietary information, should be reviewed by the Board Governance Committee and provided to shareholders.

SUPPORTING STATEMENT

We propose the review should:

1.	Examine the philosophy, major objectives and actions taken by the organization supported;

2.	Assess the consistency between our company’s stated policies, principles, and Code of Conduct with those of the organization supported;

3.	Determine if the relationship carries reputational or business risk with a potential negative impact on the company and its shareholders;

4.

Evaluate management’s rationale for its direct involvement in, or financial support of, the organization to determine if the support is in the long-term best interests of the company and its stakeholders;

5.	Assess current and potential future internal oversight governing the use of corporate assets for political and lobbying purposes.

The Board of Directors’ Statement in Opposition.

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

Occidental’s trade association memberships provide important support for overall business operations (See Political Contributions and Lobbying in the Governance section under Investor Relations at www.oxy.com). Some of these organizations engage in lobbying activities on issues which could impact Occidental. Positions taken typically reflect a consensus among members with wide ranging interests and areas of focus. Occidental does not necessarily share or endorse every position taken.

Occidental’s participation in trade associations and other organizations is regularly evaluated based primarily on value provided in helping advance the corporation’s near term and long term interests. Decisions to remain, suspend or initiate memberships reflect an ongoing effort to ensure that the allocation of corporate resources consistently matches needs. Occidental’s decision to terminate membership in the Western States Petroleum Association (WSPA) due to the spinoff of its California assets is the most recent example of a change in membership status due to shifting corporate interests.

The report sought by the proponents would largely duplicate information already publicly available on or through the Investor Relations page at Occidental’s website, www.oxy.com. Occidental provides a list of membership organizations where dues payments exceed $50,000 during the last fiscal year. Additionally, issues on which these associations or groups engaged in lobbying are included in

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Proposal 8:

Review Lobbying At Federal, State, Local Levels

the lobbying disclosure forms filed by these organizations, which are also available via the U.S. Senate’s Lobbying Disclosure Electronic Filing System website, a link to which is provided on www.oxy.com.

Assessing an organization’s credibility and how membership could impact Occidental’s reputation is already included as part of the value calculation used to determine membership.

The report requested would not further that objective in any meaningful manner.

The vote required to approve this proposal is set forth in “Vote Required to Approve” on page 54.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

61	2015 Notice of Annual Meeting and Proxy Statement

General Information

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 1, 2015, and at any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 1, 2015

This Proxy Statement and Occidental’s Annual Report on Form 10-K for the year ended December 31, 2014, are available on Occidental’s website at www.oxypublications.com or by writing to the Communications and Public Affairs Department, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

Admission to the Annual Meeting

Attendance is limited to stockholders, one guest per stockholder and authorized proxy holders. If you plan to attend the Annual Meeting in person and you are a stockholder of record, you must bring the admission ticket attached to your proxy or information card and valid government-issued photo identification such as a driver’s license or passport.

If your shares are held in the name of a bank, broker or other holder of record and an admission ticket is not part of your voting instruction card, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement and valid government-issued photo identification, such as a driver’s license or passport.

If you are not a stockholder or a guest of a stockholder, you will be admitted only if you have a valid legal proxy and valid government-issued photo identification such as a driver’s license or passport. If you are receiving a legal proxy from a stockholder of record, you must bring a valid legal proxy from the record holder to you. If you are receiving a legal proxy from a street name stockholder, you must bring a form of a valid legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name stockholder that is assignable, and a legal proxy from the street name stockholder to you.

Any stockholder who would like to appoint more than one proxy holder to attend the meeting must contact the Corporate Secretary’s Office, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, at 713-840-3096 no later than noon central time on April 30, 2015, to assure that such proxies are valid and reasonable in number.

For safety and security reasons, cell phones, laptops, tablets, recording equipment, other electronic devices, large bags, briefcases and packages will not be permitted in the Annual Meeting.

Voting Instructions and Information

Voting Rights

This Proxy Statement and accompanying proxy card are being mailed beginning on or about March 24, 2015, to each stockholder of record as of the close of business on March 10, 2015, which is the record date for the determination of stockholders entitled to receive notice of, to attend and to vote at the Annual Meeting. As of the record date, Occidental had 769,668,575 shares of common stock outstanding (excluding shares held in treasury). A majority of outstanding shares must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. You will have one vote for each share of Occidental’s common stock you own. You may vote in person at the Annual Meeting or by proxy. Proxies may be submitted by completing and mailing the proxy card, by telephone or by Internet at www.voteproxy.com as explained on the proxy card. Voting via the internet is a valid proxy voting method under the laws of the state of Delaware, Occidental’s state of incorporation. You may not cumulate your votes.

Pursuant to Occidental’s by-laws, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during normal business hours for the ten days prior to the Annual Meeting at Occidental’s headquarters and at the Annual Meeting.

Voting of Proxies

The Board of Directors has designated Ms. Marcia E. Backus and Mr. Stephen I. Chazen, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

FOR all nominees for director (see page 1);

FOR advisory vote approving executive compensation (see page 43);

FOR approval of the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan (see page 44);

FOR ratification of the independent auditors (see page 53);

AGAINST Proposal 5 (see page 55);

AGAINST Proposal 6 (see page 56);

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General Information

AGAINST Proposal 7 (see page 58); and

AGAINST Proposal 8 (see page 60).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the Annual Meeting in accordance with Occidental’s by-laws.

Broker Votes

If your shares are held in street name, under New York Stock Exchange Rules, your broker can vote your shares on Proposal 4 but not with respect to the election of directors, executive compensation, the 2015 Long-Term Incentive Plan, or the stockholder proposals (Proposals 1 – 3 and 5 – 8). If your broker does not have discretion and you do not give the broker instructions, the votes will be broker non-votes, which will have no effect on the vote for any matter properly introduced at the Annual Meeting.

Vote Required

The vote required to elect directors and to approve each proposal is described with each proposal.

Voting Results

The Report of the Inspector of Elections will be included in a Current Report on Form 8-K filed with the Securities and Exchange Commission and published on Occidental’s website, www.oxy.com, within four business days following the Annual Meeting, both of which also may be obtained by writing to the Communications and Public Affairs Department, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

Confidential Voting

All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on your proxy or voting instruction card, or the proxy solicitation is contested. Occidental’s confidential voting policy is posted at

http://confidentialvoting.oxy.com and also may be obtained by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

Revoking a Proxy or Changing Your Vote

You may revoke your proxy or change your vote before the Annual Meeting by filing a revocation with the Corporate Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation Expenses

The expense of this solicitation will be paid by Occidental. Morrow & Co., LLC has been retained to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at $18,000 plus reimbursement of out-of-pocket expenses. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of its common stock. In addition, Occidental’s officers, directors and employees may solicit proxies but will receive no additional or special compensation for such work.

Stockholder Proposals for the 2016 Annual Meeting of Stockholders

Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2016 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental’s Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, and be received no later than November 25, 2015.

Under Occidental’s by-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures require that any such item of business must be submitted in writing to the Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston,

Texas 77046. Notice of the proposed item of business must be received between February 1, 2016, and February 21, 2016, and must include the information required by Occidental’s by-laws. A copy of the by-laws may be obtained by writing to the Corporate Secretary at the address listed above.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental’s by-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

63	2015 Notice of Annual Meeting and Proxy Statement

General Information

Nominations for Directors for Term Expiring in 2017

Nominating Committee Policy

It is the policy of the Corporate Governance, Nominating and Social Responsibility Committee (Nominating Committee) to consider nominees to the Board of Directors recommended by stockholders. Pursuant to the Nominating Committee Policy, which is available at www.oxy.com, stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the annual meeting to be considered by the Nominating Committee. Each recommendation must include the following information:

1.	As to each person whom the stockholder proposes for election or re-election as a director:

•	The name, age, business address and residence address of the person;

•	The principal occupation or employment of the person;

•	The class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and

•

Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission.

2.	As to the stockholder making the recommendation:

•	The name and address of record of such stockholder; and

•	The class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder.

The stockholder’s recommendation must include the recommended person’s written consent to being named as a nominee and to serving as a director if elected.

In prior years, the Nominating Committee has identified candidates through recommendations from non-management directors, executive officers, including the Chief Executive Officer, and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee’s policy to consider:

•	Whether the candidate is independent as defined in Occidental’s Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;

•	Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;

•

Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership, including consideration of the diversity characteristics set forth in Occidental’s Corporate Governance Policies further described at www.oxy.com; and

•

Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its Charter, the Nominating Committee will not recommend any candidate to the Board who has not been interviewed by the Nominating Committee.

In accordance with its Charter, the Nominating Committee annually reviews its performance and reports its findings to the Board. The Nominating Committee also assists the Board in performing its self-evaluation, which includes an assessment of whether the Board has the necessary diversity of skills, backgrounds and experiences to meet Occidental’s ongoing needs.

Procedure to Nominate Candidates

Under Occidental’s by-laws, stockholders may nominate a person for election to the Board at an annual meeting by complying with the advance notice procedures of the by-laws and attending the annual meeting to make the necessary motion. The notice must be received between September 1 and November 30 of the year preceding the meeting and include the information required by Article III, Section 2 of the by-laws.

Annual Report

Occidental’s 2014 Annual Report on Form 10-K is concurrently mailed to stockholders. The Annual Report contains consolidated financial statements of Occidental and its subsidiaries and the reports thereon of KPMG LLP, independent auditors.

Sincerely,

Marcia E. Backus

Senior Vice President, General Counsel and Corporate Secretary

Houston, Texas

March 24, 2015

It is important that proxies be returned promptly. Please complete, sign, date and return the accompanying form or forms of proxy in the enclosed envelope or follow the procedures outlined on the card to submit your proxy by telephone or Internet.

Occidental Petroleum Corporation	64

Exhibit A

EXHIBIT A

OCCIDENTAL PETROLEUM CORPORATION 2015 LONG-TERM INCENTIVE PLAN

1.

Purpose. The purpose of the Occidental Petroleum Corporation 2015 Long Term Incentive Plan (the “Plan”) is to provide a means through which Occidental Petroleum Corporation, a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Bonus Stock, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Conversion Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.	Definitions. Capitalized terms used but not otherwise defined in the Plan shall be defined as set forth below:

(a)

“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)

“Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Bonus Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, Conversion Award or Performance Award, together with any other right or interest granted under the Plan.

(c)	“Award Agreement” means any written instrument that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Bonus Stock” means unrestricted shares of Stock granted under Section 6(f) hereof.

(f)	“Cash Award” means an Award denominated in cash granted under Section 6(i) hereof.

(g)

“Cause” means, unless a different meaning is set forth in a written employment agreement between the Company or one of its Subsidiaries and the Participant or in the applicable Award Agreement, a determination by the Board that the Participant (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of the Participant’s duties with respect to the Company or one of its Subsidiaries, (ii) has failed without proper legal reason to perform the Participant’s duties and responsibilities to the Company or one of its Subsidiaries, (iii) has breached any material provision of any written agreement between the Company or one of its Subsidiaries and the Participant or corporate policy or code of conduct established by the Company or one of its Subsidiaries, (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company or one of its Subsidiaries, (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company or one of its Subsidiaries, or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction); provided, however, that upon the occurrence of one or more conditions specified in (i) through (iv) above, the Board shall provide notice to the Participant of the existence of such condition(s) and the Participant shall have 30 days following receipt of such notice to correct such condition(s), the determination of whether such condition(s) has been corrected shall be made by the Board in its sole discretion, exercised in good faith, and any failure by the Participant to correct such condition(s) shall result in the Participant’s termination of employment for Cause upon expiration of such 30 day corrective period.

(h)	“Change in Control” means the occurrence of any of the following events:

(i)

Approval by the stockholders of the Company of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control under clause (ii) below;

65	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

(ii)

Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries or other Affiliates of the Company (a “Business Combination”), unless (A) as a result of the Business Combination, more than 50 percent of the outstanding voting power of the surviving or resulting entity or a parent thereof (the “Surviving Entity”) immediately after the Business Combination is, or will be, owned, directly or indirectly, by persons who were holders of the Company’s voting securities immediately before the Business Combination; (B) no “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 30 percent of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (C) at least 50 percent of the members of the board of directors or other governing body of the Surviving Entity were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(iii)

Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities, other than as a result of (A) an acquisition directly from the Company; (B) an acquisition by the Company; or (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

(iv)

During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Board members or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Notwithstanding the definition above, with respect to any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, a “Change in Control” for purposes of triggering the exercisability, settlement or other payment or distribution of such Award shall not occur unless a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” as defined in Treasury Regulation §1.409A-3(i)(5), has also occurred.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)

“Committee” means the Executive Compensation Committee of the Board (or its successor) or another committee designated by the Board, which, in any case, unless otherwise determined by the Board, shall consist solely of two or more directors, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation §1.162-27.

(k)	“Conversion Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.

(l)

“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

(m)

“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(n)	“Effective Date” means May 1, 2015.

(o)

“Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company; provided, that, any such individual must be an “employee” within the meaning of General Instruction A.1(a) to Form S-8 of the Company or a parent or subsidiary of the Company. An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in the Plan.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(q)

“Excluded Person” means any employee benefit plan of the Company and any trustee or other fiduciary holding securities under a Company employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act.

Occidental Petroleum Corporation	66

Exhibit A

(r)

“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(s)

“Good Reason” means, unless a different meaning is set forth in a written employment agreement between the Company or one of its Subsidiaries and the Participant or in the applicable Award Agreement, the occurrence of any of the following conditions without the Participant’s consent (i) a material diminution in the Participant’s base compensation, (ii) a material diminution in the Participant’s authority, duties or responsibilities, or (iii) a material change in the geographic location at which the Participant must perform services; provided, however, that a termination of employment for Good Reason shall not be effective unless the Participant provides notice to the Company or one of its Subsidiaries, as applicable, of the existence of one or more of the foregoing conditions within 80 days of the initial existence of the condition(s), such condition(s) remains uncorrected for 30 days after receipt of such notice by the Company or one of its Subsidiaries, as applicable, and the date of the Participant’s termination of employment occurs within 120 days after the initial existence of such condition(s).

(t)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(u)

“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(v)	“Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.
(w)	“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(x)	“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(y)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(z)

“Performance Award” means an Award granted to an Eligible Person under Section 6(k) hereof, the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) depends upon achievement of performance goals specified by the Committee.

(aa)	“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, subject to certain restrictions and a risk of forfeiture.

(bb)

“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).

(cc)

“Retention Award” means a Performance Award (which may or may not be designated as a Section 162(m) Award) that is granted for purposes of retention and that is only settleable at either 0% or 100% of the specified target amount, depending upon achievement of the applicable performance goal or goals.

(dd)	“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

(ee)

“Section 162(m) Award” means a Performance Award granted under Section 6(k)(i) hereof that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

(ff)	“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(gg)	“Stock” means the Company’s common stock, par value $0.20 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 8.

(hh)	“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

67	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

(ii)

“Subsidiary” means, with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3.	Administration.

(a)

Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board” (provided that only a committee comprised solely of two or more directors, each of whom is an “outside director” within the meaning of Treasury Regulation §1.162-27, may take action with respect to any Section 162(m) Award (unless the Company determines that it is no longer necessary or appropriate for such Award to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code)). Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)

determine the Eligible Persons to whom, and the time or times at which, Awards will be granted, including the date of grant of an Award, which may be a designated date after but not before the date of the Committee’s action;

(ii)	determine the type or types of Awards to be granted to an Eligible Person and the amount of cash and/or the number of shares of Stock that shall be the subject of each Award;

(iii)	determine the terms and conditions of any Award (which need not be identical), consistent with the terms of the Plan;

(iv)	modify, waive or adjust any term or condition of an Award that has been granted pursuant to Section 8 hereof;

(v)	interpret and administer the Plan and any Award Agreement or other instrument relating to an Award made under the Plan;

(vi)	establish, amend, suspend, or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan; and

(vii)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Notwithstanding the foregoing, the Committee shall not have any discretion to waive or modify (A) any term or condition of any Section 162(m) Award if such discretion would cause the Award to fail to qualify as “performance-based compensation” (unless the Company determines that it is no longer necessary or appropriate for such Award to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code) or (B) the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such waiver or modification would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(b)

Manner of Exercise of Committee Authority. A majority of the members of the Committee shall constitute a quorum, and the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c)

Delegation. Subject to Section 3(e), the Board may delegate different levels of authority to different committees with administrative and grant authority under the Plan, provided that each designated committee granting any Awards hereunder shall consist exclusively of a member or members of the Board. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include such designated committee. The Committee may (i) delegate authority to grant awards under the Plan for new employees to an officer of the Company who is also a director, to the extent that such delegation will not violate state corporate law or result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act and will not cause any Section 162(m) Award to fail to qualify as “performance-based compensation,” and (ii) delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary or to third parties.

(d)

Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken

Occidental Petroleum Corporation	68

Exhibit A

or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)

Awards to Nonemployee Directors. Notwithstanding any provision in the Plan to the contrary and without being subject to management discretion, the Board, acting through the “nonemployee directors” (within the meaning of Rule 16b-3(b)(3)) only, shall have the authority, in its sole and absolute discretion, to select nonemployee directors to receive Awards (other than ISOs) under the Plan; provided, that, in each calendar year, during any part of which the Plan is in effect, a nonemployee director may not be granted Awards relating to more than fifty thousand (50,000) shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8. The Board, acting through the nonemployee directors only, shall set the terms of any such Awards in its sole and absolute discretion, including with respect to any provisions relating to vesting. For the avoidance of doubt, the decisions made by the Board with respect to grants to nonemployee directors shall be independent from decisions made by the Committee with respect to individuals other than nonemployee directors.

(f)

Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any one of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.	Stock Subject to Plan.

(a)

Overall Number of Shares Available for Delivery. Subject to the limitations set forth in the Plan, the total number of shares of Stock reserved and available for issuance in connection with Awards under the Plan shall not exceed thirty-five million (35,000,000) shares. In addition to the thirty-five million (35,000,000) shares, any shares subject to awards under the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan (the “2005 Plan”) that, following the Effective Date, are forfeited, cancelled or terminated, expire unexercised or are settled in cash in lieu of Stock will also be available for the grant of Awards under the Plan. Any shares of Stock issued in connection with Awards other than Options and SARs shall be counted against the limits described above as three (3) shares of Stock for every one (1) share issued in connection with such Award or by which the Award is valued by reference as three (3) shares. A maximum of thirty five million (35,000,000) shares of Stock of the total authorized under this Section 4(a) may be granted as Incentive Stock Options. Notwithstanding anything contrary in the Plan, no Participant may be granted, during any calendar year, an Award consisting of Options or SARs that are exercisable for more than two million (2,000,000) shares of Stock. The limitations of this Section 4(a) shall be subject to the adjustment provisions of Section 8.

(b)

Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Conversion Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)

Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under the Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to Restricted Stock, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or SAR that was exercised, or (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for future

69	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

Awards under the Plan. If an Award may be settled only in cash, such Award need not be counted against any of the share limits under this Section 4 but will remain subject to the limitations in Section 5 to the extent required to preserve the status of any Section 162(m) Award.

(d)

Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.

Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to persons who are Eligible Persons at the time of grant thereof. In each calendar year, during any part of which the Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than one million (1,000,000) shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of fifteen million dollars ($15,000,000). For the avoidance of doubt, the fungible share counting rule set forth in Section 4(a) shall not apply to the limitations in this Section 5.

6.	Specific Terms of Awards.

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)	Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:

(i)

Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock or other Award purchasable pursuant to the Option (the “Exercise Price”); provided, however, that except as provided in Section 6(j) or in Sections 8(b) through 8(h) hereof, the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)

Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock or other Awards will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)

ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability

Occidental Petroleum Corporation	70

Exhibit A

or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)

Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)

Grant Price. Each Award Agreement evidencing a SAR shall state the grant price per share of Stock; provided, however, that except as provided in Section 6(j) or in Sections 8(b) through 8(h) hereof, the grant price per share of Stock subject to a SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)

Time and Method of Exercise. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which a SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards.

(iv)

Rights Related to Options. A SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. Except in the case of a Retention Award, dividends with respect to any Performance Award shall be subject to the same performance goals as the Performance Award with respect to which the dividends accrue and shall not be paid until such Performance Award has vested and been earned.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)

Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

71	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

(ii)

Settlement. Settlement of a vested Restricted Stock Unit shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of cash or Stock, or a combination thereof, in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, as determined by the Committee at the date of grant or thereafter.

(f)

Bonus Stock. The Committee is authorized to grant an Award of Bonus Stock under the Plan to any Eligible Person as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)

Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or Bonus Stock). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Dividend Equivalents shall, absent a contrary provision in the applicable Award Agreement, be paid to a Participant without restriction at the same time as ordinary cash distributions are paid by the Company to its stockholders. Notwithstanding the foregoing, except in the case of a Retention Award, Dividend Equivalents awarded in connection with any Performance Award shall be subject to the same performance goals as the Performance Award with respect to which the dividends accrue and shall not be paid until such Performance Award has vested and been earned. Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(h)

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)

Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to any other Award under the Plan, to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(j)

Conversion Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Conversion Awards that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

(k)

Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(k)(i) hereof in the case of any Section 162(m) Award. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award may range from one to seven years.

(i)

Section 162(m) Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(k)(i); provided,

Occidental Petroleum Corporation	72

Exhibit A

however, that nothing in this Section 6(k) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code or from determining that it is no longer necessary or appropriate for such Awards to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code.

(A)

Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(B)	Performance Criteria.

(1)

Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company, shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (a) accounts receivable (“A/R”); (b) A/R day sales outstanding; (c) achievement of balance sheet or income statement objectives; (d) adjusted cash flow from operations; (e) adjusted non-GAAP net income; (f) after-tax operating income; (g) capital expenditures; (h) capital or investment; (i) capital project deliverables; (j) cash flow; (k) cash flow return; (l) comparative shareholder return; (m) contribution margin; (n) corporate value and sustainability measures which may be objectively determined (including ethics, compliance, safety, environmental and personnel matters); (o) cost per unit of production or unit of output; (p) debt/proved reserves; (q) debt; (r) discretionary cash flow (non-GAAP); (s) drilling results; (t) earnings before interest expense and taxes (“EBIT”); (u) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (v) earnings per share (“EPS”) (GAAP or non-GAAP); (w) economic value added (“EVA”): (x) environmental sustainability measures, such as reduction in carbon output or in greenhouse gas emissions; (y) expense reduction or management; (z) exploration costs; (aa) finding/development costs; (bb) forward-year cash flow multiple; (cc) funds from operations; (dd) general and administrative expense; (ee) implementation or completion of critical projects or processes; (ff) improvement of financial ratings; (gg) interest coverage; (hh) inventory; (ii) inventory turns; (jj) market share; (kk) net income; (ll) net income per share; (mm) operating cash flow; (nn) operating expenses (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation, general and administrative costs, and other components of operating expenses); (oo) operating income; (pp) operating profit or net operating profit; (qq) operating ratio; (rr) overhead cost; (ss) pre-tax earnings; (tt) pretax income or after tax income; (uu) pre-tax margin; (vv) proceeds from dispositions; (ww) production efficiency; (xx) production growth; (yy) production volumes; (zz) regulatory compliance; (aaa) reserve growth; (bbb) reserve replacement; (ccc) return on assets; (ddd) return on average assets; (eee) return on average equity; (fff) return on capital employed; (ggg) return on equity; (hhh) return on investment; (iii) return on investors’ capital; (jjj) return on net assets; (kkk) return on operating revenue; (lll) revenues; (mmm) safety performance and/or incident rate; (nnn) sales; (ooo) satisfactory internal or external audits; (ppp) shareholder value; (qqq) stock price appreciation; (rrr) stockholder equity; (sss) total cost per barrel or barrel of oil equivalent (“BOE”); (ttt) total stockholder return (“TSR”); (uuu) unit costs; (vvv) working capital; or (www) any of the above goals determined on an absolute or relative basis, as a ratio with other business criteria set forth in this Section 6(k)(i)(B)(1), or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, pre-tax or after-tax, before or after special charges, or any combination of the foregoing. Unless otherwise stated, such performance goal need not be based upon an increase or positive result under a particular business criterion set forth in this Section 6(k)(i)(B)(1) and could include, for example, maintaining the status quo or limiting economic losses (measured in each case by reference to specific business criteria set forth in this Section 6(k)(i)(B)(1)). The terms

73	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

above are used as applied under generally accepted accounting principles (if applicable) and in the Company’s financial reporting.

(2)

Individual Performance Criteria. The grant, exercise, vesting and/or settlement of a Section 162(m) Award may also be contingent upon individual performance goals established by the Committee. If required for compliance with the requirements for “performance-based compensation” under section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(3)

Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established in accordance with Section 6(k)(i)(C) hereof, provide for the manner in which performance will be measured against the performance goals to reflect the impact of specified events with respect to the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual and nonrecurring items or unusual or infrequently occurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) items that the Board has determined do not represent core operations of the Company, specifically including but not limited to interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (n) marked-to-market adjustments for financial instruments; or (o) any other extraordinary events or occurrences identified by the Committee, including but not limited to such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the provisions of Sections 8(b) through 8(h) of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustment in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code, unless the Company determines that it is no longer necessary or appropriate for such Award to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code.

(C)

Timing for Establishing Performance Goals. Not later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall determine (1) the Eligible Persons who will potentially receive such Section 162(m) Awards, (2) the number of shares of Stock or other amount potentially payable under such Section 162(m) Awards, and (3) the applicable performance goal or goals based on one or more of the business criteria set forth in Section 6(k)(i)(B) hereof.

(D)

Performance Award Pool. The Committee may establish an unfunded pool for purposes of measuring performance in connection with Section 162(m) Awards, with the amount of such pool based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 6(k)(i)(B) hereof during the given performance period, as specified by the Committee in accordance with Section 6(k)(i)(C) hereof, including the timing requirements set forth therein. The Committee may, in its discretion, adjust the amount of such Performance Award pool to reflect the events or occurrences set forth in Section 6(k)(i)(B)(3). The Committee may specify the amount of the pool as

Occidental Petroleum Corporation	74

Exhibit A

a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(E)

Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of the applicable performance period and before any Section 162(m) Award is paid, the Committee shall certify that the performance goals applicable to such Award were in fact satisfied and shall determine the number of shares or other amount, if any, earned by or otherwise payable to a Participant. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with such Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of such Award.

(F)

Written Determinations. All determinations by the Committee as to (1) the establishment of performance goals, (2) the number of shares or other amount potentially payable under a Section 162(m) Award, or (3) the achievement of performance goals relating to and final settlement or payment of a Section 162(m) Award, shall be made in writing. The Committee may not delegate any responsibility relating to such Section 162(m) Awards.

(G)

Options and SARs. Notwithstanding the foregoing provisions of this Section 6(k)(i), Options and SARs with an Exercise Price or grant price not less than Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals.

(ii)

Status of Section 162(m) Awards. It is the intent of the Company that Performance Awards granted to Eligible Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder shall, if designated by the Committee as Section 162(m) Awards, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms governing such Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder and, if any provision of the Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m)

of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

7.	Certain Provisions Applicable to Awards.

(a)

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

(b)

No Repricing; No Reload Options. Notwithstanding any provision of the Plan to the contrary (other than in accordance with Sections 8(b) through 8(h) hereof), without the approval of stockholders, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs. Reload Options may not be granted under the Plan.

(c)	Limit on Transfer of Awards.

(i)

Except as provided in Section 7(c)(iii) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(ii)

Except as provided in Section 7(c)(iii) below, no Award and no right under any such Award may be assigned, alienated, pledged, hedged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)

To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, an Award may be transferred pursuant to a Participant’s written beneficiary form or will or the laws of descent and distribution or, if approved or

75	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

ratified by the Committee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order. Notwithstanding the foregoing provisions of this Section 7(c), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(d)

Minimum Vesting Requirements. The minimum vesting or forfeiture restriction period for Awards (other than Performance Awards, which are subject to the performance period requirements described in Section 6(k), and Cash Awards) shall be three years, with such vesting or lapse of forfeiture restrictions occurring either on a pro-rata basis, with any pro-rata formula determined in the good faith discretion of the Committee (provided no tranche of any Award shall vest prior to one year from the date of grant of such Award, except as provided below in this Section 7(d)), or all at the end of such period, as determined by the Committee and subject to the Committee’s authority pursuant to Section 7(j) and Section 8 of the Plan in the event of a Participant’s termination of employment or service or upon the occurrence of certain events. Notwithstanding the foregoing, a vesting or forfeiture restriction period of less than three years may be approved for Awards (other than Performance Awards and Cash Awards) with respect to up to 10% of the shares of Stock authorized for issuance under Section 4(a) of the Plan.

(e)

Term of Awards. Except as otherwise specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required with respect to an ISO under section 422 of the Code).

(f)

Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend

Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. The Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(g)

Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(h)	Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(i)

Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award to a general release of claims and/or a noncompetition or other restrictive covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(j)

Termination of Service. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the applicable Award Agreement.

8.	Amendment; Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)

Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or

Occidental Petroleum Corporation	76

Exhibit A

Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(h) will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(b)

Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(c)

Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)

If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)

If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)

Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(d)

Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such

77	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

Award shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(e)

Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(f)	Change in Control.

(i)

Double Trigger Vesting. In the event of a Change in Control, the vesting and forfeiture restrictions on an Award shall not lapse, and the time of exercisability of an Award shall not be accelerated to a date, in either case, earlier than (A) the original date specified for the lapse of such vesting and forfeiture restrictions or the time of exercise in the applicable Award Agreement, or (B) the date the Participant’s employment or other service relationship with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without Cause or by the Participant for Good Reason, provided such termination date occurs within 12 months following the date of such Change in Control.

(ii)

Award Adjustments. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options, SARs or other Awards held by any individual holder: (A) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash (or other consideration including securities or other property) per share equal to (1) with respect to any

Option or SAR, the excess, if any, of the amount calculated in Section 8(g) (the “Change in Control Price”) with respect to the shares subject to such Option or SAR over the Exercise Price or grant price applicable to such Option or SAR (except that to the extent the Exercise Price or grant price under any such Option or SAR is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Option or SAR), or (2) with respect to any other Award, the Change in Control Price, and provided, that, in either case, the Committee may determine that, notwithstanding the cancellation of all shares subject to an Award, any such cash payment shall only be made for shares for which such Award is vested and/or exercisable; (B) provide for the assumption, substitution or continuation of Awards by the successor company or a parent or subsidiary thereof; or (C) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(g)

Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 8(g), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8(g) or in Section 8(f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(h)

Impact of Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the

Occidental Petroleum Corporation	78

Exhibit A

grant of any Award and not otherwise provided for by this Section 8, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor person, or the cash settlement of such Awards in exchange for the cancellation thereof, or the cancellation of Awards either with or without consideration. In the event of any such change in the outstanding Stock, the share limitations in Sections 4 and 5 of the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

9.	General Provisions.

(a)

No Rights to Award. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

Tax Withholding. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine the form of payment of such tax withholding obligations, including without limitation cash or cash equivalents, Stock (including previously owned shares or through a cashless or net settlement or a broker-assisted sale or other reduction of the amount of shares otherwise issuable pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. This shall include authority to, in the discretion of the Committee with respect to any Participant who is subject to Rule 16b-3 (which Committee, for these purposes, shall be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) or the full Board and which such discretion may not be delegated to management), withhold, sell or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis; provided, that if such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the number of shares of Stock that may be so withheld (or surrendered) shall be limited to the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, as determined by the Committee.

(c)

Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(d)

Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(e)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly

79	2015 Notice of Annual Meeting and Proxy Statement

Exhibit A

determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(f)

Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Subsidiary.

(g)

Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards that do not constitute “performance-based compensation” under section 162(m) of the Code. Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(h)

Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)	Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)	Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l)

Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of such other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Stock or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(m)

Clawback. Awards granted under the Plan are made subject to compliance with the Company’s Code of Business Conduct or policies referenced therein (“CBC”). In the event of breach or violation of the CBC, disciplinary action under this Section 9(m) may include, without limitation, reduction, cancelation, forfeiture or

Occidental Petroleum Corporation	80

Exhibit A

recoupment of Awards as determined by the Committee. In addition, Awards granted under the Plan shall be subject to any written clawback policy that the Company, with the approval of the Board, may adopt to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and the New York Stock Exchange and that the Company determines should apply to the Plan. A Participant’s acceptance of any Award issued under the Plan will constitute such Participant’s agreement to subject the Award to such potential clawback, reduction, cancelation, forfeiture or recoupment in accordance with this Section 9(m).

(n)

Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(n) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, and/or sale of any Award (or the Stock underlying such Award) granted hereunder, or should be interpreted as such and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith. To the extent that the Board determines an Award is subject to the Nonqualified Deferred Compensation Rules and fails to comply with the Nonqualified Deferred Compensation Rules, the Board reserves the right (without any obligation to do so) to amend, restructure, terminate or replace such Award in order to cause the Award to either not be subject to section 409A or to comply with the applicable provisions of such section.

(o)

Plan Effective Date and Term. The Plan was adopted by the Board on February 11, 2015, and approved by the stockholders of the Company on May 1, 2015, to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination date until the final disposition of such Award.

81	2015 Notice of Annual Meeting and Proxy Statement

Occidental Petroleum Corporation

www.oxy.com

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Paper from responsible sources
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This Proxy Statement is printed on Forest Stewardship Council®-certified paper that contains wood from well-managed forests, controlled sources and recycled wood or fiber.

ON THE COVER: *Occidental's operations near Midland, Texas*

ADMISSION TICKET
2015 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 1, 2015	Meeting Hours
Bravo Ballroom Hotel Derek 2525 West Loop South Houston, Texas	Registration begins 9:30 AM Meeting starts 10:30 AM

BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING. DO NOT MAIL.

This admission ticket admits you and one guest to the meeting. You will not be admitted to the meeting without valid government-issued photo identification (such as a driver’s license or passport) and this admission ticket or other proof of stock ownership as of March 10, 2015, the record date. Cell phones, laptops, tablets, recording equipment, other electronic devices, large bags, briefcases and packages will not be permitted in the meeting.

DIRECTIONS
Going North on I-610		Going South on I-610
—	Exit Westheimer Road	—	Exit Westheimer Road
— —	Turn right onto Westheimer Road Hotel Derek is on the northeast corner of West Loop South Service Road and Westheimer Road	—	Turn left (east) underneath I-610 onto Westheimer Road
		—	Hotel Derek is on the northeast corner of West Loop South Service Road and Westheimer Road
PARKING FOR STOCKHOLDERS
—	Please note that the address of the hotel is on West Loop South, but the main entrance to the self-parking garage is on Westheimer Road.
—	The parking garage may be accessed from West Loop South Service Road.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 1, 2015. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Fold and detach here

PROXY
OCCIDENTAL PETROLEUM CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

STEPHEN I. CHAZEN and MARCIA E. BACKUS, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 1, 2015, and at any adjournment, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed on the reverse side of this card. Where no direction is given, such shares will be voted FOR Proposals 1, 2, 3 and 4 and AGAINST Proposals 5, 6, 7 and 8. In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.
Your proxy will be kept confidential in accordance with the confidential voting policy described in the Proxy Statement and posted at http://confidentialvoting.oxy.com.
(Continued and to be marked, dated and signed, on the other side)

2015 ANNUAL MEETING OF STOCKHOLDERS	COMPANY NUMBER

ACCOUNT NUMBER

MAY 1, 2015

PROXY VOTING INSTRUCTIONS

We encourage you to take advantage of Internet or telephone voting, both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time, April 30, 2015, the day prior to the Annual Meeting.

INTERNET Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 1, 2015. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet or telephone.

If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign, date, and return this proxy card.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of each nominee for Director.

1. Election of Directors	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Spencer Abraham	☐	☐	☐	Margaret M. Foran	☐	☐	☐

Howard I. Atkins	☐	☐	☐	Carlos M. Gutierrez	☐	☐	☐

Eugene L. Batchelder	☐	☐	☐	William R. Klesse	☐	☐	☐

Stephen I. Chazen	☐	☐	☐	Avedick B. Poladian	☐	☐	☐

John E. Feick	☐	☐	☐	Elisse B. Walter	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 – 4.

				2. Advisory Vote Approving Executive Compensation	☐	☐	☐

				3. Approval of the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan	☐	☐	☐

				4. Ratification of Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 5 – 8.

				5. Recovery of Unearned Management Bonuses	☐	☐	☐

				6. Proxy Access	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	7. Methane Emissions and Flaring	☐	☐	☐
				8. Review Lobbying at Federal, State, Local Levels	☐	☐	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET
2015 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 1, 2015	Meeting Hours
Bravo Ballroom Hotel Derek 2525 West Loop South Houston, Texas	Registration begins 9:30 AM Meeting starts 10:30 AM

BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING. DO NOT MAIL.

This admission ticket admits you and one guest to the meeting. You will not be admitted to the meeting without valid government-issued photo identification (such as a driver’s license or passport) and this admission ticket or other proof of stock ownership as of March 10, 2015, the record date. Cell phones, laptops, tablets, recording equipment, other electronic devices, large bags, briefcases and packages will not be permitted in the meeting.

DIRECTIONS
Going North on I-610		Going South on I-610
—	Exit Westheimer Road	—	Exit Westheimer Road
—	Turn right onto Westheimer Road	—	Turn left (east) underneath I-610 onto Westheimer Road
—	Hotel Derek is on the northeast corner of West Loop South Service Road and Westheimer Road
		—	Hotel Derek is on the northeast corner of West Loop South Service Road and Westheimer Road
PARKING FOR STOCKHOLDERS
—	Please note that the address of the hotel is on West Loop South, but the main entrance to the self-parking garage is on Westheimer Road.
—	The parking garage may be accessed from West Loop South Service Road.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 1, 2015. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com. In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the Savings Plan Trustee.

Fold and detach here VOTING INSTRUCTION CARD
OCCIDENTAL PETROLEUM CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN:

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 1, 2015, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental’s Board of Directors. I understand that the Trustee will vote the shares which are held for my account pursuant to the Occidental Petroleum Corporation Savings Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Eugene L. Batchelder, Stephen I. Chazen, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, William R. Klesse, Avedick B. Poladian and Elisse B. Walter. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event that I do not return this card, or it is not received by April 27, 2015, any shares held for my account in the Occidental Petroleum Corporation Savings Plan will be voted by you, as Trustee, in accordance with the direction of the Plan’s Administration Committee.

(Continued and to be marked, dated and signed, on the other side)

2015 ANNUAL MEETING OF STOCKHOLDERS	COMPANY NUMBER

ACCOUNT NUMBER

MAY 1, 2015
PROXY VOTING INSTRUCTIONS

We encourage you to take advantage of Internet or telephone voting, both are available 24 hours a day, 7 days a week. Your voting instructions must be received by 11:59 PM Eastern Time, April 27, 2015, in order to be counted.

INTERNET Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 1, 2015. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet or telephone.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this voting instruction card will be voted as directed below. Where no instruction is given, such shares will be voted in accordance with the direction of the Plan’s Administration Committee. In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the Savings Plan Trustee.

The Board of Directors recommends a vote FOR the election of each nominee for Director.
1. Election of Directors	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Spencer Abraham	☐	☐	☐	Margaret M. Foran	☐	☐	☐

Howard I. Atkins	☐	☐	☐	Carlos M. Gutierrez	☐	☐	☐
Eugene L. Batchelder	☐	☐	☐	William R. Klesse	☐	☐	☐

Stephen I. Chazen	☐	☐	☐	Avedick B. Poladian	☐	☐	☐
John E. Feick	☐	☐	☐	Elisse B. Walter	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 – 4.

				2. Advisory Vote Approving Executive Compensation	☐	☐	☐

				3. Approval of the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan	☐	☐	☐
				4. Ratification of Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 5 – 8.
				5. Recovery of Unearned Management Bonuses	☐	☐	☐

				6. Proxy Access	☐	☐	☐
				7. Methane Emissions and Flaring	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	8. Review Lobbying at Federal, State, Local Levels	☐	☐	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET
2015 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 1, 2015	Meeting Hours
Bravo Ballroom Hotel Derek 2525 West Loop South Houston, Texas	Registration begins 9:30 AM Meeting starts 10:30 AM

BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING. DO NOT MAIL.

This admission ticket admits you and one guest to the meeting. You will not be admitted to the meeting without valid government-issued photo identification (such as a driver’s license or passport) and this admission ticket or other proof of stock ownership as of March 10, 2015, the record date. Cell phones, laptops, tablets, recording equipment, other electronic devices, large bags, briefcases and packages will not be permitted in the meeting.

DIRECTIONS
Going North on I-610		Going South on I-610
—	Exit Westheimer Road	—	Exit Westheimer Road
—	Turn right onto Westheimer Road	—	Turn left (east) underneath I-610 onto Westheimer Road
—	Hotel Derek is on the northeast corner of West Loop South Service Road and Westheimer Road
		—	Hotel Derek is on the northeast corner of West Loop South Service Road and Westheimer Road
PARKING FOR STOCKHOLDERS
—	Please note that the address of the hotel is on West Loop South, but the main entrance to the self-parking garage is on Westheimer Road.
—	The parking garage may be accessed from West Loop South Service Road.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 1, 2015. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com. In accordance with the confidential voting policy described in the Proxy Statement and posted at http://confidentialvoting.oxy.com, your vote will be kept confidential.

Fold and detach here VOTING INSTRUCTION CARD
OCCIDENTAL PETROLEUM CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO THE TRUSTEE OF THE RETIREMENT SAVINGS PROGRAM FOR EMPLOYEES OF OXY VINYLS CANADA CO.:

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 1, 2015, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental’s Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Retirement Savings Program for Employees of Oxy Vinyls Canada Co. in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Eugene L. Batchelder, Stephen I. Chazen, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, William R. Klesse, Avedick B. Poladian and Elisse B. Walter. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event I do not return this card, or it is not received by April 27, 2015, any shares held for my account in the Retirement Savings Program for Employees of Oxy Vinyls Canada Co. will be voted by you in accordance with the direction of the Program’s Retirement Committee.

(Continued and to be marked, dated and signed, on the other side)

2015 ANNUAL MEETING OF STOCKHOLDERS	COMPANY NUMBER

ACCOUNT NUMBER

MAY 1, 2015
PROXY VOTING INSTRUCTIONS

We encourage you to take advantage of Internet or telephone voting, both are available 24 hours a day, 7 days a week. Your voting instructions must be received by 11:59 PM Eastern Time, April 27, 2015, in order to be counted.

INTERNET Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 1, 2015. The Proxy Statement and Annual Report to security holders are available at www.oxypublications.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet or telephone.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this voting instruction card will be voted as directed below. Where no instruction is given, such shares will be voted in accordance with the direction of the Program’s Retirement Committee.

The Board of Directors recommends a vote FOR the election of each nominee for Director.
1. Election of Directors	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Spencer Abraham	☐	☐	☐	Margaret M. Foran	☐	☐	☐

Howard I. Atkins	☐	☐	☐	Carlos M. Gutierrez	☐	☐	☐
Eugene L. Batchelder	☐	☐	☐	William R. Klesse	☐	☐	☐

Stephen I. Chazen	☐	☐	☐	Avedick B. Poladian	☐	☐	☐
John E. Feick	☐	☐	☐	Elisse B. Walter	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 – 4.
				2. AdvisoryVote Approving Executive Compensation	☐	☐	☐

				3. Approvalof the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan	☐	☐	☐
				4. Ratificationof Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposals 5 – 8.
				5. Recoveryof Unearned Management Bonuses	☐	☐	☐

				6. ProxyAccess	☐	☐	☐
				7. MethaneEmissions and Flaring	☐	☐	☐

To change the address on your account, please check the box

at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	8. ReviewLobbying at Federal, State, Local Levels	☐	☐	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.